                                                                     Exhibit 4.1

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                      BANC OF AMERICA FUNDING CORPORATION,

                                  as Depositor,

                             WELLS FARGO BANK, N.A.,
                as Master Servicer and Securities Administrator,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated January 31, 2006

                       Mortgage Pass-Through Certificates

                                  Series 2006-1

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                                          TABLE OF CONTENTS

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                                             ARTICLE I
                                            DEFINITIONS

Section 1.01     Defined Terms....................................................................5
Section 1.02     Interest Calculations...........................................................42

                                            ARTICLE II
                  CONVEYANCE OF MORTGAGE LOANS ORIGINAL ISSUANCE OF CERTIFICATES

                                            ARTICLE III
                       ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

Section 3.06     Rights of the Depositor, the Securities Administrator and the Trustee
                     in Respect of the Master Servicer...........................................58
Section 3.07     Trustee to Act as Master Servicer...............................................58
Section 3.08     Servicer Custodial Accounts and Escrow Accounts.................................58
Section 3.09     Collection of Mortgage Loan Payments; Master Servicer Custodial
                     Account; Certificate Account and Reserve Fund...............................59
Section 3.10     Access to Certain Documentation and Information Regarding the
                     Mortgage Loans..............................................................63
Section 3.11     Permitted Withdrawals from the Certificate Account and the Master

                                               - i -

Section 3.17     Documents, Records and Funds in Possession of the Master Servicer to

                                            ARTICLE IV
                                   MASTER SERVICER'S CERTIFICATE

Section 4.01     Master Servicer's Certificate...................................................77

                                             ARTICLE V
                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS; REMIC ADMINISTRATION

                                            ARTICLE VI
                                         THE CERTIFICATES

                                            ARTICLE VII
                               THE DEPOSITOR AND THE MASTER SERVICER

                                              - ii -

                                           ARTICLE VIII
                                              DEFAULT

Section 8.01     Events of Default..............................................................107
Section 8.02     Remedies of Trustee............................................................109
Section 8.03     Directions by Certificateholders and Duties of Trustee During Event of Default.109
Section 8.04     Action upon Certain Failures of the Master Servicer and upon Event of Default..109
Section 8.05     Trustee to Act; Appointment of Successor.......................................110
Section 8.06     Notification to Certificateholders.............................................111

                                            ARTICLE IX
                           THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01     Duties of Trustee and Securities Administrator.................................111
Section 9.02     Certain Matters Affecting the Trustee and the Securities Administrator.........114
Section 9.03     Neither Trustee nor Securities Administrator Liable for Certificates or

Section 9.15     Trustee or Securities Administrator May Enforce Claims Without
                     Possession of Certificates.................................................124
Section 9.16     Suits for Enforcement..........................................................124
Section 9.17     Waiver of Bond Requirement.....................................................124
Section 9.18     Waiver of Inventory, Accounting and Appraisal Requirement......................124

                                             ARTICLE X
                                            TERMINATION

Section 10.01    Termination upon Purchase or Liquidation of All Mortgage Loans.................124
Section 10.02    Additional Termination Requirements............................................127

                                            ARTICLE XI
                                     MISCELLANEOUS PROVISIONS

Section 11.01    Amendment......................................................................127

                                              - iii -

                                              - iv -

                                    EXHIBITS

Exhibit 1-A-1    Form of Face of Class 1-A-1 Certificate
Exhibit 1-A-2    Form of Face of Class 1-A-2 Certificate
Exhibit 1-A-3    Form of Face of Class 1-A-3 Certificate
Exhibit 1-A-4    Form of Face of Class 1-A-4 Certificate
Exhibit 1-A-5    Form of Face of Class 1-A-5 Certificate
Exhibit 1-A-6    Form of Face of Class 1-A-6 Certificate
Exhibit 1-A-7    Form of Face of Class 1-A-7 Certificate
Exhibit 1-A-8    Form of Face of Class 1-A-8 Certificate
Exhibit 1-A-9    Form of Face of Class 1-A-9 Certificate
Exhibit 1-A-10   Form of Face of Class 1-A-10 Certificate
Exhibit 1-A-11   Form of Face of Class 1-A-11 Certificate
Exhibit 1-A-12   Form of Face of Class 1-A-12 Certificate
Exhibit 1-A-13   Form of Face of Class 1-A-13 Certificate
Exhibit 1-A-14   Form of Face of Class 1-A-14 Certificate
Exhibit 1-A-15   Form of Face of Class 1-A-15 Certificate
Exhibit 1-A-16   Form of Face of Class 1-A-16 Certificate
Exhibit 1-A-17   Form of Face of Class 1-A-17 Certificate
Exhibit 1-A-18   Form of Face of Class 1-A-18 Certificate
Exhibit 1-A-19   Form of Face of Class 1-A-19 Certificate
Exhibit 1-A-20   Form of Face of Class 1-A-20 Certificate
Exhibit 1-A-21   Form of Face of Class 1-A-21 Certificate
Exhibit 1-A-22   Form of Face of Class 1-A-22 Certificate
Exhibit 1-A-23   Form of Face of Class 1-A-23 Certificate
Exhibit 1-A-24   Form of Face of Class 1-A-24 Certificate
Exhibit 1-A-25   Form of Face of Class 1-A-25 Certificate
Exhibit 1-A-26   Form of Face of Class 1-A-26 Certificate
Exhibit 1-A-27   Form of Face of Class 1-A-27 Certificate
Exhibit 1-A-28   Form of Face of Class 1-A-28 Certificate
Exhibit 2-A-1    Form of Face of Class 2-A-1 Certificate
Exhibit 2-A-2    Form of Face of Class 2-A-2 Certificate
Exhibit 3-A-1    Form of Face of Class 3-A-1 Certificate
Exhibit 3-A-2    Form of Face of Class 3-A-2 Certificate
Exhibit 3-A-R    Form of Face of Class 3-A-R Certificate
Exhibit X-IO     Form of Face of Class X-IO Certificate
Exhibit X-PO     Form of Face of Class X-PO Certificate
Exhibit B-1      Form of Face of Class B-1 Certificate
Exhibit B-2      Form of Face of Class B-2 Certificate
Exhibit B-3      Form of Face of Class B-3 Certificate
Exhibit B-4      Form of Face of Class B-4 Certificate
Exhibit B-5      Form of Face of Class B-5 Certificate
Exhibit B-6      Form of Face of Class B-6 Certificate
Exhibit X-B-1    Form of Face of Class X-B-1 Certificate
Exhibit X-B-2    Form of Face of Class X-B-2 Certificate
Exhibit X-B-3    Form of Face of Class X-B-3 Certificate
Exhibit X-B-4    Form of Face of Class X-B-4 Certificate

                                      - v -

Exhibit X-B-5    Form of Face of Class X-B-5 Certificate
Exhibit X-B-6    Form of Face of Class X-B-6 Certificate
Exhibit C        Form of Reverse of all Certificates
Exhibit D-1      Loan Group 1 Mortgage Loan Schedule
Exhibit D-2      Loan Group 2 Mortgage Loan Schedule
Exhibit D-3      Loan Group 3 Mortgage Loan Schedule
Exhibit E        Request for Release of Documents
Exhibit F        Form of Certification of Establishment of Account
Exhibit G-1      Form of Transferor's Certificate
Exhibit G-2A     Form 1 of Transferee's Certificate
Exhibit G-2B     Form 2 of Transferee's Certificate
Exhibit H        Form of Transferee Representation Letter for ERISA
                 Restricted Certificates
Exhibit I        Form of Affidavit Regarding Transfer of Residual Certificate
Exhibit J        List of Recordation States
Exhibit K        Form of Initial Certification
Exhibit L        Form of Final Certification
Exhibit M        Form of Sarbanes-Oxley Certification
Exhibit N        Form of Securities Administrator's Certification
Exhibit O        Principal Balance Schedules
Exhibit P        Form of Yield Maintenance Agreement
Exhibit Q        Relevant Servicing Criteria
Exhibit R        Additional Form 10-D Disclosure
Exhibit S        Additional Form 10-K Disclosure
Exhibit T        Form 8-K Disclosure
Exhibit U        Form of Back-up Certification

                                     - vi -

                         POOLING AND SERVICING AGREEMENT

      THIS POOLING AND SERVICING AGREEMENT, dated January 31, 2006, is hereby executed by and among BANC OF AMERICA FUNDING CORPORATION, as depositor
(together with its permitted successors and assigns, the "Depositor"), WELLS
FARGO BANK, N.A., as master servicer (together with its permitted successors and assigns, in such capacity, the "Master Servicer") and as securities administrator (together with its permitted successors and assigns, in such capacity, the "Securities Administrator"), and U.S. BANK NATIONAL ASSOCIATION,
as trustee (together with its permitted successors and assigns, the "Trustee").

                          W I T N E S S E T H  T H A T:

      In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

      In exchange for the Certificates, the Depositor hereby conveys the Trust
Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes shall be treated as three real estate mortgage investment conduits
(the "Upper-Tier REMIC," the "Intermediate Lower-Tier REMIC" and the "Lower-Tier
REMIC," respectively, and each a "REMIC"). The Uncertificated Lower-Tier
Interests will represent the "regular interests" and the Class LR Interest shall be the "residual interest" in the Lower-Tier REMIC for purposes of the REMIC
Provisions. The Uncertificated Lower-Tier Interests shall constitute the assets of the Intermediate Lower-Tier REMIC. The Uncertificated Intermediate Lower-Tier
Interests shall constitute the "regular interests" and the Class ILR Interest shall be the "residual interest" in the Intermediate Lower-Tier REMIC. The
Uncertificated Intermediate Lower-Tier Interests shall constitute the assets of the Upper-Tier REMIC. The Senior Certificates (other than the Class 3-A-R
Certificate, the Class X-IO Certificates and the Class X-PO Certificates), the
Components, the Class B Certificates and the Class X-B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The
Class UR Interest shall be the "residual interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class 3-A-R Certificate shall represent beneficial ownership of the Class LR Interest, the Class ILR Interest and the
Class UR Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity
Date.

      The following table sets forth characteristics of the Certificates and the
Components, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

                                                                    INTEGRAL
                    INITIAL CLASS        PASS-                    MULTIPLES IN
                 CERTIFICATE BALANCE    THROUGH       MINIMUM       EXCESS OF
CLASSES           OR NOTIONAL AMOUNT     RATE      DENOMINATION      MINIMUM
Class 1-A-1        $ 12,759,000.00       5.750%     $    1,000         $1
Class 1-A-2        $  3,320,000.00       5.750%     $    1,000         $1
Class 1-A-3        $    579,000.00       5.750%     $    1,000         $1
Class 1-A-4        $  4,342,000.00       5.750%     $    1,000         $1
Class 1-A-5        $  2,000,000.00       5.500%     $    1,000         $1
Class 1-A-6        $  2,000,000.00       6.000%     $    1,000         $1
Class 1-A-7        $    118,000.00       5.750%     $    1,000         $1
Class 1-A-8        $  1,057,000.00       5.750%     $    1,000         $1
Class 1-A-9        $  1,000,000.00       5.750%     $    1,000         $1
Class 1-A-10       $ 18,759,000.00       5.750%     $    1,000         $1
Class 1-A-11       $  1,524,000.00       5.750%     $    1,000         $1
Class 1-A-12       $  3,701,000.00       5.750%     $    1,000         $1
Class 1-A-13       $  1,008,000.00       5.250%     $    1,000         $1
Class 1-A-14       $  1,008,000.00       6.250%     $    1,000         $1
Class 1-A-15       $    775,000.00       5.750%     $    1,000         $1
Class 1-A-16       $    775,000.00       5.750%     $    1,000         $1
Class 1-A-17       $    775,000.00       5.750%     $    1,000         $1
Class 1-A-18       $  3,000,000.00       5.500%     $    1,000         $1
Class 1-A-19       $  3,000,000.00       6.000%     $    1,000         $1
Class 1-A-20       $ 28,000,000.00        (1)       $    1,000         $1
Class 1-A-21              (2)             (3)       $1,000,000        N/A
Class 1-A-22       $  2,621,000.00       5.750%     $    1,000         $1
Class 1-A-23       $ 50,178,000.00       5.750%     $    1,000         $1
Class 1-A-24       $  6,023,000.00       5.750%     $    1,000         $1
Class 1-A-25       $ 41,542,000.00       5.750%     $    1,000         $1
Class 1-A-26              (4)            5.750%     $1,000,000        N/A
Class 1-A-27       $ 27,041,000.00       5.500%     $    1,000         $1
Class 1-A-28       $ 35,000,000.00       5.300%     $    1,000         $1
Class 2-A-1        $105,137,000.00       5.500%     $    1,000         $1
Class 2-A-2        $  4,324,000.00       5.500%     $    1,000         $1
Class 3-A-1        $ 92,989,000.00       5.500%     $    1,000         $1
Class 3-A-2        $  3,373,000.00       5.500%     $    1,000         $1
Class 3-A-R        $        100.00       5.500%     $      100        N/A
Class B-1          $  2,923,000.00       5.500%     $   25,000         $1
Class B-2          $    687,000.00       5.500%     $   25,000         $1
Class B-3          $    344,000.00       5.500%     $   25,000         $1
Class B-4          $    229,000.00       5.500%     $   25,000         $1
Class B-5          $    172,000.00       5.500%     $   25,000         $1
Class B-6          $    172,580.00       5.500%     $   25,000         $1
Class X-IO                (5)             (5)       $1,000,000         $1
Class X-PO                (6)             (6)       $   25,000         $1

                                      - 2 -

                                                                    INTEGRAL
                    INITIAL CLASS        PASS-                    MULTIPLES IN
                 CERTIFICATE BALANCE    THROUGH       MINIMUM       EXCESS OF
CLASSES           OR NOTIONAL AMOUNT     RATE      DENOMINATION      MINIMUM
Class X-B-1        $  7,535,000.00        (7)       $   25,000         $1
Class X-B-2        $  2,021,000.00        (7)       $   25,000         $1
Class X-B-3        $  1,287,000.00        (7)       $   25,000         $1
Class X-B-4        $    735,000.00        (7)       $   25,000         $1
Class X-B-5        $    551,000.00        (7)       $   25,000         $1
Class X-B-6        $    735,601.00        (7)       $   25,000         $1

                  INITIAL COMPONENT                                 INTEGRAL
                      BALANCE OR         PASS-                    MULTIPLES IN
                  COMPONENT NOTIONAL    THROUGH      MINIMUM       EXCESS OF
COMPONENTS              AMOUNT           RATE      DENOMINATION     MINIMUM
Class 1-X-IO             (8)             5.500%        N/A            N/A
Class 2-X-IO             (8)             5.500%        N/A            N/A
Class 3-X-IO             (8)             5.500%        N/A            N/A
Class 1-X-PO       $  6,067,117.00        (9)          N/A            N/A
Class 2-X-PO       $    614,964.00        (9)          N/A            N/A
Class 3-X-PO       $    341,832.00        (9)          N/A            N/A
_______________________

(1)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-20 Certificates at the rate of 5.390% per annum. During each
     Interest Accrual Period thereafter, interest will accrue on the Class
     1-A-20 Certificates at a per annum rate equal to (i) 0.900% plus (ii)
     LIBOR, subject to a minimum rate of 0.900% and a maximum rate of 5.750%. In addition, the Class 1-A-20 Certificates will be entitled to amounts received under a yield maintenance agreement.

(2)  The Class 1-A-21 Certificates are Interest Only Certificates, have no class balance and will bear interest on their notional amount (initially approximately $28,000,000).

(3)  During the initial Interest Accrual Period, interest will accrue on the
     Class 1-A-21 Certificates at the rate of 0.360% per annum. During each
     Interest Accrual Period thereafter, interest will accrue on the Class
     1-A-21 Certificates at a per annum rate equal to (i) 4.850% minus (ii)
     LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 4.850%.

(4)  The Class 1-A-26 Certificates are Interest Only Certificates, have no class balance and will bear interest on their notional amount (initially approximately $3,914,825).

(5)  The Class X-IO Certificates are Interest Only Certificates and will be deemed for purposes of distributions of interest to consist of three
     Components: the Class 1-X-IO, Class 2-X-IO and Class 3-X-IO Components. The
     Components of a class are not severable. The initial notional amount of the
     Class X-IO Certificates will be approximately $9,635,484.

(6)  The Class X-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of three
     Components: the Class 1-X-PO, Class 2-X-PO and Class 3-X-PO Components. The
     Components of a class are not severable. The initial class balance of the
     Class X-PO Certificates will be approximately $7,023,913.

(7)  Interest will accrue on the Class X-B Certificates for each Distribution
     Date at a per annum rate equal to the weighted average (based on the Group
     Subordinate Amount for Loan Group 1 and Loan Group 3) of (i) with respect to Loan Group 1, 5.750% and (ii) with respect to Loan Group 3, 5.500%. For the initial Distribution Date in February 2006, this rate is expected to approximately 5.68183% per annum.

                                      - 3 -

(8)  The Class 1-X-IO, Class 2-X-IO and Class 3-X-IO Components are Interest
     Only Components, have no component balance and will bear interest on their notional amounts (initially approximately $3,484,085, $3,237,156 and
     $2,914,243, respectively).

(9)  The Class 1-X-PO, Class 2-X-PO and Class 3-X-PO Components are Principal
     Only Components and will not be entitled to distributions in respect of interest.

                                      - 4 -

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

      10-K Filing Deadline: As defined in Section 3.22(c).

      1933 Act: The Securities Act of 1933, as amended.

      Accretion Termination Date: The earlier to occur of (i) the Distribution
Date following the Distribution Date on which the Class Certificate Balance of the Class 1-A-20 Certificates has been reduced to zero or (ii) the related
Senior Credit Support Depletion Date.

      Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class (other than the Class X-IO Certificates), one month's interest accrued during the related Interest Accrual Period at the applicable
Pass-Through Rate on the applicable Class Certificate Balance or Notional
Amount. For any Distribution Date and the Class X-IO Certificates, the sum of
the Accrued Component Interest for each Class IO Component.

      Accrued Component Interest: For any Distribution Date and each interest-bearing Component, one month's interest accrued during the related
Interest Accrual Period at the applicable Pass-Through Rate on the related
Notional Amount.

      Additional Form 10-D Disclosure: As defined in Section 3.22(b).

      Additional Form 10-K Disclosure: As defined in Section 3.22(c).

      Additional Servicer: A Subcontractor engaged by the Master Servicer or the
Securities Administrator that is a "servicer" within the meaning of Item 1101 of
Regulation AB and meets the criteria in Item 1108(a)(2)(i) though (iii) of
Regulation AB.

      Adjusted Pool Amount: With respect to any Distribution Date and Loan
Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans of such
Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments,
Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to
Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized
Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

      Adjusted Pool Amount (Non-PO Portion): With respect to any Distribution
Date and Loan Group, the difference between the Adjusted Pool Amount and the
Adjusted Pool Amount (PO Portion) for such Loan Group.

                                      - 5 -

      Adjusted Pool Amount (PO Portion): With respect to any Distribution Date and Loan Group, the sum of the amount, calculated as follows, with respect to each Outstanding Mortgage Loan in such Loan Group: the product of (i) the PO
Percentage for such Mortgage Loan and (ii) the remainder of (A) the Cut-off Date
Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances,
Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts)
and distributed to Holders of the Certificates of the Related Group on such
Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such
Mortgage Loan from the Cut-off Date through the end of the month preceding such
Distribution Date.

      Advance: A Periodic Advance or a Servicing Advance.

      Advance Date: As to any Distribution Date and each Mortgage Loan, the
Business Day preceding the related Remittance Date.

      Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

      Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan or, in certain cases, an automated valuation model (if applicable) or tax assessed value and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the
Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or, in certain cases, an automated valuation model (if applicable) or tax assessed value, or
(ii) the appraised value determined in an appraisal made at the request of a
Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

      Assessment of Compliance: As defined in Section 3.21(a).

      Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

      Attestation Report: As defined in Section 3.21(b).

      Authenticating Agents: As defined in Section 9.10.

      Back-up Certification: As defined in Section 3.22(e).

      BAFC: Banc of America Funding Corporation.

      BAMCC: Banc of America Mortgage Capital Corporation.

                                      - 6 -

      BANA: Bank of America, National Association, a national banking association, or its successor in interest.

      BANA Servicing Agreement: The Servicing Agreement, dated January 31, 2006, by and between BAFC, as depositor, and BANA, as servicer.

      Book-Entry Certificate: All Classes of Certificates other than the
Physical Certificates.

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New
York, the states in which the servicing offices of any Servicer are located, the state or states in which the master servicing offices of the Master Servicer are located or the state or states in which the Corporate Trust Offices of the
Trustee and the Securities Administrator are located are required or authorized by law or executive order to be closed.

      Buy-Down Account: The separate Eligible Account or Accounts created and maintained by a Servicer pursuant to Section 3.08.

      Buy-Down Agreement: An agreement governing the application of Buy-Down
Funds with respect to a Buy-Down Mortgage Loan.

      Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor's monthly payment during the initial years of a
Buy-Down Mortgage Loan.

      Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related
Mortgagor will be less than the scheduled monthly interest payments on such
Mortgage Loan, with the resulting difference in interest payments being provided from Buy-Down Funds.

      Calculated Principal Distribution: As defined in Section 5.03(d).

      Certificate: Any of the Banc of America Funding Corporation Mortgage
Pass-Through Certificates, Series 2006-1 that are issued pursuant to this
Agreement.

      Certificate Account: The Eligible Account created and maintained by the
Securities Administrator pursuant to Section 3.09(b) in the name of the
Securities Administrator, on behalf of the Trustee, for the benefit of the
Certificateholders and designated "Wells Fargo Bank, N.A., as Securities
Administrator for U.S. Bank National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through
Certificates, Series 2006-1." The Certificate Account shall be deemed to consist of four sub-accounts; one for Loan Groups 1 and 3 and one for Loan Group 2, a
third sub-account referred to herein as the Intermediate Lower-Tier Certificate
Sub-Account and a fourth sub-account referred to herein as the Upper-Tier
Certificate Sub-Account. Funds in the Certificate Account shall be held in trust for the Holders of the Certificates for the uses and purposes set forth in this
Agreement.

      Certificate Balance: With respect to any Certificate (other than the Class
1-A-21, 1-A-26 and Class X-IO Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the

                                      - 7 -

Percentage Interest of such Certificate and the Class Certificate Balance of the
Class of Certificates of which such Certificate is a part. The Class 1-A-21,
1-A-26 and Class X-IO Certificates have no Certificate Balance.

      Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the
Securities Administrator.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any
Definitive Certificate, the Certificateholder of such Certificate.

      Certificate Register: The register maintained pursuant to Section 6.02.

      Certificate Registrar: The registrar appointed pursuant to Section 6.02.

      Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the
Securities Administrator shall not be responsible for knowing that any
Certificate is registered in the name of an affiliate of the Depositor or the
Master Servicer unless one of its Responsible Officers has actual knowledge thereof.

      Class: As to the Certificates, the Class 1-A-1, Class 1-A-2, Class 1-A-3,
Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9,
Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class
1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20,
Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class
1-A-26, Class 1-A-27, Class 1-A-28, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class
3-A-2, Class 3-A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class
B-6, Class X-B-1, Class X-B-2, Class X-B-3, Class X-B-4, Class X-B-5, Class
X-B-6, Class X-IO and Class X-PO Certificates, as the case may be.

      Class 1-A-21 Notional Amount: As to any Distribution Date and the Class
1-A-21 Certificates, the Class Certificate Balance of the Class 1-A-20
Certificates.

      Class 1-A-22 Accrual Distribution Amount: As to any Distribution Date, an
amount equal to the amounts allocated but not currently distributable to the
Class 1-A-22 Certificates in respect of interest in respect of Section
5.02(a)(i).

      Class 1-A-26 Notional Amount: As to any Distribution Date and the Class
1-A-26 Certificates, the sum of approximately 7.8260857143% of the Class
Certificate Balance of the Class 1-A-28 Certificates and approximately
4.3478236752% of the Class Certificate Balance of the Class 1-A-27 Certificates.

                                      - 8 -

      Class 1-X-IO Notional Amount: With respect to each Distribution Date and the Class 1-X-IO Component, an amount equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the
Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net
Mortgage Interest Rates of the Group 1 Premium Mortgage Loans (based on the
Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the due
date in the month preceding the month of such Distribution Date) minus 5.750%
and (b) the denominator of which is equal to 5.500%.

      Class 2-A-1 Loss Amount: With respect to any Distribution Date after the
Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class 2-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

      Class 2-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class
Certificate Balance of the Class 2-A-2 Certificates with respect to such
Distribution Date prior to any reduction for the Class 2-A-2 Loss Allocation
Amount and (b) the Class 2-A-1 Loss Amount with respect to such Distribution
Date.

      Class 2-X-IO Notional Amount: With respect to each Distribution Date and the Class 2-X-IO Component, an amount equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the
Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net
Mortgage Interest Rates of the Group 2 Premium Mortgage Loans (based on the
Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the due
date in the month preceding the month of such Distribution Date) minus 5.500%
and (b) the denominator of which is equal to 5.500%.

      Class 3-A-1 Loss Amount: With respect to any Distribution Date after the
Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class 3-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

      Class 3-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class
Certificate Balance of the Class 3-A-2 Certificates with respect to such
Distribution Date prior to any reduction for the Class 3-A-2 Loss Allocation
Amount and (b) the Class 3-A-2 Loss Amount with respect to such Distribution
Date.

      Class 3-X-IO Notional Amount: With respect to each Distribution Date and the Class 3-X-IO Component, an amount equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 3 Premium Mortgage Loans as of the
Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net
Mortgage Interest Rates of the Group 3 Premium Mortgage Loans (based on the
Stated Principal Balances of the Group 3 Premium Mortgage Loans as of the due

                                      - 9 -

date in the month preceding the month of such Distribution Date) minus 5.500%
and (b) the denominator of which is equal to 5.500%.

      Class X-IO Notional Amount: With respect to any Distribution Date, an amount equal to the sum of the Class 1-X-IO Notional Amount, the Class 2-X-IO
Notional Amount and the Class 3-X-IO Notional Amount for such Distribution Date.

      Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4,
Class B-5 and Class B-6 Certificates.

      Class Certificate Balance: With respect to any Class of Certificates
(other than the Class 1-A-21, Class 1-A-26, Class X-IO and Class X-PO
Certificates) and any date of determination, and subject to Section 5.03(f), the
Initial Class Certificate Balance of such Class minus (A) the sum of (i) all distributions of principal made with respect thereto (including in the case of a
Class of Class B Certificates, any principal otherwise payable to such Class of
Class B Certificates used to pay any Class PO Deferred Amounts), (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to
Section 5.03(b) and (iii) in the case of the Class 2-A-2 and Class 3-A-2
Certificates, any reduction allocated thereto pursuant to Section 5.03(e) plus
(B) the sum of (i) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (ii) in the case of the Class
2-A-2 and Class 3-A-2 Certificates, any increases allocated thereto pursuant to
Section 5.03(e). The Class Certificate Balance of the Class X-PO Certificates as
of any date of determination shall equal the sum of the Component Balances of the Class PO Components. The Class 1-A-21, Class 1-A-26 and Class X-IO
Certificates are Interest Only Certificates and have no Class Certificate
Balance.

      Class Interest Shortfall: For any Distribution Date and each interest-bearing Class (other than the Class X-IO Certificates), the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to
Section 5.02(c)) exceeds the amount of interest actually distributed on such
Class on such Distribution Date pursuant to clause (i) of the definition of
"Interest Distribution Amount." As to any Distribution Date and the Class X-IO
Certificates, the sum of the Component Interest Shortfalls for the Class IO
Components.

      Class IO Component: Any of the Class 1-X-IO Component, the Class 2-X-IO
Component or the Class 3-X-IO Component.

      Class PO Component: Any of the Class 1-X-PO Component, the Class 2-X-PO
Component or the Class 3-X-PO Component.

      Class PO Deferred Amount: As to any Distribution Date and each Class PO
Component, the sum of the amounts by which the Component Balance of such Class
PO Component will be reduced on such Distribution Date or has been reduced on prior Distribution Dates as a result of Section 5.03(b) less the sum of (a) the
Class PO Recoveries with respect to the Related Loan Group for prior
Distribution Dates and (b) the amounts distributed to such Class PO Component pursuant to Section 5.02(a)(iii) on prior Distribution Dates.

      Class PO Recovery: As to any Distribution Date and Loan Group, the lesser of (a) (i) in the case of Group 1, the Class PO Deferred Amount for the Class
1-X-PO Component for such Distribution Date, (ii) in the case of Group 2, the
Class PO Deferred Amount for the Class 2-X-

                                     - 10 -

PO Component for such Distribution Date and (iii) in the case of Group 3, the
Class PO Deferred Amount for the Class 3-X-PO Component for such Distribution
Date and (b) an amount equal to the sum, as to each Mortgage Loan in such Loan
Group as to which there has been a Recovery received during the calendar month preceding the month of such Distribution Date, of the product of (x) the PO
Percentage with respect to such Mortgage Loan and (y) the amount of the Recovery received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan.

      Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class (other than the Class X-IO Certificates), the amount by which the aggregate Class Interest Shortfalls for such Class on prior
Distribution Dates exceeds the amount of interest actually distributed on such
Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount." As to any Distribution Date and the Class
X-IO Certificates, the sum of the Component Unpaid Interest Shortfalls for the
Class IO Components.

      Class X-B Certificates: The Class X-B-1, Class X-B-2, Class X-B-3, Class
X-B-4, Class X-B-5 and Class X-B-6 Certificates.

      Closing Date: January 31, 2006.

      Code: The Internal Revenue Code of 1986, as amended.

      Commission: The U.S. Securities and Exchange Commission.

      Compensating Interest: With respect to any Distribution Date and Servicer, an amount equal to the lesser of (a) the aggregate Servicing Fee payable to such
Servicer for the Mortgage Loans serviced by such Servicer as of the Due Date of the month preceding the month of such Distribution Date and (b) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by such
Servicer resulting from Principal Prepayments on such Mortgage Loans during the calendar month preceding the month of such Distribution Date; provided, however, that Compensating Interest for any Distribution Date payable by RFC will be capped at 1/12th of 0.125% of the aggregate Stated Principal Balance of the
Mortgage Loans serviced by RFC (calculated as of the Remittance Date relating to such Distribution Date).

      Compliance Statement: As defined in Section 3.20.

      Component: Any of the Class IO Components or Class PO Components.

      Component Balance: With respect to any Class PO Component and any date of determination, the Initial Component Balance of such Component minus the sum of
(i) all distributions of principal made with respect thereto and (ii) all reductions in the related Component Balance previously allocated thereto pursuant to Section 5.03(b). The Class IO Components are interest only
Components and have no Component Balance.

      Component Interest Distribution Amount: For any Distribution Date and any
Class IO Component, the sum of (i) the Accrued Component Interest for such
Component and (ii) any Component Unpaid Interest Shortfall for such Component.
The Class PO Components are principal only Components and are not entitled to distributions of interest.

                                     - 11 -

      Component Interest Shortfall: For any Distribution Date and any Class IO
Component, the amount by which Accrued Component Interest for such Component exceeds the amount of interest actually distributed on such Component on such
Distribution Date pursuant to clause (i) of the definition of "Component
Interest Distribution Amount."

      Component Notional Amount: As of any Distribution Date, any of the Class
1-X-IO Notional Amount, Class 2-X-IO Notional Amount or Class 3-X-IO Notional
Amount.

      Component Unpaid Interest Shortfall: As to any Distribution Date and any
Class IO Component, the amount by which the aggregate Component Interest
Shortfall for such Component on prior Distribution Dates exceeds the amount of interest actually distributed on such Component on such prior Distribution Dates pursuant to clause (ii) of the definition of "Component Interest Distribution
Amount."

      Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

      Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

      Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

      Cooperative Loans: Any of the Mortgage Loans made in respect of a
Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a
Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and
(v) a stock power (or other similar instrument), and ancillary thereto, a
Recognition Agreement, each of which was transferred and assigned to the Trust pursuant to Section 2.01.

      Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

      Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

      Corporate Trust Office: With respect to the Trustee, the office of the
Trustee, which office at the date of the execution of this instrument is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention:
Corporate Trust Services, BAFC, Series 2006-1, or at such other address as the
Trustee may designate from time to time by notice to the Certificateholders, the
Depositor, the Securities Administrator and the Master Servicer. With respect to the Securities Administrator, the principal corporate trust office of the
Securities Administrator at which at any particular time its corporate trust business with respect to this

                                     - 12 -

Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Corporate Trust Services - BAFC 2006-1, and for certificate transfer purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479, Attention: Corporate Trust Services - BAFC 2006-1, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Master
Servicer.

      Corresponding Upper-Tier Class, Classes or Component: As to the following
Uncertificated Intermediate Lower-Tier Interests, the Corresponding Upper-Tier
Class, Classes or Component, as follows:

-----------------------------------------------------------------------------------------------------------
UNCERTIFICATED                                             CORRESPONDING UPPER-TIER
INTERMEDIATE LOWER-TIER INTEREST                         CLASS, CLASSES OR COMPONENT
-----------------------------------------------------------------------------------------------------------

Class 1-A-IT1 Interest               Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5,
                                     Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10,
                                     Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14,
                                     Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19,
                                     Class 1-A-22, Class 1-A-23, Class 1-A-24 and Class 4-A-25
                                     Certificates
-----------------------------------------------------------------------------------------------------------
Class 1-A-IT2 Interest               Class 1-A-20 and Class 1-A-21 Certificates
-----------------------------------------------------------------------------------------------------------
Class 1-A-IT3 Interest               Class 1-A-26, Class 1-A-27 and Class 1-A-28 Certificates
-----------------------------------------------------------------------------------------------------------
Class 1-ITIO Interest                Class 1-IO Component
-----------------------------------------------------------------------------------------------------------
Class 1-ITPO Interest                Class 1-PO Component
-----------------------------------------------------------------------------------------------------------
Class 2-A-IT1 Interest               Class 2-A-1 and Class 2-A-2 Certificates
-----------------------------------------------------------------------------------------------------------
Class 2-ITIO Interest                Class 2-IO Component
-----------------------------------------------------------------------------------------------------------
Class 2-ITPO Interest                Class 2-PO Component
-----------------------------------------------------------------------------------------------------------
Class 3-IT1 Interest                 Class 3-A-1 and Class 3-A-2 Certificates
-----------------------------------------------------------------------------------------------------------
Class 3-ITIO Interest                Class 3-IO Component
-----------------------------------------------------------------------------------------------------------
Class 3-ITPO Interest                Class 3-PO Component
-----------------------------------------------------------------------------------------------------------
Class 3-A-ITR Interest               Class 3-A-R Certificate
-----------------------------------------------------------------------------------------------------------
Class B-IT1 Interest                 Class B-1 Certificates
-----------------------------------------------------------------------------------------------------------

                                     - 13 -

-----------------------------------------------------------------------------------------------------------
UNCERTIFICATED                                             CORRESPONDING UPPER-TIER
INTERMEDIATE LOWER-TIER INTEREST                         CLASS, CLASSES OR COMPONENT
-----------------------------------------------------------------------------------------------------------

Class B-IT2 Interest                 Class B-2 Certificates
-----------------------------------------------------------------------------------------------------------
Class B-IT3 Interest                 Class B-3 Certificates
-----------------------------------------------------------------------------------------------------------
Class B-IT4 Interest                 Class B-4 Certificates
-----------------------------------------------------------------------------------------------------------
Class B-IT5 Interest                 Class B-5 Certificates
-----------------------------------------------------------------------------------------------------------
Class B-IT6 Interest                 Class B-6 Certificates
-----------------------------------------------------------------------------------------------------------
Class X-B-IT1 Interest               Class X-B-1 Certificates
-----------------------------------------------------------------------------------------------------------
Class X-B-IT2 Interest               Class X-B-2 Certificates
-----------------------------------------------------------------------------------------------------------
Class X-B-IT3 Interest               Class X-B-3 Certificates
-----------------------------------------------------------------------------------------------------------
Class X-B-IT4 Interest               Class X-B-4 Certificates
-----------------------------------------------------------------------------------------------------------
Class X-B-IT5 Interest               Class X-B-5 Certificates
-----------------------------------------------------------------------------------------------------------
Class X-B-IT6 Interest               Class X-B-6 Certificates
-----------------------------------------------------------------------------------------------------------

      Counterparty: BANA.

      Crossed Groups: Loan Group 1 and Loan Group 3.

      Crossed Group Aggregate Subordinate Percentage: As to any Distribution
Date, the aggregate Class Certificate Balance of the X-B Certificates divided by the aggregate Pool Stated Principal Balance (Non-PO Portion) for Loan Group 1
and Loan Group 3.

      Crossed Group Total Senior Percentage: With respect to any Distribution
Date, the percentage, carried six places rounded up, obtained by dividing (x)
the aggregate Class Certificate Balance of the Group 1 Senior Certificates and
the Group 3 Senior Certificates by (y) the aggregate Pool Stated Principal
Balance (Non-PO Portion) for Loan Group 1 and Loan Group 3 with respect to such
Distribution Date.

      Custodian: Initially, the Trustee and thereafter any custodian appointed by the Trustee pursuant to Section 9.12. A Custodian may (but need not) be the
Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. None of the Master Servicer, any
Servicer or the Depositor, or any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed
Custodian.

                                     - 14 -

      Customary Servicing Procedures: With respect to (i) any Servicer, procedures (including collection procedures) that a Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the
Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and (ii) the Master Servicer, those master servicing procedures that constitute customary and usual standards of practice of prudent mortgage loan master servicers.

      Cut-off Date: January 1, 2006.

      Cut-off Date Pool Principal Balance: For each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such Loan Group which is $267,328,659 for Loan Group 1, $114,603,544 for Loan Group 2 and
$100,211,992 for Loan Group 3.

      Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

      Debt Service Reduction: As to any Mortgage Loan and any Determination
Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer of such Mortgage
Loan is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the applicable Servicer, the Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

      Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

      Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

      Deficient Valuation: As to any Mortgage Loan and any Determination Date,
the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the
Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the applicable Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage

                                     - 15 -

Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the applicable Servicer, the Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

      Definitive Certificates: As defined in Section 6.02(c)(iii).

      Depositor: Banc of America Funding Corporation, a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

      Depository: The Depository Trust Company, the nominee of which is Cede &
Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York.

      Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      Determination Date: With respect to any Distribution Date and for each
Servicer, as defined in the applicable Servicing Agreement.

      Discount Mortgage Loan: Any Group 1 Discount Mortgage Loan, Group 2
Discount Mortgage Loan or Group 3 Discount Mortgage Loan.

      Distribution Date: The 25th day of each month beginning in February 2006
(or, if such day is not a Business Day, the next Business Day).

      Document Transfer Event: The 60th day following the day on which either
(i) Wells Fargo Bank is no longer the Servicer of any of the Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, N.A. or (ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by
Fitch.

      Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

      EDGAR: The Commission's Electronic Data Gathering and Retrieval System.

      Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Securities Administrator and to each Rating Agency, the
Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that

                                     - 16 -

is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (including the Trustee and the Securities Administrator), acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Securities Administrator.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Restricted Certificates: Any of the Class 3-A-R, Class B-4, Class
B-5, Class B-6, Class X-B-4, Class X-B-5 and Class X-B-6 Certificates.

      Escrow Account: As defined in Section 3.08.

      Escrow Payments: The amounts constituting taxes, assessments, Primary
Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

      Events of Default: As defined in Section 8.01.

      Excess Funds: With respect to the Reserve Fund and for any Distribution
Date, the amount by which (a) the Yield Maintenance Agreement Payments for prior
Distribution Dates and any other amounts deposited in the Reserve Fund exceed
(b) the amount actually paid from the Reserve Fund with respect to (i) Yield
Maintenance Amounts for such prior Distribution Dates and (ii) Yield Maintenance
Amount Shortfalls for such prior Distribution Dates.

      Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated
Mortgage Loan, net of any amounts previously reimbursed to the applicable
Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iv), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such
Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

      Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
10.01.

                                     - 17 -

      Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Securities Administrator.

      FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of
1989, as amended.

      Fitch: Fitch Ratings, or any successor thereto.

      Form 8-K Disclosure Information: As defined in Section 3.22(d).

      Fractional Interest:  As defined in Section 5.02(d).

      GMACM: GMAC Mortgage Corporation, in its capacity as Servicer under the
GMACM Servicing Agreement.

      GMACM Servicing Agreement: Collectively, the Master Flow Sale and
Servicing Agreement, dated as of August 1, 2003, by and between BANA and GMACM, as amended by (i) that certain Global Amendment to Sale and Servicing
Agreements, dated as of September 1, 2005, by and among GMACM, BAMCC and BANA,
(ii) that certain Regulation AB Compliance Addendum to the Master Flow Sale and
Servicing Agreement, dated as of January 1, 2006, by and between GMACM and BANA and (iii) the Assignment, Assumption and Recognition Agreement, dated January
31, 2006, by and among BANA, the Depositor, the Trustee, the Master Servicer and
GMACM.

      Group: Any of Group 1, Group 2 or Group 3.

      Group 1: The Group 1 Senior Certificates, the Class 1-X-IO Component and
the Class 1-X-PO Component.

      Group 1 Discount Mortgage Loan: Any Group 1 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is less than 5.750% per annum.

      Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

      Group 1 Premium Mortgage Loan: Any Group 1 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is greater than or equal to
5.750% per annum.

      Group 1 Senior Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-3,
Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9,
Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class
1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20,
Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class
1-A-26, Class 1-A-27 and Class 1-A-28 Certificates.

      Group 2: The Group 2 Senior Certificates, the Class 2-X-IO Component and
the Class 2-X-PO Component.

                                     - 18 -

      Group 2 Discount Mortgage Loan: Any Group 2 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is less than 5.500% per annum.

      Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

      Group 2 Premium Mortgage Loan: Any Group 2 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is greater than or equal to
5.500% per annum.

      Group 2 Senior Certificates: The Class 2-A-1 and Class 2-A-2 Certificates.

      Group 2 Total Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing (x) the aggregate Class Certificate Balance of the Group 2 Senior Certificates by (y)
the aggregate Pool Stated Principal Balance (Non-PO Portion) for Loan Group 2
with respect to such Distribution Date.

      Group 3: The Group 3 Senior Certificates, the Class 3-X-IO Component and
the Class 3-X-PO Component.

      Group 3 Discount Mortgage Loan: Any Group 3 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is less than 5.500% per annum.

      Group 3 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-3 hereto.

      Group 3 Premium Mortgage Loan: Any Group 3 Mortgage Loan with a Net
Mortgage Interest Rate as of the Cut-off Date that is greater than or equal to
5.500% per annum.

      Group Subordinate Amount: For any Distribution Date and any Loan Group is
equal to the excess of the Pool Principal Balance (Non-PO Portion) for such Loan
Group over the aggregate class balance of the Senior Certificates of such Group immediately prior to such date.

      Holder: A Certificateholder.

      Independent: When used with respect to any specified Person means such a
Person who (i) is in fact independent of the Depositor, the Trustee, the
Securities Administrator, the Master Servicer and the Servicers, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Trustee, the Securities Administrator, the Master Servicer
or the Servicers or in an affiliate of any of them, and (iii) is not connected with the Depositor, the Trustee, the Securities Administrator, the Master
Servicer or the Servicers as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      Initial Class Certificate Balance: As to each Class of Certificates (other than the Class 1-A-21, Class 1-A-26 and Class X-IO Certificates), the Class
Certificate Balance set forth in the Preliminary Statement. The Class 1-A-21,
Class 1-A-26 and Class X-IO Certificates are Interest Only Certificates and have no Initial Class Certificate Balance.

      Initial Component Balance: As to each Class PO Component, the Component
Balance set forth in the Preliminary Statement.

                                     - 19 -

      Initial Notional Amount: As to each Class of Interest Only Certificates, the Notional Amount set forth in the Preliminary Statement.

      Insurance Policy: With respect to any Mortgage Loan included in the Trust
Estate, any Primary Mortgage Insurance Policy or any other insurance policy
(including any policy covering any Mortgage Loan or Mortgaged Property, including without limitation, any hazard insurance policy required pursuant to
Section 3.12, any title insurance policy described in Section 2.01 and any
Federal Housing Administration insurance policies and Department of Veterans
Affairs insurance policies), including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

      Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance
Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

      Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

      Interest Accrual Period: As to any Distribution Date and each Class of interest-bearing Certificates (other than the Class 1-A-20, Class 1-A-21 and
Class X-IO Certificates) and each Class IO Component, the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date. As to any Distribution Date and each Class 1-A-20,
Class 1-A-21 or Class X-IO Certificates, the period from and including the
25th day of the calendar month preceding the calendar month of such Distribution
Date to and including the 24th day of the calendar month of such Distribution
Date.

      Interest Distribution Amount: For any Distribution Date and each interest-bearing Class (other than the Class X-IO Certificates) and each Class
IO Component, the sum of (i) the Accrued Certificate Interest or Accrued
Component Interest, subject to reduction pursuant to Section 5.02(c) and (ii)
any Class Unpaid Interest Shortfall for such Class or Component Unpaid Interest
Shortfall for such Component.

      Interest Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class 1-A-21,
Class 1-A-26 and Class X-IO Certificates are the only Classes of Interest Only
Certificates.

      Intermediate Lower-Tier Certificate Sub-Account: The sub-account of the
Certificate Account designated by the Securities Administrator pursuant to
Section 3.09(i).

      Intermediate Lower-Tier Distribution Amount: As defined in Section
5.02(a).

      Intermediate Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed held in the Intermediate Lower-Tier
Certificate Sub-Account.

      LIBOR: As to any Distribution Date, the arithmetic mean of the London
Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Securities Administrator in accordance with Section 5.09.

                                     - 20 -

      LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

      LIBOR Certificates: Any of the Class 1-A-20 or Class 1-A-21 Certificates.

      Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer has certified (in accordance with the applicable Servicing
Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an
REO Property.

      Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged
Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

      Loan Group: Any of Loan Group 1, Loan Group 2 or Loan Group 3.

      Loan Group 1: The Group 1 Mortgage Loans.

      Loan Group 2: The Group 2 Mortgage Loans.

      Loan Group 3: The Group 3 Mortgage Loans.

      Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at origination and the denominator of which is the Appraised Value of the related Mortgaged
Property.

      Losses: As defined in Section 5.10(a).

      Lower-Tier Distribution Amount: As defined in Section 5.02(a).

      Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account (other than amounts held in respect of the
Intermediate Lower-Tier Certificate Sub-Account or the Upper-Tier Certificate
Sub-Account), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

      Lower-Tier REMICs: The Lower-Tier REMIC and the Intermediate Lower-Tier
REMIC.

      Master Servicer: Wells Fargo Bank, N.A., and its successors-in-interest and, if a successor master servicer is appointed hereunder, such successor, as master servicer.

                                     - 21 -

      Master Servicer Custodial Account: The Eligible Account created and maintained by the Master Servicer pursuant to Section 3.09 in the name of the
Master Servicer for the benefit of the Certificateholders and designated "Wells
Fargo Bank, N.A., as Master Servicer, in trust for the registered holders of
Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series
2006-1."

      Master Servicer Custodial Account Reinvestment Income: For each
Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Master
Servicer Custodial Account.

      Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage
Loans whose name appears on a list of servicing officers furnished to the
Securities Administrator by the Master Servicer, as such list may from time to time be amended.

      Master Servicing Transfer Costs: All reasonable costs and expenses
(including attorney's fees) incurred by the Trustee or a successor master servicer in connection with the transfer of master servicing or servicing from a predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data or servicing data and the completion, correction or manipulation of such master servicing data or servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or servicing data or otherwise to enable the Trustee or a successor master servicer to master service or service, as the case may be, the applicable
Mortgage Loans properly and effectively.

      MERS: As defined in Section 2.01(b)(iii).

      Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service
Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

      Monthly Statement: As defined in Section 5.04(b).

      Moody's: Moody's Investors Service, Inc., or any successor thereto.

      Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

      Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage
Loan in accordance with the terms of the related Mortgage Note.

                                     - 22 -

      Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement,
dated January 31, 2006, between BANA, as seller and sponsor, and the Depositor, as purchaser.

      Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage
Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1, Exhibit
D-2 and Exhibit D-3, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the
Due Date currently in effect, such Due Date; (viii) the stated maturity date;
(ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the
paid-through date; (xi) the original principal amount of the Mortgage Loan;
(xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) a code indicating the initial Servicer; (xvi) the
Appraised Value; (xvii) the closing date of the Mortgage Loan; and (xviii) a code indicating whether the Mortgage Loan has a prepayment premium. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of
Mortgage Loans; (ii) the current aggregate outstanding principal balance of the
Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the
Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage
Loans.

      Mortgage Loans: Such of the mortgage loans transferred and assigned to the
Trustee pursuant to Section 2.01 as from time to time are held as a part of the
Trust Estate (including any Substitute Mortgage Loans and REO Property), the
Mortgage Loans originally so held being identified in the Mortgage Loan
Schedule.

      Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

      Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Cooperative Stock or residential long-term leases.

      Mortgagor: The obligor on a Mortgage Note.

      National City Mortgage: National City Mortgage Co.

      National City Mortgage Servicing Agreement: Collectively, the Master
Sponsor's Warranties and Servicing Agreement, dated as of September 1, 2003, by and between BANA (as successor in interest to BAMCC) and National City Mortgage, as amended by (i) Amendment No. 1, dated as of July 1, 2004, by and among BAMCC,
National City Mortgage and BANA,

                                     - 23 -

(ii) the Master Assignment, Assumption and Recognition Agreement, dated as of
July 1, 2004, by and among BAMCC, National City Mortgage, BANA and Wachovia
Bank, National Association, (iii) Amendment No. 2, dated as of October 1, 2004, by and between National City Mortgage and BANA, (iv) Amendment No. 3, dated as of August 11, 2005, by and between National City Mortgage and BANA, (v) that certain Regulation AB Compliance Addendum to the Master Sponsor's Warranties and
Servicing Agreement, dated as of January 1, 2006, by and between National City
Mortgage and BANA, (vi) those certain Assignment and Conveyance Agreements, dated October 5, 2005, October 20, 2005 and December 20, 2005 and (vii) the
Assignment Assumption and Recognition Agreement, dated January 31, 2006, by and among BANA, the Depositor, the Trustee and National City Mortgage.

      Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date,
such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the calendar month preceding the month of such Distribution Date reduced by the
Servicing Fee Rate for such Mortgage Loan.

      Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate as of the Cut-off Date of such Discount Mortgage Loan and the denominator of which is
5.750% for each Group 1 Discount Mortgage Loan, 5.500% for each Group 2 Mortgage
Loan and 5.500% for each Group 3 Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

      Non-PO Principal Amount: As to any Distribution Date and Loan Group, the
sum of (i) the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable
Servicing Agreement), (b) the Stated Principal Balance, as of the date of repurchase, of (i) each Mortgage Loan in such Loan Group that was repurchased by a Servicer pursuant to the applicable Servicing Agreement as of such
Distribution Date, (ii) each Mortgage Loan in such Loan Group repurchased by the
Sponsor pursuant to the Mortgage Loan Purchase Agreement or a Purchase
Obligation as of such Distribution Date, (iii) each Mortgage Loan in such Loan
Group repurchased by the Depositor pursuant to Section 2.04 or (iv) each
Mortgage Loan in such Loan Group purchased by the Master Servicer pursuant to
Section 10.01, (c) any Substitution Adjustment Amount (net of unreimbursed
Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a
Defective Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received by a Servicer during the calendar month preceding the month of such Distribution Date, (e) with respect to each
Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of
Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by a Servicer with respect to such Mortgage Loan during such period and (f) with respect to each Mortgage Loan, all Principal Prepayments on the Mortgage Loans
in such Loan Group received by a Servicer during the calendar month preceding the month of such Distribution Date; and (ii) the Non-PO Recovery with respect to such Loan Group for such Distribution Date.

                                     - 24 -

      Non-PO Recovery: As to any Distribution Date and Loan Group, the amount of all Recoveries received with respect to such Loan Group during the calendar month preceding the month of such Distribution Date less the Class PO Recovery with respect to such Loan Group for such Distribution Date.

      Non-Supported Interest Shortfalls: As to any Distribution Date, the
amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds the aggregate Compensating Interest for such Distribution Date.

      Non-U.S. Person: A Person other than a U.S. Person.

      Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the applicable Servicer will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or other recoveries in respect of the related Mortgage Loan.

      Notional Amount: With respect to (a) the Class 1-A-21 Certificates and any date of determination, the Class 1-A-21 Notional Amount, (b) the Class 1-A-26
Certificates and any date of determination, the Class 1-A-26 Notional Amount and
(c) the Class X-IO Certificates and any date of determination, the Class X-IO
Notional Amount.

      NYCEMA: A New York Consolidation, Extension and Modification Agreement.

      Offered Certificates: The Senior, Class B-1, Class B-2, Class B-3, Class
X-B-1, Class X-B-2 and Class X-B-3 Certificates.

      Officer's Certificate: A certificate signed by the Chairman of the Board,
Vice Chairman of the Board, President or a Vice President and by the Treasurer,
the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or
any other duly authorized officer of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee or the Securities Administrator, as required in this Agreement.

      Opinion of Counsel: A written opinion of counsel acceptable to the Trustee if such opinion is delivered to the Trustee, or acceptable to the Securities
Administrator if such opinion is delivered to the Securities Administrator, who may be counsel for the Depositor or the Master Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as three REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

      Original Fractional Interest: With respect to each of the following
Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                     Class B-1                 1.41%

                     Class B-2                 0.80%

                                     - 25 -

                     Class B-3                 0.50%

                     Class B-4                 0.30%

                     Class B-5                 0.15%

                     Class B-6                 0.00%

                     Class X-B-1               1.48%

                     Class X-B-2               0.92%

                     Class X-B-3               0.56%

                     Class X-B-4               0.36%

                     Class X-B-5               0.20%

                     Class X-B-6               0.00%

      Original Subordinate Certificate Balance: $17,392,181.

      OTS: The Office of Thrift Supervision.

      Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full, which did not become a
Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02 or 2.04.

      Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

      PAC Certificates: The Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-13,
Class 1-A-14, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-27 and Class
1-A-28 Certificates.

      PAC Group I: The Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-27
and Class 1-A-28 Certificates.

      PAC Group I Principal Amount: As to any Distribution Date and PAC Group I,
the amount, if any, that would reduce the aggregate Class Certificate Balance of
PAC Group I to the applicable balance shown in the applicable table set forth in
Exhibit O with respect to such Distribution Date.

      PAC Group II: The Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-13,
Class 1-A-14 Certificates.

                                     - 26 -

      PAC Group II Principal Amount: As to any Distribution Date and PAC Group
II, the amount, if any, that would reduce the aggregate Class Certificate
Balance of PAC Group II to the applicable balance shown in the applicable table set forth in Exhibit O with respect to such Distribution Date.

      Pass-Through Rate: As to each Class of interest-bearing Certificates and each interest-bearing Component, the per annum rate set forth or described in the Preliminary Statement.

      Payahead Amount: As to any Distribution Date and Mortgage Loan, early prepayments of scheduled installments of principal and interest made by a
Mortgagor during the calendar month preceding the month of such Distribution
Date that are intended by such Mortgagor to be applied on subsequent Due Dates.

      Paying Agent: As defined in Section 9.13.

      Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the initial notional amount for the Class 1-A-21, Class 1-A-26 and Class X-IO Certificates)
by the Initial Class Certificate Balance or Initial Notional Amount, as
applicable, of the Class of which such Certificate is a part.

      Periodic Advance: With respect to each Servicer, shall have the meaning given to term "Monthly Advance" in the applicable Servicing Agreement.

      Permitted Investments: One or more of the following:

            (i)     obligations of or guaranteed as to principal and interest by the United States, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii)    repurchase agreements on obligations specified in clause (i)
      maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "F1" by Fitch and "A-1+" by S&P;

            (iii)   federal funds, certificates of deposit, demand deposits,
      time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers'
      acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United
      States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "F1" by Fitch and "A-1+" by S&P;

                                     - 27 -

            (iv)    commercial paper (having original maturities of not more
      than 365 days) of any corporation incorporated under the laws of the
      United States or any state thereof which is rated not lower than "F1" by
      Fitch and "A-1+" by S&P;

            (v)     investments in money market funds (including funds of the
      Securities Administrator or its affiliates, or funds for which an affiliate of the Securities Administrator acts as advisor, as well as funds for which the Securities Administrator and its affiliates may receive compensation) rated "AAA" by Fitch (if rated by Fitch) and "AAAm
      G" by S&P or otherwise approved in writing by each Rating Agency; and

            (vi)    other obligations or securities that are acceptable to each
      Rating Agency and, as evidenced by an Opinion of Counsel obtained by the
      Master Servicer or Securities Administrator, as the case may be, will not affect the qualification of the Trust Estate as three separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

      Permitted Transferee: Any Person other than (i) the United States, or any
State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v)
a Person with respect to whom the income on a Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, and (vi)
any other Person so designated by the Master Servicer based on an Opinion of
Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States,"
"State" and "international organization" shall have the meanings set forth in
Code Section 7701 or successor provisions.

      Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      PHH: PHH Mortgage Corporation, or its successor in interest.

      PHH Servicing Agreement: Collectively, the Mortgage Loan Flow Purchase,
Sale and Servicing Agreement, dated as of August 1, 2005, by and among BANA, as purchaser, PHH, as a seller and servicer, and Bishop's Gate Residential Mortgage
Trust, as a seller, (ii) Amendment No. 1, dated as of October 17, 2005, by and among BANA, PHH and Bishop's Gate Residential Mortgage Trust, (iii) that certain
Regulation AB Compliance Addendum, dated as of January 1,

                                     - 28 -

2006, by and between BANA and PHH, (iv) the related Warranty Bill of Sale, dated
August 31, 2005, and (v) the Assignment, Assumption and Recognition Agreement,
dated January 31, 2006, among BANA, the Depositor, the Master Servicer, the
Trustee, PHH and Bishop's Gate Residential Mortgage Trust.

      Physical Certificates: The Class 3-A-R, Class B-4, Class B-5, Class B-6,
Class X-B-4, Class X-B-5 and Class X-B-6 Certificates.

      Plan: As defined in Section 6.02(e).

      Pool Distribution Amount: As to any Distribution Date and Loan Group, the
excess of (a) the sum of (i) the aggregate of (A) the interest portion of any
Monthly Payment on a Mortgage Loan in such Loan Group and the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances made by a
Servicer (or the Master Servicer or the Trustee, as applicable) in respect of such Loan Group and payments of Compensating Interest allocable to such Loan
Group made by the applicable Servicer in respect of such Loan Group and such
Distribution Date deposited to the Master Servicer Custodial Account pursuant to
Section 3.09(e)(iii); (ii) all Liquidation Proceeds (other than Excess Proceeds)
received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date and deposited to the Master
Servicer Custodial Account pursuant to Section 3.09(e)(iii); (iii) all Principal
Prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date and deposited to the Master Servicer Custodial Account pursuant to Section 3.09(e)(i) during such period; (iv) in connection with any Mortgage Loans that are Defective Mortgage
Loans in such Loan Group, the aggregate of the Purchase Prices and Substitution
Adjustment Amounts remitted on the related Remittance Date pursuant to Section
3.09(e)(vii); (v) any other amounts in the Master Servicer Custodial Account deposited therein pursuant to Section 3.09(e)(iv), (v), (viii), (ix), and (x) in respect of such Distribution Date and such Loan Group; (vi) any Reimbursement
Amount required to be included pursuant to Section 5.02(a); and (vii) any Non-PO
Recovery with respect to such Distribution Date and Loan Group over (b) any amounts permitted to be withdrawn from the Master Servicer Custodial Account pursuant to clauses (i) through (viii), inclusive, of Section 3.11(a) in respect of such Loan Group.

      Pool Stated Principal Balance: As to any Distribution Date and Loan Group,
the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

      Pool Stated Principal Balance (Non-PO Portion): As to any Distribution
Date and Loan Group, the sum of the product, for each Mortgage Loan of such Loan
Group, of (a) the Non-PO Percentage of such Mortgage Loan multiplied by (b) the
Stated Principal Balance of such Mortgage Loan that was an Outstanding Mortgage
Loan immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

                                     - 29 -

      PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO
Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a
Discount Mortgage Loan, 0%.

      PO Principal Amount: As to any Distribution Date and Loan Group, (i) the
sum of the applicable PO Percentage of (a) the principal portion of each Monthly
Payment (net of unreimbursed Advances and other amounts as to which the related
Servicer is entitled to be reimbursed pursuant to the applicable Servicing
Agreement) due on each Mortgage Loan in such Loan Group on the related Due Date;
(b) the Stated Principal Balance, as of the date of repurchase, of (i) each
Mortgage Loan in such Loan Group that was repurchased by a Servicer pursuant to the applicable Servicing Agreement as of such Distribution Date, (ii) each
Mortgage Loan in such Loan Group repurchased by the Sponsor pursuant to the
Mortgage Loan Purchase Agreement or a Purchase Obligation as of such
Distribution Date, (iii) each Mortgage Loan in such Loan Group repurchased by the Depositor pursuant to Section 2.04, or (iv) each Mortgage Loan in each Loan
Group purchased by the Master Servicer pursuant to Section 10.01; (c) any
Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement)in connection with any Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date; (d) any
Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received by a
Servicer during the calendar month preceding the month of such Distribution
Date; (e) with respect to each Mortgage Loan in such Loan Group that became a
Liquidated Mortgage Loan during the calendar month preceding the month of such
Distribution Date, the amount of Liquidation Proceeds (excluding Excess
Proceeds) allocable to principal received by a Servicer with respect to such
Mortgage Loan during such period; and (f) all Principal Prepayments on the
Mortgage Loans in such Loan Group received by a Servicer during the calendar month preceding the month of such Distribution Date; and (ii) the Class PO
Recovery with respect to such Loan Group for such Distribution Date.

      Premium Mortgage Loan: Any Group 1 Premium Mortgage Loan, Group 2 Premium
Mortgage Loan and Group 3 Premium Mortgage Loan.

      Prepayment Interest Shortfall: As to any Distribution Date and each
Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding the month of such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the
Servicing Fee Rate) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

      Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any
Mortgage Loan, in each case issued by an insurer acceptable to Fannie Mae or
Freddie Mac.

      Principal Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class X-PO
Certificates are the only Principal Only Certificates.

                                     - 30 -

      Principal Prepayment: With respect to each Mortgage Loan, any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds or Payaheads) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

      Private Certificates: The Class B-4, Class B-5, Class B-6, Class X-B-4,
Class X-B-5 and Class X-B-6 Certificates.

      Pro Rata Share: As to any Distribution Date and any Class of Subordinate
Certificates that is not a Restricted Class, the portion of the Subordinate
Principal Distribution Amounts allocable to such Class, equal to the product of the Subordinate Principal Distribution Amounts for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata
Share of a Restricted Class shall be 0%.

      Purchase Obligation: An obligation of the Sponsor or the Depositor to purchase Mortgage Loans under the circumstances and in the manner provided in
Section 2.02 or 2.04.

      Purchase Price: With respect to each Mortgage Loan that was a Defective
Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) the Stated Principal Balance of the Mortgage
Loan, (ii) interest on such Stated Principal Balance at the Mortgage Interest
Rate from the date on which interest has last been paid and distributed through the last day of the month in which such repurchase takes place and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased Mortgage Loan of any predatory or abusive lending law, less (x)
amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the applicable Servicer Custodial Account for distribution in the month of repurchase and (y) if the Person repurchasing such Mortgage Loan is servicing such Mortgage Loan under the related Servicing Agreement, the
Servicing Fee for such Mortgage Loan.

      Rate Determination Date: As to any Class of LIBOR Certificates, the second
LIBOR Business Day prior to the beginning of the applicable Interest Accrual
Period for such Class and such Distribution Date.

      Rating Agency: Each of Fitch and Moody's. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the
Trustee, the Master Servicer and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

      Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as

                                     - 31 -

of the date of such liquidation, plus (ii) interest at the Net Mortgage Interest
Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which
Liquidation Proceeds are required to be distributed on the Stated Principal
Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the
Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net
Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient
Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

      Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

      Record Date: The last day of the month (or, if such day is not a Business
Day, the preceding Business Day) preceding the month of the related Distribution
Date.

      Recovery: Any amount received on a Mortgage Loan subsequent to such
Mortgage Loan being determined to be a Liquidated Mortgage Loan.

      Regular Certificates: As defined in the Preliminary Statement hereto.

      Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB),
17 C.F.R. ss.ss.229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act
Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      Reimbursement Amount: As defined in Section 2.02.

      Related Group: For Loan Group 1, Group 1, for Loan Group 2, Group 2 and
for Loan Group 3, Group 3.

      Related Loan Group: For Group 1, Loan Group 1, for Group 2, Loan Group 2
and for Group 3, Loan Group 3.

      Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant
Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Custodian or any
Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the
Relevant Servicing Criteria applicable to such parties

                                     - 32 -

      Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

      Relief Act Reduction: With respect to any Distribution Date, for any
Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

      REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code. The Reserve Fund and the Yield Maintenance Agreement
will not be assets of any REMIC created hereunder.

      REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

      REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through
860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

      Remittance Date: The 18th day of each month beginning in February 2006
(or, if such day is not a Business Day, the preceding Business Day).

      REO Disposition Period: As defined in Section 3.15.

      REO Proceeds: Proceeds, net of any related expenses of a Servicer received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

      REO Property: A Mortgaged Property acquired by a Servicer servicing the related Mortgage Loan on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      Reportable Event: As defined in Section 3.22(d).

      Reporting Servicer: As defined in Section 3.22(c)(i).

      Request for Release: The Request for Release submitted by a Servicer to the Custodian on behalf of the Trustee, as the case may be, substantially in the form attached hereto as Exhibit E.

      Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this
Agreement in respect of such Mortgage Loan.

                                     - 33 -

      Reserve Fund: The Eligible Account created and maintained by the
Securities Administrator pursuant to Section 3.09(d) in the name of the
Securities Administrator, on behalf of the Trustee, for the benefit of the
Holders of the Class 1-A-20 Certificates and designated "Wells Fargo Bank, N.A., as Securities Administrator for U.S. Bank National Association, as Trustee, in
trust for registered holders of Banc of America Funding Corporation Mortgage
Pass-Through Certificates, Series 2006-1." Amounts on deposit in the Reserve
Fund shall not be invested. The Reserve Fund shall not be an asset of any REMIC formed under this Agreement.

      Residual Certificate: The Class 3-A-R Certificate.

      Responsible Officer: When used with respect to the Trustee or the
Securities Administrator, any officer of the Corporate Trust Department of the
Trustee or the Securities Administrator, as applicable, including any Senior
Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee or Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

      Restricted Classes: As defined in Section 5.02(d).

      RFC: Residential Funding Corporation, in its capacity as Servicer under the RFC Servicing Agreement.

      RFC Servicing Agreement: Collectively, (i) the Standard Terms and
Provisions of Sale and Servicing Agreement, dated as of November 1, 2004, by and between BANA and RFC, (ii) that certain Reference Agreement, dated July 1, 2005, by and between RFC and BANA, (iii) that certain Reference Agreement, dated July
1, 2005, by and between RFC and BANA, (iv) that certain Reference Agreement
(WH25A), dated September 1, 2005, by and between RFC and BANA, (v) that certain
Reference Agreement (WH25B), dated as of September 1, 2005, by and between RFC and BANA, (vi) that certain Reference Agreement, dated October 1, 2005, by and between RFC and BANA, (vii) that certain Regulation AB Compliance Addendum, dated as of January 1, 2006, by and between RFC and BANA and (viii) the
Assignment, Assumption and Recognition Agreement, dated January 31, 2006, by and among BANA, the Depositor, the Trustee, the Master Servicer and RFC.

      Sarbanes-Oxley Certification: As defined in Section 3.22(e).

      Securities Administrator: Wells Fargo Bank, N.A., and its
successors-in-interest and, if a successor securities administrator is appointed hereunder, such successor, as securities administrator.

      Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the
Cooperative Loan in the related Cooperative Stock.

      Senior Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class
1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15,
Class 1-A-16, Class 1-A-17, Class 1-A-18,

                                     - 34 -

Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class
1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 2-A-1,
Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-R, Class X-IO and Class X-PO
Certificates.

      Senior Credit Support Depletion Date: The date on which (i) with respect to the Group 1 Senior Certificates and the Group 3 Senior Certificates, the
aggregate Class Certificate Balance of the Class X-B Certificates has been reduced to zero and (ii) with respect to the Group 2 Senior Certificates, the aggregate Class Certificate Balance of the Class B Certificates has been reduced to zero.

      Senior Percentage: With respect to any Distribution Date and Loan Group, the percentage, carried to six places rounded up, obtained by dividing (i) the sum of the aggregate Class Certificate Balance of the Senior Certificates of the
Related Group immediately prior to such Distribution Date, by (ii) the Pool
Stated Principal Balance (Non-PO Portion) of such Loan Group for such
Distribution Date.

      Senior Prepayment Percentage: For any Distribution Date and Loan Group
during the five (5) years beginning on the first Distribution Date, 100%. The
Senior Prepayment Percentage for any Loan Group and for any Distribution Date
occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first
(1st) year thereafter, the Senior Percentage for such Loan Group plus 70% of the
Subordinate Percentage for such Loan Group for such Distribution Date; for any
Distribution Date in the second (2nd) year thereafter, the Senior Percentage for such Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the third (3rd) year thereafter, the Senior Percentage for such Loan Group plus 40% of the
Subordinate Percentage for such Loan Group for such Distribution Date; for any
Distribution Date in the fourth (4th) year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and for any Distribution Date in the fifth (5th) or later years thereafter, the Senior Percentage for such Loan Group for such
Distribution Date (unless on any of the foregoing Distribution Dates, the applicable Total Senior Percentage exceeds the initial Total Senior Percentage applicable for each Loan Group, in which case the Senior Prepayment Percentage for each Loan Group for such Distribution Date will once again equal 100%).
Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for a Loan Group will occur unless both of the Senior Step Down Conditions are satisfied.

      Senior Principal Distribution Amount: As to any Distribution Date and Loan
Group, the sum of (i) the Senior Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i)(a) through
(d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment Percentage for such Loan Group of
(1) the applicable Non-PO Percentage of the amounts described in clauses (i)(e)
and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO
Principal Amount" for such Distribution Date and Loan Group.

      Senior Step Down Conditions: As of any Distribution Date and as to which any decrease in the Senior Prepayment Percentage for a Loan Group applies, (i)
the outstanding principal balance of, in the case of Loan Group 1 and Loan Group
3, all Group 1 Mortgage Loans and

                                     - 35 -

Group 3 Mortgage Loans, and in the case of Loan Group 2, all Group 2 Mortgage
Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO
Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of, in the case of Loan Group 1 and Loan Group 3, the Class X-B Certificates
and, in the case of the Loan Group 2, the Class B Certificates, is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to such
Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                                        PERCENTAGE OF
                                                     ORIGINAL SUBORDINATE
      DISTRIBUTION DATE OCCURRING                    CERTIFICATE BALANCE
      ---------------------------------------     ------------------------

      February 2011 through January 2012                     30%

      February 2012 through January 2013                     35%

      February 2013 through January 2014                     40%

      February 2014 through January 2015                     45%

      February 2015 and thereafter                           50%

      Servicer: Any of BANA, GMACM, National City Mortgage, PHH, RFC, SunTrust,
Washington Mutual or Wells Fargo Bank, each in their capacity as a servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

      Servicer Custodial Accounts: The separate accounts created and maintained by each of the Servicers pursuant to the applicable Servicing Agreement.

      Servicing Advance: With respect to each Servicer, shall have the meaning given to the term "Servicing Advances" in the applicable Servicing Agreement.

      Servicing Agreements: Any of the BANA Servicing Agreement, GMACM Servicing
Agreement, the National City Mortgage Servicing Agreement, the PHH Servicing
Agreement, the RFC Servicing Agreement, the SunTrust Servicing Agreement, the
Washington Mutual Servicing Agreement and the Wells Fargo Servicing Agreement.

      Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time

      Servicing Fee: With respect to each Servicer, as defined in the applicable
Servicing Agreement.

      Servicing Fee Rate: With respect to each Mortgage Loan, as defined in the applicable Servicing Agreement.

                                     - 36 -

      Servicing File: With respect to each Mortgage Loan, as defined in the applicable Servicing Agreement.

      Servicing Function Participant: Any Subcontractor utilized by the Master
Servicer, the Securities Administrator or the Custodian that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

      Servicing Officer: With respect to each Servicer, as defined in the related Servicing Agreement.

      Servicing Transfer Costs: All reasonable costs and expenses of the Master
Servicer or the Trustee, as applicable, related to any termination of a
Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the Trustee, as applicable, to service the Mortgage Loans properly and effectively).

      Similar Law: As defined in Section 6.02(e).

      Sponsor: Bank of America, National Association, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

      Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any
Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

      Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to
Mortgage Loans under the direction or authority of the Master Servicer, the
Securities Administrator or the Custodian.

      Subordinate Balance Ratio: As of any date of determination, the ratio among the principal balances of the Class 1-LS Interest and the Class 3-LS
Interest to the ratio of the Group Subordinate Amounts of Loan Group 1 and Loan
Group 3.

      Subordinate Certificates: The Class B and Class X-B Certificates.

                                     - 37 -

      Subordinate Percentage: As of any Distribution Date and Loan Group, 100%
minus the Senior Percentage for such Loan Group for such Distribution Date.

      Subordinate Prepayment Percentage: As to any Distribution Date and Loan
Group, 100% minus the Senior Prepayment Percentage for such Loan Group and such
Distribution Date.

      Subordinate Principal Distribution Amount: With respect to any
Distribution Date and Loan Group, an amount equal to the sum of (i) the
Subordinate Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i)(a) through (d) of the definition of
"Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the
Subordinate Prepayment Percentage for such Loan Group of the applicable Non-PO
Percentage of the amounts described in clauses (i)(e)and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such
Distribution Date and Loan Group.

      Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective
Mortgage Loan which must, on the date of such substitution (i) have a Stated
Principal Balance, after deduction of the principal portion of the Monthly
Payment due in the month of substitution, not in excess of the Stated Principal
Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest Rate not less than, and not more than 2% greater than that of the Defective Mortgage
Loan; (iii) be of the same type as the Defective Mortgage Loan, (iv) have a
Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan, (v)
have a credit score not less than that of the Defective Mortgage Loan, (vi) have a credit grade not lower in quality than that of the Defective Mortgage Loan,
(vii) have a remaining term to maturity not greater than (and not more than one
(1) year less than) that of the Defective Mortgage Loan; (viii) have the same lien priority as the Defective Mortgage Loan; and (ix) comply with each Mortgage
Loan representation and warranty set forth in the Mortgage Loan Purchase
Agreement, the Servicing Agreements and this Agreement. More than one Substitute
Mortgage Loan may be substituted for a Defective Mortgage Loan if such
Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

      Substitution Adjustment Amount: As defined in Section 2.02.

      SunTrust: SunTrust Mortgage, Inc.

      SunTrust Servicing Agreement: Collectively, the Flow Sale and Servicing
Agreement, dated as of February 1, 2004, by and between BANA (as successor to
BAMCC) and SunTrust, as amended by (i) Amendment No. 1, dated as of June 1,
2004, and Amendment No. 2, dated as of November 1, 2004, by and between BANA and
SunTrust, (ii) the Master Assignment, Assumption and Recognition Agreement,
dated September 1, 2004, by and between BANA (as successor to BAMCC) and
SunTrust, (iii) that certain Regulation AB Compliance Addendum to the Flow Sale and Servicing Agreement, dated as of January 1, 2006, by and between BANA and
SunTrust, (iv) that certain Memorandum of Sale, dated as of November 22, 2005 and (v) the Assignment, Assumption and Recognition Agreement, dated January 31,
2006, among BANA, BAFC, the Trustee, the Master Servicer and SunTrust.

      TAC Certificates: The Class 1-A-20 Certificates.

      TAC Principal Amount: As to any Distribution Date and the TAC
Certificates, the amount, if any, that would reduce the Class Certificate
Balance of the TAC Certificates to the

                                     - 38 -

applicable balance shown in the applicable table set forth in Exhibit O with respect to such Distribution Date.

      Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation
ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

      Total Senior Percentage: Either the Crossed Group Total Senior Percentage
or the Group 2 Total Senior Percentage.

      Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

      Trust: The trust created by this Agreement, which shall be named the "Banc of America Funding 2006-1 Trust."

      Trust Estate: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which three REMIC elections are to be made, such entire Trust
Estate consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO
Property, together with all collections thereon and proceeds thereof, (iii) the
Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof,
(iv) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Buy-Down Account relating to any Buy-Down Mortgage Loan, (v) the
Depositor's rights under the Servicing Agreements and the Mortgage Loan Purchase
Agreement (including any security interest created thereby) and (vi) the
Servicer Custodial Accounts, the Master Servicer Custodial Account, the Reserve
Fund and the Certificate Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. The Buy-Down Account shall not be part of the Trust Estate.

      Trustee: U.S. Bank National Association, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

      Uncertificated Lower-Tier Interest: A regular interest in the Lower-Tier
REMIC which is held as an asset of the Intermediate Lower-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-L Interest, Class 1-LS Interest, Class 1-LPO Interest, Class 1-LIO
Interest, Class 2-L Interest, Class 2-LPO Interest, Class 2-LIO Interest, Class
3-L Interest, Class 3-LS Interest, Class 3-LPO Interest and Class 3-LIO Interest
are Uncertificated Lower-Tier Interests.

      Uncertificated Intermediate Lower-Tier Interest: A regular interest in the
Intermediate Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof.
Any of the Class 1-A-IT1 Interest, Class 1-A-IT2 Interest, Class 1-A-IT3
Interest, Class 1-ITIO Interest, Class 1-ITPO Interest, Class 2-A-IT1 Interest,
Class 2-ITIO Interest, Class 2-ITPO Interest, Class 3-A-IT1 Interest, Class
3-ITIO Interest, Class 3-ITPO Interest, Class 3-A-ITR Interest, Class B-IT1
Interest , Class

                                     - 39 -

B-IT2 Interest, Class B-IT3 Interest, Class B-IT4 Interest, Class B-IT5
Interest, Class B-IT6 Interest, Class X-B-IT1 Interest, Class X-B-IT2 Interest,
Class X-B-IT3 Interest, Class X-B-IT4 Interest, Class X-B-IT5 Interest and Class
X-B-IT6 Interest are Uncertificated Intermediate Lower-Tier Interests.

      Undercollateralized Amount: As defined in Section 5.02.

      Undercollateralized Group: As defined in Section 5.02.

      Uninsured Cause: Any cause of damage to a Mortgaged Property, the cost of the complete restoration of which is not fully reimbursable under the hazard insurance policies required to be maintained pursuant to Section 3.12.

      Upper-Tier Certificate Sub-Account: The deemed sub-account of the
Certificate Account designated by the Securities Administrator pursuant to
Section 3.09(i).

      Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Intermediate Lower-Tier Interests and such amounts as shall from time to time be deemed to be held in the Upper-Tier
Certificate Sub-Account.

      U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the
United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1%
of all Voting Rights shall be allocated to the Holder of the Residual
Certificate, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-21 Certificates, (c) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-26 Certificates, (d) 1% of all Voting Rights shall be allocated to the Holders of the Class X-IO Certificates and (d) the remaining
Voting Rights shall be allocated among Holders of the remaining Classes of
Certificates in proportion to the Certificate Balances of their respective
Certificates on such date.

      Washington Mutual: Washington Mutual Bank.

      Washington Mutual Servicing Agreement: Collectively, the Mortgage Loan
Purchase and Sale Agreement (Amended and Restated), dated as of July 1, 2003, by and between Washington Mutual Bank and BANA, as amended by that Mortgage Loan
Purchase and Sale Agreement (Amended and Restated), dated as of July 1, 2003, by and between Washington Mutual and BANA (as successor in interest to BAMCC), as amended by (i) the Master Assignment, Assumption and Recognition Agreement,
dated as of July 1, 2004 (the "Master

                                     - 40 -

AAR"), by and between BANA (as successor in interest to BAMCC) and Washington
Mutual, (ii) that certain Regulation AB Amendment to the Mortgage Loan Purchase
and Sale Agreement, dated as of December 1, 2005, by and among Washington
Mutual, Washington Mutual Bank fsb and BANA, (iii) the Servicing Agreement
(Amended and Restated), dated as of July 1, 2003, by and between BANA (as successor in interest to BAMCC) and Washington Mutual, as amended by the Master
AAR and that certain Regulation AB Amendment to the Servicing Agreement, dated as of December 1, 2005, by and between Washington Mutual and BANA, (iv) those certain Term Sheets, dated as of November 22, 2005 and December 22, 2005, each by and between Washington Mutual and BANA, and (v) the Assignment, Assumption
and Recognition Agreement, dated January 31, 2006, by and among BANA, the
Depositor, the Trustee, the Master Servicer and Washington Mutual.

      Wells Fargo Bank: Wells Fargo Bank, N.A., in its capacity as Servicer under the Wells Fargo Servicing Agreement.

      Wells Fargo Servicing Agreement: Collectively, the Mortgage Loan Purchase
Agreement, dated as of March 1, 2005, by and between BANA and Wells Fargo Bank, the Master Sponsor's Warranties and Servicing Agreement, dated as of March 1,
2005, by and between BANA and Wells Fargo Bank, as seller and servicer, the
Amended and Restated Mortgage Loan Purchase Agreement, dated as of December 1,
2005, by and between BANA and Wells Fargo Bank, the Amended and Restated Master
Sponsor's Warranties and Servicing Agreement, dated as of December 1, 2005, by and between BANA and Wells Fargo Bank, as seller and servicer, those certain
Assignment and Conveyance Agreements, dated as of October 26, 2005 and December
15, 2005, each by and between Wells Fargo Bank and BANA, and the Assignment,
Assumption and Recognition Agreement, dated January 31, 2006, by and among BANA, the Depositor, the Trustee, the Master Servicer and Wells Fargo Bank.

      Yield Maintenance Agreement: The yield maintenance agreement between the
Securities Administrator, on behalf of the Trust, and the Counterparty, which will be primarily for the benefit of the Class 1-A-20 Certificates, substantially in the form attached hereto as Exhibit P. The Yield Maintenance
Agreement shall not be an asset of any REMIC formed under this Agreement.

      Yield Maintenance Agreement Payment: For any Distribution Date prior to and including the Distribution Date in May 2011, the amount, if any, required to be paid by the Counterparty to the Securities Administrator under the Yield
Maintenance Agreement.

      Yield Maintenance Amount: For any Distribution Date (other than the
Distribution Date in February 2006) prior to and including the Distribution Date in May 2011, an amount equal to the product of (a) the Class Certificate Balance of the Class 1-A-20 Certificates immediately prior to such Distribution Date,
(b) the excess of (i) the lesser of 8.600% and LIBOR over (ii) 4.850% and (c)
one-twelfth.

      Yield Maintenance Amount Shortfall: For any Distribution Date, the amount, if any, by which the Yield Maintenance Amount for such Distribution Date exceeds the sum of the Yield Maintenance Agreement Payment for such Distribution Date and any Excess Funds in the Reserve Fund.

                                     - 41 -

      Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve (12) 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

      Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans and the related Mortgage Files, including all interest and principal received on or with respect to the Mortgage
Loans (other than payments of principal and interest due and payable on the
Mortgage Loans on or before the Cut-off Date) and the Depositor's rights under the Mortgage Loan Purchase Agreement, including the rights of the Depositor as assignee of the Sponsor with respect to the Sponsor's rights under the Servicing
Agreements. The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage
Loans or any agreement or instrument relating thereto, except as specifically set forth herein. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a
"High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act
effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices
Act effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act,
effective January 1, 2005.

      (b)   In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, or a Custodian on behalf of the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i)     the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of U.S. Bank National
      Association, as trustee for holders of Banc of America Funding Corporation
      Mortgage Pass-Through Certificates, Series 2006-1, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
      Note) and, in the case of any Mortgage Loan originated in the State of New
      York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if
      applicable, the consolidated Mortgage Note and the consolidated Mortgage;

            (ii)    except as provided below and other than with respect to the
      Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains

                                     - 42 -

      the original recorded Mortgage, a copy of such Mortgage certified by the applicable Servicer (which may be part of a blanket certification) as being a true and correct copy of the Mortgage;

            (iii)   subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "U.S. Bank National Association, as
      trustee for the holders of Banc of America Funding Corporation Mortgage
      Pass-Through Certificates, Series 2006-1" (which may be included in a blanket assignment or assignments), together with, except as provided below and other than with respect to the Mortgage Loans purchased by the
      Sponsor from Wells Fargo Bank, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the applicable Servicer (which may be part of a blanket certification) as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such
      Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc.
      ("MERS") or its designee, no Assignment of Mortgage in favor of the
      Trustee will be required to be prepared or delivered and instead, the
      Master Servicer shall enforce the obligations of the applicable Servicer to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv)    the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v)     other than with respect to the Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto, (B) a title search showing no lien (other than standard exceptions) on the
      Mortgaged Property senior to the lien of the Mortgage or (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

            (vi)    the original of any guarantee executed in connection with
      the Mortgage Note;

            (vii)   for each Mortgage Loan, if any, which is secured by a
      residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

                                     - 43 -

            (viii)  the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix)    for each Mortgage Loan secured by Cooperative Stock (other than with respect to any Mortgage Loan secured by Cooperative Stock purchased by the Sponsor from Wells Fargo Bank), the originals of the following documents or instruments:

                    (A) The Cooperative Stock Certificate;

                    (B) The stock power executed in blank;

                    (C) The executed Cooperative Lease;

                    (D) The executed Recognition Agreement;

                    (E) The executed assignment of Recognition Agreement, if
            any;

                    (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                    (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for
            recordation).

provided, however, that on the Closing Date, with respect to item (iii), if an
Assignment of Mortgage is required to be recorded as set forth below, the
Depositor has delivered to the Trustee or a Custodian on behalf of the Trustee, as the case may be, a copy of such Assignment of Mortgage in blank rather than in the name of the Trustee and has caused the applicable Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such
Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original
Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

      If in connection with any Mortgage Loans, the Depositor cannot deliver (A)
the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy, if any, (together with all riders thereto), if applicable, satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if applicable, has not been delivered to any of the related
Servicer, the Sponsor or the Depositor, as applicable, by the applicable title insurer, if any, in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or a Custodian on behalf of the
Trustee, as the case may be, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of

                                     - 44 -

recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one (1) year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered an Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee or a Custodian, on behalf of the Trustee, as the case may be, (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2)
any other documents required to be delivered by the Depositor, or the applicable
Servicer to the Trustee or a Custodian on the Trustee's behalf, as the case may
be. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity"
or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Depositor shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

      Upon discovery by the Depositor or notice from Wells Fargo Bank, the
Master Servicer, the Securities Administrator or Trustee that a Document
Transfer Event has occurred, the Depositor shall, with respect to Mortgage Loans purchased by the Sponsor from Wells Fargo Bank, deliver or cause to be delivered to the Trustee or a Custodian, on behalf of the Trustee, within 60 days copies
(which may be in electronic form mutually agreed upon by the Depositor and the
Trustee or such Custodian) of the following additional documents or instruments to the Mortgage File with respect to each such Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the
Trustee or a Custodian on behalf of the Trustee, as applicable, if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

            (1)   other than if the related Mortgage has been recorded in the name of MERS or its designee, originals of all interim recorded assignments of such mortgage or a copy of such interim assignments certified by Wells Fargo
Bank (which may be part of a blanket certification) as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates);

            (2)   the original or a certified copy of the lender's title
insurance policy;

            (3)   the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording; and

                                     - 45 -

            (4)   for each Mortgage Loan secured by Cooperative Stock, the
originals of the following documents or instruments:

                  (A)    The Cooperative Stock Certificate;

                  (B)    The stock power executed in blank;

                  (C)    The executed Cooperative Lease;

                  (D)    The executed Recognition Agreement;

                  (E)    The executed assignment of Recognition Agreement,
            if any;

                  (F)    The executed UCC-1 financing statement with evidence of
            recording thereon; and

                  (G)    Executed UCC-3 financing statements or other
            appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the
            Trustee with evidence of recording thereon (or in a form suitable for recordation).

      With respect to each Mortgage Loan, as promptly as practicable subsequent to such transfer and assignment, the Master Servicer shall (except for any
Mortgage which has been recorded in the name of MERS or its designee) enforce the obligations of the related Servicer pursuant to the related Servicing
Agreement to (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within the time period required in the applicable Servicing Agreement and (II) at the
Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the
Trustee, except that, with respect to any Assignment of a Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, such Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in accordance with the applicable Servicing
Agreement.

      No recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee and the Securities
Administrator an unqualified Opinion of Counsel reasonably acceptable to the
Trustee and the Securities Administrator to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the
Depositor or the originator of such Mortgage Loan or (ii) the recordation of an
Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.
Exhibit J attached hereto sets forth the list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates.
The Securities Administrator and the Trustee may rely and shall be protected in relying upon the information contained in such Exhibit J.

                                     - 46 -

      In the case of Mortgage Loans that have been prepaid in full as of the
Closing Date, the Depositor, in lieu of delivering the above documents to the
Trustee, or a Custodian on the Trustee's behalf, will cause the applicable
Servicer to remit to the Master Servicer for deposit in the Master Servicer
Custodial Account the portion of such payment that is required to be deposited in the such account pursuant to Section 3.09.

      Section 2.02 Acceptance by the Trustee or Custodian of the Mortgage Loans.
Subject to the provisions of the following paragraph, the Trustee declares that it, or a Custodian as its agent, will hold the documents referred to in Section
2.01 and the other documents delivered to it or a Custodian as its agent, as the case may be, constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause a
Custodian to deliver to the Depositor and the Master Servicer a certification in the form attached hereto as Exhibit K (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, such Person has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

      Within 90 days after the execution and delivery of this Agreement, the
Trustee shall review, or cause a Custodian, on behalf of the Trustee, to review, the Mortgage Files in such Person's possession, and shall deliver to the
Depositor and the Master Servicer a certification in the form attached hereto as
Exhibit L (the "Final Certification") to the effect that, as to each Mortgage
Loan listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b). In performing any such review, the Trustee or a Custodian, as the case may be, may conclusively rely on the purported genuineness of any such document and any signature thereon.

      If, in the course of such review, a Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01 or is omitted from such Mortgage File or if the Depositor, the
Master Servicer, the Trustee, a Custodian or the Securities Administrator
discovers a breach by a Servicer or the Sponsor of any representation, warranty or covenant under the Servicing Agreements or the Mortgage Loan Purchase
Agreement in respect of any Mortgage Loan and such breach materially adversely affects the interest of the Certificateholders in the related Mortgage Loan
(provided that any such breach that causes the Mortgage Loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the
Certificateholders), then such party shall promptly so notify the Master
Servicer, the Sponsor, such Servicer, the Securities Administrator, the Trustee and the Depositor of such failure to meet the requirements of Section 2.01 or of such breach and request that the applicable Servicer or the Sponsor, as applicable, deliver such missing documentation or cure such defect or breach within 90 days of its discovery or its receipt of notice of any such failure to meet the requirements of Section 2.01 or of such breach. If the Trustee receives written notice that the Sponsor or the applicable Servicer, as applicable, has not delivered such missing document or cured such defect or breach in all material respects during such period, the Trustee, on behalf of the Trust, shall enforce the applicable Servicer's or Sponsor's obligation, as the case may be, under the applicable Servicing Agreement or the Mortgage Loan Purchase
Agreement, as applicable, and cause the applicable

                                     - 47 -

Servicer or Sponsor, as applicable, to either (a) other than in the case of RFC,
PHH and Washington Mutual, substitute for the related Mortgage Loan a Substitute
Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the
Closing Date; provided, further, that such substitution or repurchase must occur within 90 days of when such defect was discovered if such defect will cause the
Mortgage Loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code.

      Notwithstanding any contrary provision of this Agreement, no substitution pursuant to this Section 2.02 shall be made more than 90 days after the Closing
Date unless the Depositor delivers to the Securities Administrator an Opinion of
Counsel, which Opinion of Counsel shall not be at the expense of either the
Trustee, the Securities Administrator or the Trust Estate, addressed to the
Trustee and the Securities Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on any REMIC created hereunder or contributions after the Start-up Day, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any
REMIC created hereunder to fail to qualify as a REMIC at any time that any
Certificates are outstanding.

      It is understood that the scope of the Trustee's review (or a Custodian's review on its behalf) of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the applicable Mortgage Loans identified in the related Mortgage Loan Schedule based solely upon the review of items (i) and (xi) in the definition of Mortgage Loan Schedule. Neither the
Trustee nor any Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

      If the Trustee receives written notice from the Depositor, the Master
Servicer or the Securities Administrator of a breach of any representation or warranty of a related Servicer or the Sponsor, the Trustee, on behalf of the
Trust, shall enforce the rights of the Trust under the Servicing Agreements and the Mortgage Loan Purchase Agreement for the benefit of the Certificateholders.
If the Trustee receives written notice from the Depositor, the Master Servicer or the Securities Administrator of a breach of the representations or warranties with respect to the Mortgage Loans set forth in a Servicing Agreement, the
Trustee, on behalf of the Trust, shall enforce the right of the Trust to be indemnified for such breach of representation or warranty. In addition, if the
Trustee receives written notice from the Depositor, the Master Servicer or the
Securities Administrator of a breach of a representation with respect to a
Mortgage Loan set forth in clauses (k) or (o) of paragraph 3 of the Mortgage
Loan Purchase Agreement that occurs as a result of a violation of an applicable predatory or abusive lending law, the Trustee, on behalf of the Trust, shall enforce the right of the Trust to reimbursement by the Sponsor for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"), but in the case of a breach of a representation set forth in clauses (k) or (o) of paragraph 3 of the Mortgage
Loan Purchase Agreement, only to the extent the applicable Servicer does not so reimburse the Trust. It is understood and agreed that, except for

                                     - 48 -

any indemnification provided in the Servicing Agreements and the payment of any
Reimbursement Amount, the obligation of a Servicer or the Sponsor to cure or to repurchase (or, other than in the case of RFC, PHH and Washington Mutual, to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against a Servicer or the Sponsor in respect of such omission, defect or breach available to the
Trustee on behalf of the Trust and the Certificateholders.

      With respect to the representations and warranties relating to the
Mortgage Loans set forth in the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor's knowledge or as to which the Sponsor had no knowledge, if it is discovered by the Depositor, the Master Servicer or the
Trustee that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the
Certificateholders in the related Mortgage Loan then, notwithstanding the
Sponsor's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

      It is understood and agreed that the representations and warranties relating to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee or a Custodian on
the Trustee's behalf and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Sponsor set forth in this
Section 2.02 to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Mortgage Loan Purchase
Agreement.

      The representations and warranties of each Servicer with respect to the applicable Mortgage Loans in the related Servicing Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in such
Servicing Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of a Servicer under the related Servicing Agreement and (ii) a representation or warranty of the Sponsor under the Mortgage Loan Purchase
Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right, on behalf of the Trust, to enforce the obligations of the applicable Servicer under any applicable representation or warranty made by it. It is hereby acknowledged that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Servicer in the applicable Servicing Agreement, without regard to whether such Servicer fulfills its contractual obligations in respect of such representation or warranty. It is hereby further acknowledged that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.04) under any circumstances.

                                     - 49 -

      With respect to each Substitute Mortgage Loan the Sponsor shall deliver to the Trustee (or a Custodian on behalf of the Trustee), for the benefit of the
Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of
Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Sponsor or a Servicer
(other than RFC, PHH and Washington Mutual) has substituted a Substitute
Mortgage Loan.

      The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage
Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan
Schedule to the Securities Administrator, the Trustee and any Custodian. Upon
such substitution of a Mortgage Loan by the Sponsor or a Servicer (other than
RFC, PHH and Washington Mutual), each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, the Sponsor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to paragraph 4 of the Mortgage Loan Purchase Agreement and the applicable Servicer shall be deemed to have made to the Trustee with respect to such Substitute
Mortgage Loan, as of the date of substitution, the mortgage loan representations and warranties made pursuant to the applicable Servicing Agreement. Upon any such substitution and the deposit to the Master Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph)
and receipt by the Trustee of a Request for Release, the Trustee shall release, or shall direct a Custodian to release, the Mortgage File relating to such
Defective Mortgage Loan to applicable Person and shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, without recourse, as shall be necessary to vest title in such
Person or its designee to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

      For any month in which Sponsor or a Servicer (other than RFC, PHH and
Washington Mutual) substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans substituted by such
Person in a Loan Group as of the date of substitution is less than the aggregate
Stated Principal Balance of all such Defective Mortgage Loans in a Loan Group substituted by such Person (after application of the principal portion of the
Monthly Payments due in the month of substitution) (the "Substitution Adjustment
Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be remitted by such Person to the Master Servicer for deposit to the Master
Servicer Custodial Account on or before the 18th day of the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

                                     - 50 -

      The Trustee shall retain or shall cause a Custodian to retain, as applicable, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall cause to be promptly delivered to the Trustee or a Custodian on behalf of the
Trustee, as the case may be, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Master Servicer's possession from time to time.

      Neither the Trustee nor any Custodian shall be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(b)(iv), (vi),
(vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the Trustee or a Custodian on its behalf, as applicable, shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan.

      Section 2.03 Representations, Warranties and Covenants of the Master
Servicer.

      The Master Servicer hereby makes the following representations and warranties to the Depositor, the Securities Administrator and the Trustee, as of
the Closing Date:

            (i)     The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the
      United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property securing a
      Mortgage Loan is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the
      Master Servicer. The Master Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the
      Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Master
      Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Master Servicer to make this
      Agreement valid and binding upon the Master Servicer in accordance with its terms.

            (ii)    No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Master Servicer

                                     - 51 -

      is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii)   The consummation of the transactions contemplated by this
      Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject.

            (iv)    There is no action, suit, proceeding or investigation
      pending or, to the best knowledge of the Master Servicer, threatened against the Master Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Master
      Servicer, or in any material impairment of the right or ability of the
      Master Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the
      Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would materially impair the ability of the Master Servicer to perform under the terms of this Agreement.

      The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

      Section 2.04 Representations and Warranties of the Depositor as to the
Mortgage Loans.

      The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

            (i)     Immediately prior to the transfer and assignment
      contemplated herein, the Depositor was the sole owner and holder of the
      Mortgage Loans. The Mortgage Loans were not assigned or pledged by the
      Depositor and the Depositor had good and marketable title thereto, and the
      Depositor had full right to transfer and sell the Mortgage Loans to the
      Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (ii)    As of the Closing Date, the Depositor has transferred all
      right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

            (iii)   As of the Closing Date, the Depositor has not transferred
      the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors.

                                     - 52 -

      It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage
Files to the Trustee or the related Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

      Upon discovery by any of the Depositor, the Master Servicer, the
Securities Administrator or the Trustee that any of the representations and warranties set forth in this Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties; provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within
90 days of its discovery or its receipt of notice of any such breach, the
Depositor shall cure such breach in all material respects or shall either (i)
repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Purchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Purchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any shall be remitted to the Master Servicer for deposit to the Master Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Depositor to repurchase or substitute for any
Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trust and the Trustee on behalf of
Certificateholders, and such obligation shall survive until termination of the
Trust hereunder.

      Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Senior Certificates (other than the Class 3-A-R, Class
X-IO and Class X-PO Certificates), the Components and the Classes of Subordinate
Certificates as "regular interests" and the Class UR Interest as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code
Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the Uncertificated Intermediate Lower-Tier Interests as classes of "regular interests" and the Class ILR Interest as the single class of
"residual interest" in the Intermediate Lower-Tier REMIC and (ii) the
Uncertificated Lower-Tier Interests as classes of "regular interests" and the
Class LR Interest as the single class of "residual interest" in the Lower-Tier
REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

      Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC, the
Intermediate Lower-Tier REMIC and Lower-Tier REMIC within the meaning of Section
860G(a)(9) of the Code.

      Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC, the
Intermediate Lower-Tier REMIC and the Lower-Tier REMIC is February 25, 2036.

                                     - 53 -

      Section 2.08 Execution and Delivery of Certificates. The Securities
Administrator (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Intermediate Lower-Tier
REMIC and the Certificateholders and that it holds the Uncertificated
Intermediate Lower-Tier Interests on behalf of the Upper-Tier REMIC and the
Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Uncertificated Lower-Tier
Interests and Uncertificated Intermediate Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Intermediate Lower-Tier Interests and the Uncertificated
Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                                   ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF MORTGAGE LOANS

      Section 3.01 Master Servicing of the Mortgage Loans. For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligations of the Servicers to service and administer their respective
Mortgage Loans in accordance with the terms of the applicable Servicing
Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with Customary Servicing Procedures. Furthermore, the Master
Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master
Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and the
Master Servicer's records, and based on such reconciled and corrected information, prepare the Master Servicer's Certificate and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the
Servicers to the Master Servicer Custodial Account pursuant to the applicable
Servicing Agreements.

      Continuously from the date hereof until the termination of the Trust, the
Master Servicer shall enforce the obligations of the Servicers to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the applicable Servicing Agreement.

      The relationship of the Master Servicer (and of any successor to the
Master Servicer as master servicer under this Agreement) to the Trustee and the
Securities Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                                     - 54 -

      Section 3.02 Monitoring of Servicers. (a) The Master Servicer shall be responsible for reporting to the Trustee, the Securities Administrator and the
Depositor the compliance by each Servicer with its duties under the related
Servicing Agreement. In the review of each Servicer's activities, the Master
Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Securities
Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

      (b)   The Master Servicer, for the benefit of the Trust and the
Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such
Servicer thereunder and act as successor Servicer of the related Mortgage Loans under the applicable Servicing Agreement (except that, in the case of the termination of Wells Fargo Bank as a Servicer under the Wells Fargo Servicing
Agreement, the Trustee shall, subject to the preceding paragraph, terminate the rights and obligations of Wells Fargo Bank thereunder, including as provided in
Section 3.19, and either act as successor Servicer of the related Mortgage Loans under the Wells Fargo Servicing Agreement or appoint a successor Servicer of the related Mortgage Loans under the Wells Fargo Servicing Agreement, and the
Trustee shall be entitled to comparable rights and protections as the Trustee would be provided under Section 3.07 and Section 8.05 if it acted as successor
Master Servicer) or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer (except, in the case of the Wells Fargo Servicing Agreement, the Trustee shall select the successor
Servicer); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor
Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master
Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party whom such enforcement is directed, provided that the Master Servicer and the Trustee, as applicable, shall not be required to prosecute or defend any legal action except to the extent that the
Master Servicer or the Trustee, as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action.

      (c)   To the extent that the costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to any
Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential

                                     - 55 -

termination of the Servicer as a result of an Event of Default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Servicer to service the
Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer (except in the case of the termination of Wells Fargo Bank as a Servicer) or the Trustee,
as applicable, shall be entitled to reimbursement of such costs and expenses from the Master Servicer Custodial Account; provided that if such servicing transfer costs are ultimately reimbursed by the terminated Servicer, then the
Master Servicer or the Trustee, as applicable, shall remit such amounts that are reimbursed by the terminated Servicer to the Master Servicer Custodial Account.

      (d)   The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing
Agreement.

      (e)   If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

      (f)   Subject to the conditions set forth in this Section 3.02(f), the
Master Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Master Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Master Servicer, specifying (i) the identity of each such
Subcontractor that is a Servicing Function Participant and (ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Master Servicer of any Servicing Function Participant, the
Master Servicer shall cause any such Servicing Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.21 of this
Agreement to the same extent as if such Servicing Function Participant were the
Master Servicer. The Master Servicer shall be responsible for obtaining from each such Servicing Function Participant and delivering to the applicable
Persons any Assessment of Compliance and related Attestation Report required to be delivered by such Servicing Function Participant under Section 3.21, in each case as and when required to be delivered.

      Notwithstanding the foregoing, if the Master Servicer engages a
Subcontractor in connection with the performance of any of its duties under this
Agreement, the Master Servicer shall be responsible for determining whether such
Subcontractor is an Additional Servicer.

      The Master Servicer shall indemnify the Depositor, the Sponsor, the
Trustee and the Securities Administrator and any of their directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the Master Servicer's obligation set forth in the preceding paragraph or the failure of the Master
Servicer to perform any of its obligations under this Section 3.02(f), Section
3.20, Section 3.21 or Section 3.22.

                                     - 56 -

      Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Master
Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons involved in the performance of its obligations as
Master Servicer hereunder. These policies must insure the Master Servicer against losses resulting from dishonest or fraudulent acts committed by the
Master Servicer's personnel, any employees of outside firms that provide data processing services for the Master Servicer, and temporary contract employees or student interns. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sponsors' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Master
Servicer by express waiver of Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

      Section 3.04 Access to Certain Documentation. The Master Servicer shall provide, and the Master Servicer shall cause each Servicer to provide in accordance with the related Servicing Agreement, to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer and the related Servicer. In fulfilling such request for access, the Master Servicer shall not be responsible to determine the sufficiency of any information provided by such Servicer.
Nothing in this Section 3.04 shall limit the obligation of the Master Servicer and the related Servicer to observe any applicable law and the failure of the
Master Servicer or the related Servicer to provide access as provided in this
Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

      Section 3.05 Maintenance of Primary Mortgage Insurance Policy; Claims. (a)
The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage
Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing
Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this
Agreement and the related Servicing Agreement, as applicable.

                                     - 57 -

      (b)   The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trust, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary
Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to
Sections 3.08 and 3.09, any amounts collected by the Master Servicer or any
Servicer under any Primary Mortgage Insurance Policies shall be deposited in the
Master Servicer Custodial Account, subject to withdrawal pursuant to Section
3.11.

      Section 3.06 Rights of the Depositor, the Securities Administrator and the
Trustee in Respect of the Master Servicer.

      The Depositor may, but is not obligated to, enforce the obligations of the
Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. None of the Securities
Administrator, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer and the
Securities Administrator, the Trustee or the Depositor shall not be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

      Section 3.07 Trustee to Act as Master Servicer.

      (a)   In the event the Master Servicer or any successor master servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee as trustee hereunder shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Master
Servicer to assume, all of the rights and obligations of the Master Servicer hereunder arising thereafter. Any such assumption shall be subject to Sections
7.02 and 8.05.

      (b)   The predecessor Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all master servicing documents and records and an accounting of amounts collected or held by the Master Servicer, and shall transfer control of the Master Servicer Custodial Account and any investment accounts to the successor Master Servicer, and otherwise use its best efforts to effect the orderly and efficient transfer of its rights and duties as
Master Servicer hereunder to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Master Servicer (or the Trust if the predecessor Master Servicer is unable to fulfill such obligations) for all
Master Servicing Transfer Costs.

      Section 3.08 Servicer Custodial Accounts and Escrow Accounts.

      (a)   The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Servicer Custodial Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a loan by loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and all collections with

                                     - 58 -

respect to any REO Property received by a Servicer, including Principal
Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Advances
made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Servicer Custodial Account. The Master Servicer
is hereby authorized to make withdrawals from and deposits to the related
Servicer Custodial Account for purposes required or permitted by this Agreement.

      (b)   The Master Servicer shall also enforce the obligation of each
Servicer to establish and maintain a Buy-Down Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts any Buy-Down Funds shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt thereof. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Buy-Down Account for purposes required or permitted by this Agreement. In addition, the Master
Servicer shall enforce the obligation of each Servicer to withdraw from the
Buy-Down Account and deposit in immediately available funds in the Servicer
Custodial Account an amount which, when added to such Mortgagor's payment, will equal the full monthly payment due under the related Mortgage Note.

      (c)   To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall enforce the obligation of each Servicer to establish and maintain one or more escrow accounts (for each Servicer, collectively, the "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or Advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

      Section 3.09 Collection of Mortgage Loan Payments; Master Servicer
Custodial Account; Certificate Account and Reserve Fund.

      (a)   Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Master Servicer shall enforce the obligations of the Servicers to collect all payments due under the terms and provisions of the Mortgage Loans when the same shall become due and payable to the extent such procedures shall be consistent with the applicable Servicing
Agreement.

      (b)   The Securities Administrator shall establish and maintain the
Certificate Account, which shall be deemed to consist of four sub-accounts and into which the Master Servicer will deposit on or prior to 11:00 a.m. New York time, on each Distribution Date (or, if the Securities Administrator is no
longer the same Person as, or an Affiliate of, the Master Servicer, the Business
Day preceding each Distribution Date) all amounts on deposit in the Master
Servicer Custodial Account for distribution to Certificateholders.

      (c)   The Master Servicer shall establish and maintain the Master Servicer
Custodial Account, which shall be an Eligible Account and which may be deemed to be a sub-account of the Certificate Account for so long as the Master Servicer and the Securities Administrator are

                                     - 59 -

the same Person. The Master Servicer shall, promptly upon receipt, deposit in the Master Servicer Custodial Account and retain therein any amounts which are required to be deposited in the Master Servicer Custodial Account by the Master
Servicer.

      (d)   The Securities Administrator shall establish and maintain the
Reserve Fund, held in trust for the benefit of the Holders of the Class 1-A-20
Certificates and Banc of America Securities LLC. The Securities Administrator
shall deposit in the Reserve Fund on the date received by it, any Yield
Maintenance Agreement Payment received from the Counterparty for the related
Distribution Date and any amount required to be deposited therein pursuant to
Section 9.01(c). Funds on deposit in the Reserve Fund shall remain uninvested.
On each Distribution Date, the Securities Administrator shall withdraw from the
Reserve Fund any Yield Maintenance Agreement Payment received in respect of such
Distribution Date and any Excess Funds in the Reserve Fund and shall distribute such amounts to the Class 1-A-20 Certificates in an amount up to the sum of the
Yield Maintenance Amount for such Distribution Date and any Yield Maintenance
Amount Shortfalls for prior Distribution Dates. Any amounts remaining in the
Reserve Fund on the date on which the Class Certificate Balance of the Class
1-A-20 Certificates is reduced to zero (after payment of the Yield Maintenance
Amount for such date and the amount of any Yield Maintenance Amount Shortfalls from previous Distribution Dates not yet paid) shall be distributed by the
Securities Administrator to Banc of America Securities LLC.

            (i)     The Securities Administrator shall account for each of the
      Reserve Fund and the Yield Maintenance Agreement and the rights with respect thereto as an "outside reserve fund" within the meaning of
      Treasury Regulations Section 1.860G-2(h) and not as assets of any REMIC created pursuant to this Agreement. The beneficial owner of the Yield
      Maintenance Agreement and the Reserve Fund is Banc of America Securities
      LLC.

            (ii)    Any amounts in the Reserve Fund paid by the Securities
      Administrator pursuant to this Section 3.08(d) to the Class 1-A-20
      Certificates shall be accounted for by the Securities Administrator as amounts paid to the Class 1-A-20 Certificates from the Grantor Trust. In addition, the Securities Administrator shall account for the rights of the
      Class 1-A-20 Certificates to receive amounts from the Reserve Fund as rights in a limited recourse interest rate cap contract written by Banc of
      America Securities LLC in favor of the Class 1-A-20 Certificates.

            (iii)   For federal tax return and information reporting purposes, the right of the Holders of the Class 1-A-20 Certificates to receive payments under the Yield Maintenance Agreement shall be assigned a value of zero as of the Closing Date.

      (e)   On a daily basis within one (1) Business Day of receipt (except as otherwise specifically provided herein), the Master Servicer shall deposit or cause to be deposited the following payments and collections remitted to the
Master Servicer by each Servicer from its respective Servicer Custodial Account pursuant to the related Servicing Agreement or otherwise or received by the
Master Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date
(other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                                     - 60 -

            (i)     all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii)    all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

            (iii)   (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with
      Customary Servicing Procedures or (3) required to be deposited to an
      Escrow Account pursuant to Section 3.08 and (B) any Insurance Proceeds released from an Escrow Account;

            (iv)    any amount required to be deposited by the Master Servicer pursuant to Section 3.09(f) in connection with any losses on Permitted
      Investments with respect to the Master Servicer Custodial Account;

            (v)     any amounts relating to REO Property required to be remitted by the applicable Servicer;

            (vi)    Periodic Advances made by the applicable Servicer pursuant to the related Servicing Agreement (or, if applicable, by the Master
      Servicer or the Trustee pursuant to Section 3.19 or the Trustee pursuant to Section 8.01) and any Compensating Interest paid by the applicable
      Servicer pursuant to the related Servicing Agreement;

            (vii)   all Purchase Prices, all Substitution Adjustment Amounts and
      all Reimbursement Amounts to the extent received by the Servicer;

            (viii)  any Recoveries;

            (ix)    any Buy-Down Funds required to be deposited pursuant to
      Section 3.08; and

            (x)     any other amounts required to be deposited hereunder.

      If the Master Servicer shall deposit any amount not required to be deposited, it may at any time withdraw such amount from the Master Servicer
Custodial Account, any provision herein to the contrary notwithstanding. All funds required to be deposited in the Master Servicer Custodial Account shall be held by the Master Servicer in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11.

      (f)   Each institution at which the Master Servicer Custodial Account is maintained shall invest the funds therein as directed in writing by the Master
Servicer in Permitted Investments, which shall mature not later than the
Business Day next preceding the Distribution Date (except that if such Permitted
Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date)
and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Master Servicer Custodial Account
Reinvestment Income shall be for the benefit of the

                                     - 61 -

Master Servicer as part of its master servicing compensation and shall be remitted to the Master Servicer monthly as provided herein. The amount of any losses realized in the Master Servicer Custodial Account incurred in any such account in respect of any such investments shall promptly be deposited by the
Master Servicer from its own funds in the Master Servicer Custodial Account.

      (g)   Each institution at which the Certificate Account is maintained shall invest the funds therein if directed in writing by the Securities
Administrator in Permitted Investments that are obligations of the institution that maintains the Certificate Account, which shall mature on the Distribution
Date and shall not be sold or disposed of prior to its maturity. All such
Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the
Certificate Account shall be for the benefit of the Securities Administrator as its compensation and the amount of any losses realized in the Certificate
Account in respect of any such Permitted Investments shall promptly be deposited by the Securities Administrator from its own funds in the Certificate Account.

      (h)   The Master Servicer shall give notice to the Depositor, the Trustee, the Securities Administrator and the Rating Agencies of any proposed change of location of the Master Servicer Custodial Account not later than 30 days after and not more that 45 days prior to any change thereof. The Securities
Administrator shall give notice to the Depositor, the Trustee, the Master
Servicer and the Rating Agencies of any proposed change of the location of the
Certificate Account maintained by the Securities Administrator not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Master Servicer Custodial Account and the Certificate Account shall be evidenced by a certification substantially in the form attached hereto as
Exhibit F.

      (i)   The Securities Administrator shall designate each of the
Intermediate Lower-Tier Certificate Sub-Account and the Upper-Tier Certificate
Sub-Account as a sub-account of the Certificate Account. On each Distribution
Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the
Depositor), the Securities Administrator shall, from funds available on deposit in the Certificate Account, be deemed to deposit into the Intermediate
Lower-Tier Certificate Sub-Account, the Lower-Tier Distribution Amount. The
Securities Administrator shall then immediately, from funds available in the
Intermediate Lower-Tier Certificate Sub-Account, be deemed to deposit into the
Upper-Tier Certificate Sub-Account, the Intermediate Lower-Tier Distribution
Amount.

                                     - 62 -

      Section 3.10 Access to Certain Documentation and Information Regarding the
Mortgage Loans. The Master Servicer shall afford and shall enforce the obligation of the Servicers to afford the Securities Administrator and the
Trustee reasonable access to all records and documentation regarding the
Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer or the applicable Servicer.

      Section 3.11 Permitted Withdrawals from the Certificate Account and the
Master Servicer Custodial Account.

      (a)   The Securities Administrator shall withdraw funds from the
Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

            (i)     to pay to the Servicers (to the extent not previously
      retained by them), the Servicing Fee to which they are entitled pursuant to the Servicing Agreements and to pay itself any Master Servicer
      Custodial Account Reinvestment Income;

            (ii)    to pay to the Securities Administrator and the Trustee any
      amounts due to the Securities Administrator and the Trustee under this
      Agreement (including, but not limited to, all amounts provided for under
      Section 3.02, Section 3.07, Section 8.05 and Section 9.11, other than the amounts provided for in the first sentence of Section 9.11);

            (iii)   to reimburse the Servicers (or, if applicable, itself or the
      Trustee) for unreimbursed Advances made pursuant to the related Servicing
      Agreement (or in the case of itself or the Trustee, pursuant to Section
      3.19 or Section 8.01, as applicable), such right of reimbursement pursuant to this clause (iii) being limited first to amounts received on the
      Mortgage Loans serviced by such Servicer in the related Loan Group in respect of which any such Advance was made and then limited to amounts received on all the Mortgage Loans serviced by such Servicer (or, if applicable, the Master Servicer or the Trustee) in respect of which any such Advance was made;

            (iv)    to reimburse the Servicers (or, if applicable, itself or the
      Trustee) for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iv) being limited first to amounts received on the Mortgage Loans in the same Loan Group as the Mortgage
      Loan(s) in respect of which such Nonrecoverable Advance was made and then limited to amounts received on all the Mortgage Loans serviced by such
      Servicer (of, if applicable, the Master Servicer or the Trustee);

            (v)     to reimburse the Servicers for Insured Expenses from the
      related Insurance Proceeds;

            (vi)    to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

                                     - 63 -

            (vii)   to reimburse itself or the Depositor for expenses incurred by either of them and reimbursable pursuant to this Agreement, including but not limited to, Section 3.02 and Section 7.03;

            (viii)  to withdraw any amount deposited in the Master Servicer
      Custodial Account and not required to be deposited therein; and

            (ix)    to clear and terminate the Master Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

If the Master Servicer shall remit to the Securities Administrator any amount not required to be remitted, it may at any time direct the Securities
Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Securities
Administrator which describes the amounts remitted in error to the Securities
Administrator for deposit to the Certificate Account.

      (b)   On each Distribution Date, funds on deposit in the Certificate
Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Regular Certificates and the Class 3-A-R
Certificate (in respect of the Class UR Interest) as provided in Sections 5.01 and 5.02. The Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

      Section 3.12 Maintenance of Hazard Insurance and Other Insurance.

      (a)   For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained fire, flood and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in accordance with the related Servicing Agreements. It is understood and agreed that such insurance provided for in this Section 3.12 shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing
Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

      (b)   Pursuant to Sections 3.08 and 3.09, any amounts collected by the
Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer
Custodial Account, subject to withdrawal pursuant to Sections 3.09 and 3.11. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to
Certificateholders and shall be recoverable by the Master Servicer or such
Servicer pursuant to Sections 3.08 and 3.09.

                                     - 64 -

      Section 3.13 Presentment of Claims and Collection of Proceeds.

      The Master Servicer shall (to the extent provided in the applicable
Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trust and the Certificateholders all claims under the Insurance
Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master
Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the
Master Servicer Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged
Property as a condition precedent to the presentation of claims on the related
Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

      Section 3.14 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

      To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master
Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

      Section 3.15 Realization Upon Defaulted Mortgage Loans; REO Property.

      (a)   The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the
Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

      (b)   With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the
Certificateholders, or its nominee, on behalf of the Certificateholders. The
Master Servicer shall enforce the obligation of the Servicers, to the extent provided in the applicable Servicing Agreement, to (i) cause the name of the
Trust to be placed on the title to such REO Property and (ii) ensure that the title to such REO Property references this Agreement. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing
Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the
Master Servicer shall cause the applicable Servicer to protect and conserve such
REO Property in the manner and to the extent required by the applicable
Servicing Agreement, subject to the REMIC Provisions. In the event that the
Trust Estate acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master
Servicer shall enforce the obligation of the related Servicer to dispose of such
Mortgaged Property within the time period specified in the applicable Servicing
Agreement, but in any event within three years

                                     - 65 -

after the acquisition by the Servicer for the Trust (such period, the "REO
Disposition Period") unless (i) the Servicer provides to the Trustee, the Master
Servicer and the Securities Administrator an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on
"prohibited transactions" of the Trust as defined in Section 860F of the Code or under the law of any state in which real property securing a Mortgage Loan owned by the Trust is located or cause any REMIC created hereunder to fail to qualify as a REMIC for federal income tax purposes or for state tax purposes under the laws of any state in which real property securing a Mortgage Loan owned by the
Trust is located at any time that any Certificates are outstanding or (ii) the
Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Estate may continue to hold such Mortgaged Property for the period of such extension.

      (c)   The Master Servicer shall, to the extent required by the related
Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Servicer Custodial Account.

      (d)   The applicable Servicer, upon the final disposition of any REO
Property, shall be entitled to reimbursement for any related unreimbursed
Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

      (e)   The Liquidation Proceeds from the final disposition of the REO
Property, net of any payment to the applicable Servicer as provided above shall be deposited in the related Servicer Custodial Account on or prior to the
Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Custodial Account.

      Notwithstanding any other provision of this Agreement, the Master Servicer shall not permit any Mortgaged Property acquired by the Trust to be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, (ii) result in the receipt by any REMIC created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC
Provisions or (iii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged
Property under Section 860G(c) of the Code or otherwise, unless the Master
Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

      Notwithstanding any other provision of this Agreement, the Master Servicer and the Securities Administrator, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the

                                     - 66 -

Master Servicer or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. Without limiting the foregoing, the Master
Servicer agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in
Code Section 881(c)(3)(C) with respect to the Trust or the Depositor. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholder.

      Section 3.16 Trustee to Cooperate; Release of Mortgage Files.

      Upon the payment in full of any Mortgage Loan, or the receipt by the
Master Servicer or the related Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or the related Servicer will immediately notify the Trustee (or, at the direction of the Trustee, a Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the related Servicer with the Mortgage
File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Master Servicer or the related Servicer). Upon receipt of such request, the Trustee or a Custodian, as applicable, shall within seven (7) Business Days release the related Mortgage File to the Master Servicer or the related Servicer. The Trustee shall at the Master Servicer's or the related Servicer's direction execute and deliver to the Master Servicer or the related Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the
Mortgage relating to the Mortgage Loan, in each case provided by the Master
Servicer or the related Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall enforce the applicable
Servicer's obligation under the related Servicing Agreement take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor of the Mortgage Loan.

      From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any Primary Mortgage Insurance Policy, any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the
other documents included in the Mortgage File, the Trustee or a Custodian, as
applicable, shall, upon delivery to the Trustee (or, at the direction of the
Trustee, a Custodian) of a Request for Release signed by a Master Servicing
Officer or a Servicing Officer, release the Mortgage File within seven (7)
Business Days to the Master Servicer or the related Servicer. Subject to the further limitations set forth below, the Master Servicer or the applicable
Servicer shall cause the Mortgage Files so released to be returned to the
Trustee or a Custodian, as applicable, when the need therefor no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof

                                     - 67 -

are deposited in the related Servicer Custodial Account, in which case such
Servicer shall deliver to the Trustee or a Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

      If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreement, the Master Servicer or
any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the
Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

      Section 3.17 Documents, Records and Funds in Possession of the Master
Servicer to be Held for the Trustee.

      Notwithstanding any other provisions of this Agreement, the Master
Servicer shall cause each Servicer to transmit to the Trustee (or a Custodian on behalf of the Trustee) as required by this Agreement and the Servicing
Agreements all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or the related
Servicer or which otherwise are collected by the Master Servicer or the related
Servicer as Liquidation Proceeds, Recoveries or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the related Servicer in respect of any
Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Master Servicer Custodial Account or any Servicer Custodial Account,
shall be held by the Master Servicer or the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the
Trustee on behalf of the Trust, subject to the applicable provisions of this
Agreement and the related Servicing Agreement. The Master Servicer also agrees that it shall not, and shall enforce any requirement under the related Servicing
Agreement that the related Servicer shall not, knowingly create, incur or subject any Mortgage File or any funds that are deposited in any Master Servicer
Custodial Account, any Servicer Custodial Account, the Certificate Account or
any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Master Servicer or Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the
Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

      Section 3.18 Master Servicer Compensation. As compensation for its services hereunder, the Master Servicer shall be entitled to a fee in an amount agreed upon between the Master Servicer and the Securities Administrator,
payable by the Securities Administrator out of its own funds and not out of any funds of the Trust Estate. The Master Servicer shall also be entitled to additional compensation in the form of the Master Servicer Custodial Account
Reinvestment Income. The Master Servicer shall be required to pay all expenses incurred by it

                                     - 68 -

in connection with its master servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this
Agreement.

      Section 3.19 Advances. The Master Servicer shall enforce the obligations of each Servicer to make a Periodic Advance in accordance with the applicable
Servicing Agreement. A Servicer shall be entitled to be reimbursed from the applicable Servicer Custodial Account for all Advances of its own funds made pursuant to the related Servicing Agreement. Based upon information set forth in the servicer reports, the Master Servicer shall inform the Securities
Administrator of the amount of the Periodic Advance to be made by a Servicer on each applicable Advance Date no later than the related Remittance Date. If a
Servicer fails to make any required Periodic Advance pursuant to the related
Servicing Agreement, the Master Servicer shall (i) unless the Master Servicer determines that such Periodic Advance would not be recoverable in its good faith business judgment, make such Periodic Advance not later than the Business Day preceding the related Distribution Date and (ii) to the extent such failure leads to the termination of the Servicer and until such time as a successor
Servicer is appointed, continue to make Periodic Advances required pursuant to the related Servicing Agreement for any Distribution Date, within the same time frame set forth in (i) above, unless the Master Servicer determines (to the extent provided in the related Servicing Agreement) that such Periodic Advance would not be recoverable; provided that if the Servicer that fails to make such
Periodic Advance is Wells Fargo Bank and such Periodic Advance has not been made by 5:00 P.M. New York time on the last Business Day preceding the related
Distribution Date, so long as such failure is known by a Responsible Officer of the Trustee, the Trustee shall be obligated to make such Periodic Advance and then, so long as such failure shall not have been remedied by 5:00 P.M. New York time on the related Distribution Date (including the reimbursement to the
Trustee by Wells Fargo Bank, with interest thereon at the prime rate (as set forth in The Wall Street Journal), for any Periodic Advance made), the Trustee may, by notice given in writing to Wells Fargo Bank and the Depositor, terminate all of the rights and obligations of Wells Fargo Bank under its Servicing
Agreement. If the Master Servicer is unable to make a Periodic Advance required to be made by it in accordance with this Section 3.19 or Wells Fargo Bank as a
Servicer fails to make a Periodic Advance required to be made by it in accordance with the related Servicing Agreement, the Master Servicer shall immediately, and in no event later than 5:00 P.M. New York time on the last
Business Day preceding the related Distribution Date, give written notice thereof to the Trustee, the Securities Administrator and the Depositor.

      Section 3.20 Annual Statement as to Compliance.

      (a)   Each of the Master Servicer and the Securities Administrator shall deliver, and shall cause any Additional Servicer engaged by it to deliver, or otherwise make available to the Depositor and the Securities Administrator (and
the Securities Administrator will forward to the Trustee and each Rating
Agency), no later than March 15th of each calendar year beginning in 2007, an
Officers' Certificate (each, together with such similar certificate delivered by each Servicer as described in Section 3.20(b), a "Compliance Statement"), signed by an officer of such party, stating, as to the signer thereof, that (a) a review of the activities of such party during the preceding calendar year or portion thereof and of performance of such party under this Agreement has been made under such officers' supervision and (b) to the best of such officers'
knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill

                                     - 69 -

any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Compliance Statements shall contain no restrictions or limitations on its use. The obligations of the
Master Servicer and the Securities Administrator under this Section apply to each entity that acted as Master Servicer or Securities Administrator, as applicable, during the applicable period, whether or not such entity is acting as Master Servicer or Securities Administrator at the time such Compliance
Statement is required to be delivered.

      (b)   The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the
Master Servicer a Compliance Statement within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing
Agreement. The Master Servicer shall include such Compliance Statements of the
Servicers with its own Compliance Statement to be submitted pursuant to this
Section 3.20.

      Section 3.21 Assessments of Compliance and Attestation Reports.

      (a)   Each of the Master Servicer, the Securities Administrator and the
Custodian, each at its own expense, shall deliver, and shall cause each
Servicing Function Participant engaged by it to deliver, or otherwise make available to the Depositor and the Securities Administrator on or before March
15th of each calendar year beginning in 2007, a report regarding such party's assessment of compliance with the Relevant Servicing Criteria (each, together with such similar report delivered by each Servicer as described in Section
3.21(c), an "Assessment of Compliance"), reasonably satisfactory to the
Depositor and the Securities Administrator, that contains (i) a statement by such party of its responsibility for assessing compliance with the Relevant
Servicing Criteria, (ii) a statement that such party used the Relevant Servicing
Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to
Section 3.22(c), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof and (iv) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

      No later than February 1 of each fiscal year for the Trust for which a
10-K is required to be filed, the Master Servicer, the Securities Administrator and the Custodian shall each forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing
Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Securities
Administrator and the Custodian (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to
Section 3.21(b)) of each Servicing Function Participant engaged by it.

      Promptly after receipt of such Assessments of Compliance, the Securities
Administrator shall confirm that the Assessments of Compliance, taken as a whole, address all of the Servicing Criteria and taken individually address the
Relevant Servicing Criteria for each party as set forth

                                     - 70 -

on Exhibit Q and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such Assessments of Compliance until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The Custodian and any Servicing
Function Participant engaged by it shall not be required to deliver or cause the delivery of such Assessments of Compliance in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

      (b)   Each of the Master Servicer, the Securities Administrator and the
Custodian, each at its own expense, shall deliver, and shall cause each
Servicing Function Participant engaged by it to deliver, to the Depositor and
Securities Administrator on or before March 15th of each calendar year beginning in 2007, shall cause a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator, the
Custodian or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to
furnish a report (each, together with such similar report delivered by each
Servicer as described in Section 3.21(c), an "Attestation Report") to the
Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the
Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing
Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the
Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such
Attestation Report why it was unable to express such an opinion. Each such related Attestation Report shall be made in accordance with Rules 1-02(a)(3) and
2-02(g) of the Commission's Regulation S-X. Such Attestation Reports must be available for general use and not contain restricted use language.

      Promptly after receipt of such Attestation Reports, the Securities
Administrator shall confirm that each Assessment of Compliance is coupled with a related Attestation Report and shall notify the Depositor of any exceptions.
None of the Master Servicer, the Securities Administrator or any Servicing
Function Participant engaged by such parties shall be required to deliver or cause the delivery of such Attestation Reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a Form
10-K is not required to be filed in respect of the Trust for the preceding fiscal year. The Custodian and any Servicing Function Participant engaged by it shall not be required to deliver or cause the delivery of such Attestation
Report in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the
Trust for the preceding fiscal year.

      (c)   The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the
Master Servicer an Assessment of Compliance and related Attestation Report within the time frame set forth in, and in such form

                                     - 71 -

and substance as may be required pursuant to, the related Servicing Agreement.
The Master Servicer shall include such Assessments of Compliance and Attestation
Reports of the Servicers with its own Assessment of Compliance and related
Attestation Report to be submitted pursuant to this Section 3.21.

      Section 3.22 Reports to the Commission.

      (a)   The Securities Administrator and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Securities Administrator shall prepare on behalf of the Trust any Form 8-K , Form 10-D and Form 10-K required by the
Exchange Act and the rules and regulations of the Commission thereunder, and the
Master Servicer shall sign and file via EDGAR such Forms on behalf of the Trust.
Notwithstanding the previous sentence, the Depositor shall file the Form 8-K in connection with the filing of this Agreement.

      (b)   Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the Monthly Statement for such
Distribution Date attached thereto. Any disclosure in addition to the Monthly
Statement for such Distribution Date that is required to be included on Form
10-D ("Additional Form 10-D Disclosure") shall be prepared by the party responsible for preparing such disclosure pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

      As set forth on Exhibit R hereto, within 5 calendar days after the related
Distribution Date, (i) certain parties to this Agreement shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, any
Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities
Administrator shall compile all such information provided to it in a Form 10-D prepared by it. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

      After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Master Servicer for review and, only if Additional Form 10-D Disclosure is contained therein, the
Securities Administrator shall forward such Form 10-D to the Depositor for review. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, a senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to immediately follow) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the

                                     - 72 -

Securities Administrator will follow the procedures set forth in Section
3.22(h)(ii). Promptly (but no later than 1 Business Day) after filing with the
Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D. The signing party at the Master
Servicer can be contacted at the address specified in Section 11.05. Each party to this Agreement acknowledges that the performance by the Securities
Administrator of its duties under this Section 3.22(b) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this
Section 3.22(b). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

      (c)   On or within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing
Deadline") (it being understood that the fiscal year for the Trust ends on
December 31st of each year), commencing in March 2007, the Securities
Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the
Securities Administrator within the applicable time frames set forth in this
Agreement and the related Servicing Agreements:

            (i)     a Compliance Statement for each Servicer, the Master
      Servicer and the Securities Administrator (each, a "Reporting Servicer")
      as described under Section 3.20;

            (ii)    (A) the Assessment of Compliance for each Reporting
      Servicer, as described under Section 3.21(a) and (c), and (B) if each
      Reporting Servicer's Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer's Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

            (iii)   (A) the Attestation Report for each Reporting Servicer, as described under Section 3.21(b) and (c), and (B) if any Reporting
      Servicer's Attestation Report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such Attestation Report is not included and an explanation why such Attestation Report is not included;
      and

            (iv)    a Sarbanes-Oxley Certification, as described in Section
      3.22(e).

      Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure")
shall be prepared by the party responsible for preparing such disclosure pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any
Additional Form 10-K Disclosure, except as set forth in the next paragraph.

                                     - 73 -

      As set forth on Exhibit S hereto, no later than March 1 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in
2007, (i) certain parties to this Agreement shall be required to provide to the
Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, any Additional Form
10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the
Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it. The
Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any
Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

      After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Master Servicer for review.
No later than 5:00 p.m. New York City time on the 4th Business Day prior to the
10-K Filing Deadline, a senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to immediately follow) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the
Securities Administrator will follow the procedures set forth in Section
3.22(h)(ii). Promptly (but no later than 1 Business Day) after filing with the
Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K. The signing party at the Master
Servicer can be contacted at the address specified in Section 11.05. The parties to this Agreement acknowledge that the performance by the Securities
Administrator of its duties under this Section 3.22(c) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any
Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.22(c), Section 3.22(e),
Section 3.20 and Section 3.21. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

      (d)   Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a
Reportable Event or that is otherwise required to be included on Form 8-K ("Form
8-K Disclosure Information") shall be prepared by the party responsible for preparing such disclosure pursuant to the following paragraph and the Securities
Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

                                     - 74 -

      As set forth on Exhibit T hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of a Reportable Event (i) certain parties shall be required to provide to the Securities Administrator (at
cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380)
and the Depositor, to the extent known by such applicable parties, in
EDGAR-compatible form, or in such other form as otherwise agreed upon by the
Securities Administrator and such party, any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure
Information. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities
Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

      After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Master Servicer for review.
No later than Noon New York City time on the 4th Business Day after the
Reportable Event, a senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to immediately follow) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the
Securities Administrator will follow the procedures set forth in Section
3.22(h)(ii). Promptly (but no later than 1 Business Day) after filing with the
Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K. The signing party at the Master
Servicer can be contacted at the address specified in Section 11.05. The parties to this Agreement acknowledge that the performance by the Securities
Administrator of its duties under this Section 3.22(d) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this
Section 3.22(d). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

      (e)   Each Form 10-K shall include a certification (the "Sarbanes-Oxley
Certification"), exactly as set forth in Exhibit M attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities
Administrator (if the Securities Administrator is not the same entity as the
Master Servicer) shall provide, and shall cause any Servicing Function
Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley
Certification (the "Certifying Person"), by March 15th of each year in which the
Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, together with such similar certification delivered by each Servicer as described in
Section 3.22(f), a "Back-up Certification"), in the form attached hereto as
Exhibit R, upon which the Certifying Person, the entity for which the Certifying
Person acts as an officer, and such entity's officers, directors and Affiliates
(collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the
Trust. Such officer of the Certifying Person can be contacted

                                     - 75 -

at the address specified in Section 11.05. In the event the Master Servicer, the
Securities Administrator or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-up Certification to the Certifying Person pursuant to this Section
3.22(e) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

      (f)   Pursuant to the related Servicing Agreements, the Master Servicer shall enforce the obligation of each Servicer to provide the Back-up
Certification required pursuant to each of the Servicing Agreements.

      (g)   Upon any filing with the Commission prepared and filed by the
Securities Administrator, the Securities Administrator shall promptly deliver or make available to the Depositor a copy of any such executed report, statement or information.

      (h)   (i)     The obligations set forth in paragraphs (a) through (g) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act.
      On or prior to January 30 of the first year in which the Securities
      Administrator is able to do so under applicable law, unless otherwise requested by the Depositor, the Securities Administrator shall prepare and file with the Commission a Form 15 Suspension Notification executed by the
      Master Servicer with respect to the Trust, with a copy to the Depositor.
      At any time after the filing of a Form 15 Suspension Notification, if the
      Depositor or the Certificate Registrar determines that the number of
      Certificateholders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, it shall promptly notify the Securities Administrator and the Securities
      Administrator shall recommence preparing and filing reports on Form 8-K,
      10-D and 10-K as required pursuant to this Section and the then-current reporting requirements of the Exchange Act and the parties hereto will again have the obligations set forth in paragraphs (a) through (g) of this
      Section.

            (ii)    In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form
      8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will immediately notify the Depositor and the Master Servicer of such inability to make a timely filing with the
      Commission. In the case of Form 10-D and 10-K, the parties to this
      Agreement will cooperate to prepare and file a Form 12b-25 and a 10-DA and
      10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the
      Securities Administrator will notify the Master Servicer and, only if such filings include any Form 8-K Disclosure, Additional Form 10-D Disclosure
      or Additional Form 10-K Disclosure, as the case may be, the Depositor, and such parties will cooperate to prepare any necessary 8-KA, 10-DA or 10-KA.
      Any Form

                                     - 76 -

      15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Master Servicer in charge of the master servicing function. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this
      Section 3.22(h) related to the timely preparation and filing of Form 15, a
      Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section 3.22(h). The
      Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities
      Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                                   ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

      Section 4.01 Master Servicer's Certificate. Each month, not later than
12:00 noon Eastern time on the 18th calendar day of such month (or if such day is not a Business Day, the following Business Day), the Master Servicer shall deliver to the Securities Administrator, a Master Servicer's Certificate based solely on the information provided by the Servicers (in substance and format mutually acceptable to the Master Servicer and the Securities Administrator)
certified by a Master Servicing Officer setting forth the information necessary in order for the Securities Administrator to perform its obligations under this
Agreement. The Securities Administrator may conclusively rely upon the information contained in a Master Servicer's Certificate delivered by the Master
Servicer for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

      Section 5.01 Distributions.

      On each Distribution Date, based solely on the information in the Master
Servicer's Certificate, the Securities Administrator shall distribute out of the
Certificate Account, the Intermediate Lower-Tier Certificate Sub-Account or the
Upper-Tier Certificate Sub-Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record
Date (other than as provided in Section 10.01 respecting the final distribution)
(a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a
Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such
Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in
Section 5.02.

                                     - 77 -

      None of the Holders of any Class of Certificates, the Depositor, the
Master Servicer, the Securities Administrator or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

      Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

      Section 5.02 Priorities of Distributions. (a) On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account (to the extent funds are available therein) (1) to the extent not previously paid, the amounts payable to the Master Servicer, the Securities Administrator and the
Trustee pursuant to Section 3.09(g) and Section 3.11(a) and shall pay such funds to itself, the Master Servicer and the Trustee, as applicable, and (2) based solely on the information contained in the Master Servicer's Certificate, the
Pool Distribution Amount (after the payment of the Servicing Fees for such
Mortgage Loans and expenses and indemnities reimbursable pursuant to this
Agreement, in each case to the extent not previously retained by or distributed to a Servicer, the Securities Administrator, the Master Servicer or the Trustee)
for each Loan Group, and shall apply such funds to the Certificates in the following order of priority and to the extent of such funds, paying Group 1 solely from the Pool Distribution Amount for Loan Group 1, paying Group 2 solely from the Pool Distribution Amount for Loan Group 2, paying Group 3 solely from the Pool Distribution Amount for Loan Group 3, paying the Class B Certificates solely from the Pool Distribution Amount for Loan Group 2 and paying the Class
X-B Certificates solely from the Pool Distribution Amount for Loan Group 1 and
Loan Group 3, in the following order of priority and to the extent of such funds:

            (i)     to each Class of Senior Certificates (other than the Class
      1-A-21, Class 1-A-26 and Class X-IO Certificates) and the Component of
      such Group, an amount allocable to interest equal to the Interest
      Distribution Amount for such Class or Component Interest Distribution
      Amount for such Component and any shortfall being allocated among such
      Classes or Component in proportion to the amount of the Interest
      Distribution Amount or Component Interest Distribution Amount, as the case may be, that would have been distributed in the absence of such shortfall;
      provided, however, until the applicable Accretion Termination Date, the
      Class 1-A-22 Accrual Distribution Amount will be distributed instead as principal to the Class 1-A-20 Certificates pursuant to Section 5.02(b);

            (ii)    concurrently, to each Class of Senior Certificates (other
      than the Class 1-A-21 and Class 1-A-26 Certificates) and the Class PO
      Component of such Group, pro rata, based on their Senior Principal
      Distribution Amount and PO Principal Amount, respectively, (A) to the
      Senior Certificates, in an aggregate amount up to the Senior Principal
      Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class
      PO Component of such Group in an aggregate amount up to the applicable PO
      Principal Amount for such Group;

            (iii)   to the applicable Class PO Component of such Group, any
      applicable Class PO Deferred Amount (after giving effect to the distribution to such Class PO

                                     - 78 -

Component of the Class PO Recovery for the Related Loan Group), up to the
Subordinate Principal Distribution Amounts for the related Loan Group or Loan
Groups from amounts otherwise distributable, (A) in the case of the 1-X-PO
Component and 3-X-PO Component, first to the Class X-B-6 Certificates pursuant to clause (iv)(B)(12) below, second to the Class X-B-5 Certificates, pursuant to clause (iv)(B)(10) below, third to the Class X-B-4 Certificates, pursuant to clause (iv)(B)(8) below, fourth to the Class X-B-3 Certificates, pursuant to clause (iv)(B)(6) below, fifth to the Class X-B-2 Certificates, pursuant to clause (iv)(B)(4) below and finally to the Class X-B-1 Certificates, pursuant to clause (iv)(B)(2) below, and (B) in the case of the 2-X-PO Component, first to the Class B-6 Certificates pursuant to clause (iv)(A)(12) below, second to the
Class B-5 Certificates, pursuant to clause (iv)(A)(10) below, third to the Class
B-4 Certificates, pursuant to clause (iv)(A)(8) below, fourth to the Class B-3
Certificates, pursuant to clause (iv)(A)(6) below, fifth to the Class B-2
Certificates, pursuant to clause (iv)(A)(4) below and finally to the Class B-1
Certificates, pursuant to clause (iv)(A)(2) below;

            (iv)    to each Class of Subordinate Certificates, subject to
      paragraph (d) below, in the following order of priority:

                    (A) in the case of Loan Group 2:

                          (1)   to the Class B-1 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                          (2)   to the Class B-1 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amount pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero;

                          (3)   to the Class B-2 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                          (4)   to the Class B-2 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amount pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero;

                          (5)   to the Class B-3 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                          (6)   to the Class B-3 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amount pursuant to

                                     - 79 -

                    clause (iii) above until the Class Certificate Balance
                    thereof has been reduced to zero;

                          (7)   to the Class B-4 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                          (8)   to the Class B-4 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amount pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero;

                          (9)   to the Class B-5 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                          (10)  to the Class B-5 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amount pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero;

                          (11)  to the Class B-6 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date; and

                          (12)  to the Class B-6 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amount pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero; and

                    (B) in the case of Loan Group 1 and Loan Group 3:

                          (1)   to the Class X-B-1 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                          (2)   to the Class X-B-1 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amounts pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero;

                          (3)   to the Class X-B-2 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                                     - 80 -

                          (4)   to the Class X-B-2 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amounts pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero;

                          (5)   to the Class X-B-3 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                          (6)   to the Class X-B-3 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amounts pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero;

                          (7)   to the Class X-B-4 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                          (8)   to the Class X-B-4 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amounts pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero;

                          (9)   to the Class X-B-5 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date;

                          (10)  to the Class X-B-5 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amounts pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero;

                          (11)  to the Class X-B-6 Certificates, an amount
                    allocable to interest equal to the Interest Distribution
                    Amount for such Class for such Distribution Date; and

                          (12)  to the Class X-B-6 Certificates, an amount
                    allocable to principal equal to its Pro Rata Share for such
                    Distribution Date less any amount used to pay the applicable
                    Class PO Deferred Amounts pursuant to clause (iii) above
                    until the Class Certificate Balance thereof has been reduced to zero; and

                                     - 81 -

            (v)     to the Holder of the Class 3-A-R Certificate, any amounts
      remaining in the Upper-Tier Certificate Sub-Account and the Intermediate
      Lower-Tier Certificate Sub-Account and any remaining Pool Distribution
      Amounts.

      No Class of Certificates or Component will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" or "Component Interest Distribution
Amount" after its Class Certificate Balance or Notional Amount, as the case may be, has been reduced to zero.

      For any Group and on any Distribution Date, amounts distributed in respect of the Class PO Deferred Amounts (including the distribution of the Class PO
Recoveries) will not reduce the Component Balance of the applicable Class PO
Component.

      All distributions in respect of the Interest Distribution Amount for a
Class or the Component Interest Distribution Amount for a Component will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount" or "Component Interest Distribution
Amount" as applicable, and second with respect to the amount payable pursuant to clause (ii) of such definitions.

      On each Distribution Date, the Securities Administrator shall distribute any Reimbursement Amount sequentially to each Class of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates, beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement
Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

            (vi)    Distributions on the Uncertificated Lower-Tier Interests. On
      each Distribution Date, interest shall be distributed in respect of the
      Uncertificated Lower-Tier Interests (other than the Class 1-LPO Interest, the Class 2-LPO Interest and the Class 3-LPO Interest) at the pass-through rate thereon, as described in the next to last paragraph of this Section
      5.02(a)(vi). All distributions of principal shall be made first to the
      Class 1-LPO Interest, the Class 2-LPO Interest and the Class 3-LPO
      Interest, so as to keep the principal balances thereof at all times equal to the Component Balances of the Class 1-PO Component, the Class 2-PO
      Component and the Class 3-PO Component, respectively; second, to the Class
      1-LS Interest and the Class 3-LS Interest, so as to keep the principal balances thereof (computed to eight decimal places) equal to 0.100% of the
      Group Subordinate Amount for Loan Group 1 and Loan Group 3, respectively
      (except that if any such amount is greater than on the preceding
      Distribution Date, the least amount of principal shall be distributed to the Class 1-LS Interest and the Class 3-LS Interest, such that the
      Subordinate Balance Ratio is maintained), and third, any remaining principal to the Class 1-L Interest, the Class 2-L Interest and the Class
      3-L Interest. Any distributions of principal made to the Uncertificated
      Lower-Tier Interests pursuant to this paragraph shall be made from the
      Group 1 Mortgage Loans to the Uncertificated Lower-Tier Interests
      beginning with the numeral "1," from the Group 2 Mortgage Loans to the
      Uncertificated Lower-Tier Interests beginning with the numeral "2," and from the Group 3 Mortgage Loans to the Uncertificated Lower-Tier Interests
      beginning with the numeral "3."

                                     - 82 -

      Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to the Class 1-LPO Interest, the Class 2-LPO
Interest and the Class 3-LPO Interest, so as to keep their principal balances equal to the Component Balances of the Class 1-PO Component, the Class 2-PO
Component and the Class 3-PO Component, respectively; second, to the Class 1-LS
Interest and the Class 3-LS Interest, so as to keep the principal balances thereof (computed to eight decimal places) equal to 0.100% of the Group
Subordinate Amount for Loan Group 1 and Loan Group 3, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of Realized Losses shall be allocated to the Class 1-LS Interest and the
Class 3-LS Interest such that the Subordinate Balance Ratio is maintained); and
third, the remaining Realized Losses shall be allocated to the Class 1-L
Interest, the Class 2-L Interest and the Class 3-L Interest. Any Realized Losses
allocated to the Uncertificated Lower-Tier Interests pursuant to this paragraph shall be (a) from Realized Losses allocated to Loan Group 1 in the case of
Uncertificated Lower-Tier Interests beginning with the numeral "1," (b) from
Realized Losses allocated to Loan Group 2 in the case of Uncertificated
Lower-Tier Interests beginning with the numeral "2," and (c) from Realized
Losses allocated to Loan Group 3 in the case of Uncertificated Lower-Tier
Interests beginning with the numeral "3."

      As of any date, the aggregate principal balance of the Class 1-L Interest and the Class 1-LS Interest shall equal the aggregate Pool Stated Principal
Balance (Non-PO Portion) of Loan Group 1. As of any date, the aggregate principal balance of the Class 2-L Interest shall equal the aggregate Pool
Stated Principal Balance (Non-PO Portion) of Loan Group 2. As of any date, the aggregate principal balance of the Class 3-L Interest and the Class 3-LS
Interest shall equal the aggregate Pool Stated Principal Balance (Non-PO
Portion) of Loan Group 3. As of any date, (i) the principal balance of the Class
1-LPO Interest will be equal to the Component Balance of the Class 1-PO
Component, (ii) the principal balance of the Class 2-LPO Interest will be equal to the Component Balance of the Class 2-PO Component, and (iii) the principal balance of the Class 3-LPO Interest will be equal to the Component Balance of the Class 3-PO Component. As of any date, (i) the notional amount of the Class
1-LIO Interest will be equal to the Class 1-IO Notional Amount, (ii) the notional amount of the Class 2-LIO Interest will be equal to the Class 2-IO
Notional Amount, and (iii) the notional amount of the Class 3-LIO Interest will be equal to the Class 3-IO Notional Amount.

      The pass-through rate with respect to the Class 1-L Interest and the Class
1-LS Interest shall be 5.750% per annum. The pass-through rate with respect to the Class 2-L Interest shall be 5.500% per annum. The pass-through rate with respect to the Class 3-L Interest and the Class 3-LS Interest shall be 5.500%
per annum. The pass-through rate with respect to the Class 1-LIO Interest, the
Class 2-LIO Interest and the Class 3-LIO shall be the same as the Pass-Through
Rate for the Class 1-IO Component, the Class 2-IO Component and the Class 3-IO
Component, respectively, as each such rate is described in the Preliminary
Statement. The Class 1-LPO Interest, the Class 2-LPO Interest and Class 3-LPO
are principal-only interests and are not entitled to distributions of interest.

      Any Non-Supported Interest Shortfalls and Relief Act Reductions will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.
Amounts distributed to the Uncertificated Lower-Tier

                                     - 83 -

Interests in respect of principal and interest with respect to any Distribution
Date are referred to herein collectively as the "Lower-Tier Distribution
Amount."

            (vii)   Distributions on the Uncertificated Intermediate Lower-Tier
      Interests. On each Distribution Date, each Uncertificated Intermediate
      Lower-Tier Interest (other than the Class 1-ITIO Interest, the Class
      2-ITIO Interest and the Class 3-ITIO Interest) shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes or
      Component, as provided herein. On each Distribution Date, each
      Uncertificated Intermediate Lower-Tier Interest (other than the Class
      1-ITPO Interest, the Class 2-ITPO Interest and the Class 3-ITPO Interest)
      shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes or
      Component, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Intermediate Lower-Tier
      Interests in respect of principal and interest with respect to any
      Distribution Date are referred to herein collectively as the "Intermediate
      Lower-Tier Distribution Amount."

      As of any date, the principal balance or notional amount of each
Uncertificated Intermediate Lower-Tier Interest equals the aggregate of the
Class Certificate Balances, Component Balance or Notional Amounts of the
respective Corresponding Upper-Tier Class, Classes or Component or, in the case of the Class 1-A-IT2 Interest, the Class Certificate Balance of the Class 1-A-20
Certificates, and in the case of the Class 1-A-IT3 Interest, the aggregate of the Class Certificate Balances of the Class 1-A-27 Certificates and the Class
1-A-28 Certificates. The initial principal balance or notional amount of each
Uncertificated Intermediate Lower-Tier Interest equals the aggregate of the
Initial Class Certificate Balances, Component Balance or Initial Notional
Amounts of the respective Corresponding Upper-Tier Class, Classes or Component
or, in the case of the Class 1-A-IT2 Interest, the Class Certificate Balance of
the Class 1-A-20 Certificates, and in the case of the Class 1-A-IT3 Interest, the aggregate of the Class Certificate Balances of the Class 1-A-27 Certificates
and the Class 1-A-28 Certificates.

      The pass-through rate with respect to the Class 1-A-IT1 Interest shall be
5.500% per annum. The pass-through rate with respect to the Class 2-A-IT1
Interest shall be 5.750% per annum. The pass-through rate with respect to the
Class 3-A-IT1 Interest and the Class 3-A-ITR Interest shall be 5.500% per annum.
The pass-through rate with respect to the Class B-IT1 Interest, Class B-IT2
Interest, Class B-IT3 Interest, Class B-IT4 Interest, Class B-IT5 Interest and
Class B-IT6 Interest shall be the weighted average of the Class 2-L Interest.
The pass-Through Rate with respect to the Class X-B-IT1 Interest, Class X-B-IT2
Interest, Class X-B-IT3 Interest, Class X-B-IT4 Interest, Class X-B-IT5 Interest
and Class X-B-IT6 Interests shall be the weighted average of the Class 1-LS
Interest and the Class 3-LS Interest. The pass-through rate with respect to the
Class 1-ITIO Interest shall be a per annum rate equal to the Pass-Through Rate of the Class 1-IO Component. The pass-through rate with respect to the Class
2-ITIO Interest shall be a per annum rate equal to the Pass-Through Rate of the
Class 2-IO Component. The pass-through rate with respect to the Class 3-ITIO
Interest shall be a per annum rate equal to the Pass-Through Rate of the Class
3-IO Component. The Class 1-ITPO Interest, the Class 2-ITPO Interest and the
Class 3-ITPO Interest are principal-only interests and are not entitled to distributions of interest.

                                     - 84 -

      (b)   (i) On each Distribution Date occurring prior to the Accretion
Termination Date for the Class 1-A-22 Certificates, the Class 1-A-22 Accrual
Distribution Amount will be allocated sequentially, as follows:

      first, up to the TAC Principal Amount for such Distribution Date, to the
Class 1-A-20 Certificates, until their Class Certificate Balance has been reduced to zero; and

      second, to the Class 1-A-22 Certificates, until their Class Certificate
Balance has been reduced to zero.

            (ii)    On each Distribution Date prior to the related Senior Credit
      Support Depletion Date, the amount distributable to the Group 1 Senior
      Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed, sequentially, as follows:

      first, up to the PAC Group I Principal Amount for such Distribution Date, sequentially, as follows:

                    (A)   concurrently, until the Class Certificate Balance of
            the Class 1-A-25 Certificates has been reduced to zero, as follows:

                          (1)   70.3600826530% to the Class 1-A-25 Certificates,
                    until their Class Certificate Balance has been reduced to
                    zero; and

                          (2)   29.6399173469% to the Class 1-A-28 Certificates,
                    until their Class Certificate Balance has been reduced to
                    zero.

                    (B) concurrently, as follows:

                          (1)   60.7103567499% to the Class 1-A-27 Certificates,
                    until their Class Certificate Balance has been reduced to
                    zero; and

                          (2)   39.2896432500% to the Class 1-A-28 Certificates,
                    until their Class Certificate Balance has been reduced to
                    zero.

                    (C)   sequentially, to the Class 1-A-23 and Class 1-A-24
            Certificates, in that order, until their respective Class
            Certificate Balances have been reduced to zero;

      second, concurrently, as follows:

                    (A)   39.6218017607%, sequentially, as follows:

                          (1)   up to the PAC Group II Principal Amount for such
                    Distribution Date, sequentially, as follows:

                                     - 85 -

                                (A)   concurrently, to the Class 1-A-13, Class
                          1-A-14 and Class 1-A-7 Certificates, pro rata, until
                          their Class Certificate Balances have been reduced to
                          zero; and

                                (B)   sequentially, to the Class 1-A-8 and Class
                          1-A-9 Certificates, in that order, until their
                          respective Class Certificate Balances have been
                          reduced to zero; and

                          (2)   concurrently, as follows:

                                (A)   8.5844040762%, sequentially, to the Class
                          1-A-15, Class 1-A-16 and Class 1-A-17 Certificates, in
                          that order, until their respective Class Certificate
                          Balances have been reduced to zero;

                                (B)   91.4155959238%, concurrently, to the Class
                          1-A-18, Class 1-A-19 and Class 1-A-10 Certificates,
                          pro rata, until their Class Certificate Balances have
                          been reduced to zero; and

                          (3)   sequentially, to the Class 1-A-11 Certificates
                    and the Class 1-A-12 Certificates, in that order, until
                    their respective Class Certificate Balances have been
                    reduced to zero; and

                          (4)   concurrently, to the Class 1-A-13, Class 1-A-14
                    and Class 1-A-7 Certificates, pro rata, until their Class
                    Certificate Balances have been reduced to zero; and

                          (5)   sequentially, to the Class 1-A-8 Certificates
                    and the Class 1-A-9 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

                    (B)   27.1382203841%, sequentially, as follows:

                          (1)   sequentially, to the Class 1-A-1 Certificates
                    and the Class 1-A-2 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

                          (2)   concurrently, to the Class 1-A-3, Class 1-A-5
                    and Class 1-A-6 Certificates, pro rata, until their Class
                    Certificate Balances have been reduced to zero; and

                          (3)   to the Class 1-A-4 Certificates, until their
                    Class Certificate Balances has been reduced to zero; and

                    (C)   33.2399778552%, sequentially, as follows:

                                     - 86 -

                          (1)   to the Class 1-A-20 Certificates, up to the TAC
                    Principal Amount for such Distribution Date, to the extent not previously distributed on such Distribution Date;

                          (2)   to the Class 1-A-22 Certificates, until their
                    Class Certificate Balance has been reduced to zero; and

                          (3)   to the Class 1-A-20 Certificates, until their
                    Class Certificate Balance has been reduced to zero; and

      third, sequentially, as follows:

                    (A)   concurrently, until the Class Certificate Balance of
            the Class 1-A-25 Certificates has been reduced to zero as follows:

                          (1)   70.3600826530% to the Class 1-A-25 Certificates,
                    until their Class Certificate Balance has been reduced to
                    zero; and

                          (2)   29.6399173469% to the Class 1-A-28 Certificates,
                    until their Class Certificate Balance has been reduced to
                    zero;

                    (B)   concurrently, as follows:

                          (1)   60.7103567499% to the Class 1-A-27 Certificates,
                    until their Class Certificate Balance has been reduced to
                    zero; and

                          (2)   39.2896432500% to the Class 1-A-28 Certificates,
                    until their Class Certificate Balance has been reduced to
                    zero; and

                    (C)   sequentially, to the Class 1-A-23 Certificates and the
            Class 1-A-24 Certificates, in that order, until their respective
            Class Certificate Balances have been reduced to zero.

            (iii)   With respect to the Group 2 Senior Certificates:

      On each Distribution Date prior to the related Senior Credit Support
Depletion Date, the amount distributable to the Group 2 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

            (iv)    With respect to the Group 3 Senior Certificates:

      On each Distribution Date prior to the related Senior Credit Support
Depletion Date, the amount distributable to the Group 3 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed, sequentially, as follows:

      first, to the Class 3-A-R Certificates, until their Class Certificate
Balance has been reduced to zero; and

                                     - 87 -

      second, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro
rata, until their Class Certificate Balances have been reduced to zero.

      With respect to any of the preceding distribution priorities, if two or more Classes of Certificates are paying concurrently but only until the Class
Certificate Balances of fewer than all of the Classes are reduced to zero, the amount distributable in accordance with any such priority will equal the lesser of (a) the remaining Senior Principal Distribution Amount available to pay such
Classes in accordance with such priority and (b) the remaining Senior Principal
Distribution Amount, which when distributed in accordance with such priority, will result in the Class Certificate Balance of designated Class or Classes being reduced to zero.

      On each Distribution Date on or after a Senior Credit Support Depletion
Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to the related Loan Group available to be distributed as principal of the Senior Certificates of the Related Group shall be distributed, concurrently, as principal of such Classes of Senior
Certificates, pro rata, on the basis of their respective Class Certificate
Balances immediately prior to that Distribution Date, until the Class
Certificate Balances thereof are reduced to zero.

      The Class 1-A-21, Class 1-A-26 and Class X-IO Certificates are Interest
Only Certificates and are not entitled to distributions in respect of principal.

            (v)     Notwithstanding the foregoing, on each Distribution Date
      prior to the Senior Credit Support Depletion Date for Loan Group 1 and
      Loan Group 3 but on or after the date on which the aggregate Class
      Certificate Balance of the Group 1 Senior Certificates or the Group 3
      Senior Certificates have been reduced to zero, amounts otherwise distributable as principal payments with respect to the related Loan Group on the Class X-B Certificates will be paid as principal to the remaining
      Classes of Senior Certificates of the other such Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group in (b)(ii), (iii) or (iv)
      above, provided that on such Distribution Date (a) the Crossed Group
      Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Crossed Group Aggregate Subordinate Percentage or (b)
      the outstanding principal balance of the Group 1 Mortgage Loans and the
      Group 3 Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the
      Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Class X-B
      Certificates, is equal to or greater than 50%. In addition, after giving effect to the previous sentence, if on any Distribution Date the aggregate
      Class Certificate Balance of the Group 1 Senior Certificates or the Group
      3 Senior Certificates is greater than the Adjusted Pool Amount (Non-PO
      Portion) of related Loan Group (any such Group, the "Undercollateralized
      Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Class X-B Certificates pursuant to 5.02(a)(iv)(B)(12), (10), (8), (6), (4) and (2), in that order, will be paid as principal to the Senior Certificates of the
      Undercollateralized Group together with the applicable Senior Principal
      Distribution Amount in accordance with the priorities set forth for the applicable Group above under

                                     - 88 -

      (b)(ii), (iii) or (iv) until the aggregate Class Certificate Balance of the Senior Certificates of the Undercollateralized Group equals the
      Adjusted Pool Amount (Non-PO Portion) of the Related Loan Group. Also, the
      amount of any Class Unpaid Interest Shortfalls and Component Unpaid
      Interest Shortfalls with respect to the Undercollateralized Group
      (including any Class Unpaid Interest Shortfalls or Component Unpaid
      Interest Shortfalls for such Distribution Date) will be paid to the
      Undercollateralized Group pursuant to Section 5.02(a)(i) prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Class X-B Certificates pursuant to
      Section 5.02(a)(iv)(B)(12), (10), (8), (6), (4) and (2), in that order:
      such amount will be paid to the Senior Certificates and Components (other than the Class PO Component) of such Undercollateralized Group in accordance with the priorities set forth in Section 5.02(a)(i) up to their
      Interest Distribution Amounts or Component Interest Distribution Amounts
      for such Distribution Date.

      The Class PO Deferred Amounts for the Class 1-X-PO Component and 3-X-PO
Component and the Class PO Deferred Amount for the Class 2-X-PO Component will be paid from amounts otherwise distributable as principal on the Class X-B and the Class B Certificates, respectively, before any payments are made pursuant to the preceding paragraph.

      (c)   On each Distribution Date, Accrued Certificate Interest for each
Class of Certificates (other than the Class X-PO Certificates) and Accrued
Component Interest for each Class IO Component for such Distribution Date shall be reduced by such Class' or Component's pro rata share, based on such Class'
Interest Distribution Amount or Component's Component Interest Distribution
Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of an amount equal to the sum of (A) Non-Supported
Interest Shortfalls incurred on any Mortgage Loans during the calendar month preceding the month of such Distribution Date, (B) on and after the Senior
Credit Support Depletion Date, any Realized Loss on the Mortgage Loans in the
related Loan Group or related Loan Groups allocable to interest and (C) Relief
Act Reductions incurred on any Mortgage Loans during the calendar month preceding the month of such Distribution Date.

      (d)   Notwithstanding the priority and allocation contained in Section
5.02(a)(iv), if with respect to each Class of X-B and Class B Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances of the Class X-B and Class B Certificates, respectively, immediately prior to such
Distribution Date of the Class X-B and Class B Certificates, respectively, that have higher numerical Class designations than such Class, divided by (ii) the aggregate Pool Principal Balance (Non-PO Portion) for, in the case of the Class
X-B Certificates, Loan Group 1 and Loan Group 3, and, in the case of the Class B
Certificates, Loan Group 2, immediately prior to such Distribution Date (for each Class, the "Fractional Interest") is less than the Original Fractional
Interest for such Class, no distribution of principal will be made to any Class of Class X-B or Class B Certificates, respectively, junior to such Class (the
"Restricted Classes"), and the Class Certificate Balances of the Restricted
Classes of applicable Subordinate Certificates will not be used in determining the Pro Rata Share for the applicable Subordinate Certificates that are not
Restricted Classes. If the aggregate Class Certificate Balances of the applicable Subordinate Certificates that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the applicable Subordinate Certificates that are
Restricted Classes in order of their respective

                                     - 89 -

numerical Class designations (beginning with the Class of applicable Subordinate
Certificates that is a Restricted Class then outstanding with the lowest numerical Class designation).

      Section 5.03 Allocation of Losses.

      (a)   No later than five (5) Business Days prior to the related
Distribution Date, the Master Servicer shall inform the Securities
Administrator in writing with respect to each Mortgage Loan: (1) whether any
Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the
amount of such loss or Deficient Valuation, or of the terms of such Debt Service
Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Securities Administrator shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate
Balances of the designated Classes pursuant to the operation of Section 5.03(b).

      (b)   The Component Balance of the Class PO Component of a Group shall be reduced on each Distribution Date by the amount, if any, by which the Component
Balance of such Class PO Component (after giving effect to the amounts to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Loan Group for such Distribution Date.

      The Class Certificate Balance of the Class X-B Certificates and Class B
Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of, in the case of the Class X-B Certificates, all outstanding Classes of Group 1 Senior
Certificates, Group 3 Senior Certificates and Class X-B Certificates and, in the
case of the Class B Certificates, all outstanding Classes of Group 2 Senior
Certificates and Class B Certificates (after giving effect to the amounts to be distributed as distributions of principal and the allocation of the Class PO
Deferred Amounts on such Distribution Date) equals the sum of the aggregate
Adjusted Pool Amount (Non-PO Portion) of Loan Group 1 and Loan Group 3 and the
Adjusted Pool Amount (Non-PO Portion) of Loan Group 2 for such Distribution
Date.

      After a Senior Credit Support Depletion Date, the Class Certificate
Balances of the Senior Certificates of each related Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates of such Group (after giving effect to the amounts to be distributed as distributions of principal on such Distribution
Date) equals the Adjusted Pool Amount (Non-PO Portion) for the Related Loan
Group for such Distribution Date.

      Any such reduction or increase shall be allocated among the Senior
Certificates of the related Group, pro rata, based on their Class Certificate
Balances immediately prior to such Distribution Date or, in the case of the
Class 1-A-22 Certificates, their initial Class Certificate Balance if lower, until the Class Certificate Balances thereof have been reduced to zero.

                                     - 90 -

      (c)   Any reduction or increase in the Class Certificate Balance of a
Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage
Interests.

      (d)   The calculation of the amount to be distributed as principal to any
Class of Subordinate Certificates with respect to a Distribution Date (the
"Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated
Principal Distribution for a Class of Subordinate Certificates is greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the related Classes of Subordinate Certificates then outstanding (beginning with the Class of related Subordinate Certificates then outstanding with the lowest numerical designation) until the respective Class
Certificate Balance of each such Class is reduced to zero and then to the Senior
Certificates of the related Group or Groups, pro rata, in accordance with the priorities set forth in Section 5.02(b)(ii), (iii) and (iv).

      (e)   After the applicable Senior Credit Support Depletion Date, on any
Distribution Date on which the Class 2-A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 2-A-2 Certificates will be reduced by the Class 2-A-2 Loss Allocation Amount and, notwithstanding Section
5.03(b), the Class Certificate Balance of the Class 2-A-1 Certificates will not be reduced by the Class 2-A-2 Loss Allocation Amount. Notwithstanding the
foregoing, on any Distribution Date in which the Class 2-A-1 Loss Amount exceeds the Class Certificate Balance of the Class 2-A-2 Certificates prior to any reduction for the Class 2-A-2 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 2-A-1
Certificates. After the applicable Senior Credit Support Depletion Date, on any
Distribution Date on which the Class 3-A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 3-A-2 Certificates will be reduced by the Class 3-A-2 Loss Allocation Amount and, notwithstanding Section
5.03(b), the Class Certificate Balance of the Class 3-A-1 Certificates will not be reduced by the Class 3-A-2 Loss Allocation Amount. Notwithstanding the
foregoing, on any Distribution Date in which the Class 3-A-1 Loss Amount exceeds the Class Certificate Balance of the Class 3-A-2 Certificates prior to any reduction for the Class 3-A-1 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 3-A-1
Certificates.

      Any increase allocated to the Class 2-A-1 Certificates pursuant to Section
5.03(b) will instead increase the Class Certificate Balance of the Class 2-A-2
Certificates and any increase allocated to the Class 3-A-1 Certificates pursuant to Section 5.03(b) will instead increase the Class Certificate Balance of the
Class 3-A-2 Certificates.

      (f)   Notwithstanding any other provision of this Section 5.03, no Class
Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of a Class exceeds its Initial Class
Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates (excluding in the case of any Class of Subordinate Certificates any principal otherwise payable to such
Class of Subordinate Certificates but used to pay any related Class PO Deferred
Amount).

                                     - 91 -

      (g)   With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated
Lower-Tier Interest as described in Section 5.02(a) and to each Uncertificated
Intermediate Lower-Tier Interest in an amount equal to the Realized Losses allocated to such Uncertificated Intermediate Lower-Tier Interest's
Corresponding Upper-Tier Class, Classes or Component.

      Section 5.04 Statements to Certificateholders.

      (a)   Prior to the Distribution Date in each month, based upon the information provided to the Securities Administrator on the Master Servicer's
Certificate delivered to the Securities Administrator pursuant to Section 4.01, the Securities Administrator shall determine the following information with respect to such Distribution Date:

            (i)     the actual Distribution Date, the related Record Date, the
      Rate Determination Date and the Interest Accrual Period for each Class for such Distribution Date;

            (ii)    for each Loan Group, the related Pool Distribution Amount;

            (iii)   for each Loan Group, the amount of the Pool Distribution
      Amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments, Liquidation Proceeds and other components included therein;

            (iv)    for each Loan Group, the amount of the Pool Distribution
      Amount allocable to interest, any Class Unpaid Interest Shortfall and
      Component Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall and Component Unpaid Interest
      Shortfall after giving effect to such distribution;

            (v)     if the distribution to the Holders of such Class of
      Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (vi)    the Class Certificate Balance of each Class of Certificates and the Component Balance of each Component before and after giving effect to the distribution of principal on such Distribution Date;

            (vii)   for each Loan Group, the Pool Stated Principal Balance for the preceding Distribution Date and the related Distribution Date;

            (viii)  for each Loan Group, (A) the Senior Percentage, the Senior
      Prepayment Percentage, the Subordinate Percentage and the Subordinate
      Prepayment Percentage for such Distribution Date and (B) the Senior
      Percentage, the Senior Prepayment Percentage, the Subordinate Percentage
      and the Subordinate Prepayment Percentage for the following Distribution
      Date;

            (ix)    the amount of the Servicing Fee paid to or retained by each
      Servicer with respect to each Loan Group and such Distribution Date;

                                     - 92 -

            (x)     the Pass-Through Rate for each such Class of Certificates
      with respect to such Distribution Date;

            (xi)    for each Loan Group, the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of
      Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xii)   for each Loan Group, the number and aggregate principal
      amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy) 1 to 30 days, 31 to 60 days, 61 to 90 days, 91 to 120 days, and for each additional 30-day period thereafter (e.g. 121 to
      150 days, 151 to 180 days, etc.) up to foreclosure, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xiii)  for each Loan Group, with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination
      Date preceding such Distribution Date and the date of acquisition of the
      REO Properties;

            (xiv)   for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xv)    for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for each Group or any
      Class PO Deferred Amounts for such Distribution Date;

            (xvi)   the Notional Amount for each Class of Interest Only
      Certificates and the notional amount for each interest only Component for such Distribution Date;

            (xvii)  for each Loan Group, the Reimbursement Amount;

            (xviii) for each Loan Group, the amount of Recoveries, the Class PO
      Recovery and the Non-PO Recovery;

            (xix)   the Yield Maintenance Agreement Payment received from the
      Counterparty and Yield Maintenance Amounts and Yield Maintenance Amount
      Shortfalls paid to the Class 1-A-20 Certificates;

            (xx)    for each Loan Group, the number of Mortgage Loans at the
      beginning and end of the applicable reporting period, and the Net WAC and weighted average remaining term;

            (xxi)   unless such information is otherwise set forth in the Form
      10-D relating to such Distribution Date and provided that the Securities
      Administrator is reasonably able

                                     - 93 -

      to include such information in the statement, material breaches of
      Mortgage Loan representations and warranties of which the Securities
      Administrator has knowledge or has received written notice; and

            (xxii)  unless such information is otherwise set forth in the Form
      10-D relating to such Distribution Date and provided that the Securities
      Administrator is reasonably able to include such information in the statement, material breaches of any covenants under this Agreement of which the Securities Administrator has knowledge or has received written notice.

      For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "MBA"
methodology for determining delinquencies on mortgage loans similar to the
Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan's next succeeding Due
Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date.

      (b)   No later than each Distribution Date, the Securities Administrator, based upon information supplied to it on the Master Servicer's Certificate, shall make available to each Holder of a Certificate, each Rating Agency and the
Master Servicer, a statement setting forth the information set forth in Section
5.04(a).

      In the case of information furnished pursuant to clauses (iii) and (iv) of
Section 5.04(a), the amounts shall be expressed as a dollar amount per
Certificate with a $1,000 denomination.

      On each Distribution Date, the Securities Administrator shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Securities Administrator, the Financial Market
Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date (a "Monthly Statement").

      The Securities Administrator will make the Monthly Statement to
Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other parties to this Agreement via the Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600.
Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the Monthly Statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

                                     - 94 -

      Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (iii)
and (iv) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the
Code as from time to time in force.

      The Securities Administrator shall deliver to the Holders of Certificates any reports or information the Securities Administrator is required by this
Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Securities Administrator shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Securities Administrator deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual
Certificate for quarterly notices on Schedule Q (Form 1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Securities
Administrator), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Securities Administrator in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code;
provided, however, that in setting forth the percentage of such assets of each
REMIC created hereunder, nothing contained in this Agreement, including without limitation Section 7.03 hereof, shall be interpreted to require the Securities
Administrator periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

      Section 5.05 Tax Returns and Reports to Certificateholders.

      (a)   For federal income tax purposes, each REMIC created hereunder shall have a taxable year ending on December 31st and shall maintain its books on the accrual method of accounting.

      (b)   The Securities Administrator shall prepare or cause to be prepared, shall cause to be timely signed by the Trustee, and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC created hereunder containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC created hereunder and the Certificateholders the schedules, statements or information at such

                                     - 95 -

times and in such manner as may be required thereby. The Master Servicer shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the Trust Estate as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this Article V. Within 30 days of the Closing
Date, the Securities Administrator shall obtain for each REMIC created hereunder a taxpayer identification number on Form SS-4 or as otherwise permitted by the
Internal Revenue Service, and shall furnish or cause to be furnished to the
Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the
Trustee, or such other Person as may be required to sign such returns by the
Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

      (c)   In the first federal income tax return of each REMIC created hereunder for its short taxable year ending December 31, 2006, REMIC status shall be elected for such taxable year and all succeeding taxable years.

      (d)   The Securities Administrator will maintain or cause to be maintained such records relating to each REMIC created hereunder, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust
Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

      Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the applicable REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder
of the Class 3-A-R Certificate is hereby designated as the Tax Matters Person for the Upper-Tier REMIC, Intermediate Lower-Tier REMIC and the Lower-Tier
REMIC. By its acceptance of the Class 3-A-R Certificate, such Holder irrevocably appoints the Securities Administrator as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC, Intermediate Lower-Tier
REMIC and the Lower-Tier REMIC.

      Section 5.07 Rights of the Tax Matters Person in Respect of the Securities
Administrator. The Securities Administrator shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. Upon request, the Securities Administrator shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Securities Administrator shall make available to the Tax
Matters Person such books, documents or records relating to the Securities
Administrator's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and is not

                                     - 96 -

obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

      Section 5.08 REMIC Related Covenants. For as long as any REMIC created hereunder shall exist, the Trustee, the Securities Administrator, the Depositor
and the Master Servicer shall act in accordance herewith to assure continuing treatment of each REMIC created hereunder as a REMIC and avoid the imposition of tax on any REMIC created hereunder. In particular:

      (a)   Neither the Securities Administrator nor the Trustee shall create, or permit the creation of, any "interests" in any REMIC created hereunder within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificate, the Uncertificated
Intermediate Lower-Tier Interests and the Uncertificated Lower-Tier Interests.

      (b)   Except as otherwise provided in the Code, (i) the Depositor and the
Master Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed, or deemed contributed, to any REMIC created hereunder after the start-up day unless such contribution would not subject the Trust Estate to the
100% tax on contributions to a REMIC created hereunder after the start-up day of such REMIC imposed by Code Section 860G(d).

      (c)   The Securities Administrator, on behalf of the Trust Estate of the
Trustee, shall not accept on behalf of any REMIC created hereunder any fee or other compensation for services and none of the Securities Administrator, the
Trustee or the Master Servicer shall knowingly accept, on behalf of the Trust
Estate any income from assets other than those permitted to be held by a REMIC.

      (d)   Neither the Securities Administrator, on behalf of the Trust Estate or the Trustee, nor the Trustee shall sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02 or
2.04), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

      (e)   The Securities Administrator shall maintain books with respect to the Trust and each REMIC created hereunder on a calendar year taxable year basis and on an accrual basis.

      None of the Master Servicer, the Securities Administrator or the Trustee
shall engage in a "prohibited transaction" (as defined in Code Section
860F(a)(2)), except that, with the prior written consent of the Master Servicer and the Depositor, the Securities Administrator may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and (d); provided that the Master Servicer shall have delivered to the Securities Administrator an
Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC created hereunder and will not disqualify any such REMIC from treatment as a REMIC; and, provided further, that the Master
Servicer shall have demonstrated to the satisfaction of the Securities
Administrator that such action will not adversely affect the rights of the
Holders of the

                                     - 97 -

Certificates and the Securities Administrator and that such action will not adversely impact the rating of the Certificates. None of the Master Servicer, the Securities Administrator, the Trustee or any Servicer shall, unless the
Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the
Scheduled Principal Balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the
REMIC Provisions. Further, none of the Master Servicer, the Securities
Administrator, the Trustee or any Servicer shall permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G 2(b) of the Treasury regulations and (y) cause any REMIC constituting part of the Trust Estate to fail to qualify as a REMIC under the Code or the imposition of any tax on
"prohibited transactions" or "contributions" after the Startup Day under the
REMIC Provisions.

      Section 5.09 Determination of LIBOR. On each Rate Determination Date for a
Class of LIBOR Certificates, the Securities Administrator shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers'
Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S.
Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate
Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Reuters Telerate Service.

      If on any Rate Determination Date for a Class of LIBOR Certificates, the
Securities Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous Rate
Determination Date for such Class of LIBOR Certificates or (y) the Reserve
Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the
Securities Administrator determines to be either (A) the arithmetic mean
(rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the Securities Administrator are quoting, on the relevant Rate
Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Securities
Administrator can determine no such arithmetic mean, the lowest one-month U.S.
Dollar lending rate that the New York City banks selected by the Securities
Administrator are quoting on such Rate Determination Date to leading European banks.

      If on any Rate Determination Date for a Class of LIBOR Certificates, the
Securities Administrator is required but is unable to determine the Reserve
Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous Rate
Determination Date for such Class of LIBOR Certificates, or, in the case of the first Rate Determination Date for which the Securities Administrator is required to determine LIBOR, 4.4900%.

      The establishment of LIBOR by the Securities Administrator and the
Securities Administrator's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate

                                     - 98 -

Determination Date, the Securities Administrator shall provide the Pass-Through
Rates of the LIBOR Certificates for the related Distribution Date to Beneficial
Owners or Holders of LIBOR Certificates who place a telephone call to the
Securities Administrator at (301) 815-6600 and make a request therefor.

      Section 5.10 Master Servicer, Securities Administrator and Trustee
Indemnification.

      (a)   In the event that any REMIC created hereunder fails to qualify as a
REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC
Provisions due solely to (i) the negligent performance by the Trustee of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Trustee or any co-trustee, the Trustee shall indemnify the Trust Estate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Trustee's or any co-trustee's covenants.

      (b)   In the event that any REMIC created hereunder fails to qualify as a
REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC
Provisions due solely to (i) the negligent performance by the Master Servicer of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the
Master Servicer, the Master Servicer shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Master Servicer's covenants.

      (c)   In the event that any REMIC created hereunder fails to qualify as a
REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC
Provisions due solely to (i) the negligent performance by the Securities
Administrator of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Securities Administrator, the Securities Administrator shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys' fees imposed on or incurred as a result of a breach of the Securities Administrator's covenants.

                                   ARTICLE VI

                                THE CERTIFICATES

      Section 6.01 The Certificates. The Classes of Senior Certificates and the
Subordinate Certificates shall be substantially in the forms attached hereto as
Exhibits 1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8, 1-A-9, 1-A-10,
1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-16, 1-A-17, 1-A-18, 1-A-19, 1-A-20,
1-A-21, 1-A-22, 1-A-23, 1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-28, 2-A-1, 2-A-2,
3-A-1, 3-A-2, 3-A-R, B-1, B-2, B-3, B-4, B-5, B-6, X-B-1, X-B-2, X-B-3, X-B-4,
X-B-5, X-B-6, X-IO and X-PO and C (reverse of all Certificates) and shall, on original issue, be executed by the Securities Administrator and shall be authenticated and

                                     - 99 -

delivered by the Securities Administrator to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The
Classes of Certificates shall be available to investors in minimum denominations of initial Certificate Balance (or initial notional amount) and integral multiples in excess thereof set forth in the Preliminary Statement. The Senior
Certificates (other than the Class 3-A-R Certificate) and the Class B-1, Class
B-2, Class B-3, Class X-B-1, Class X-B-2 and Class X-B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the
Depository to, and deposited with, the Certificate Custodian, and all other
Classes of Certificates shall initially be issued in definitive, fully-registered form.

      The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer or signatory.
Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the
Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

      Section 6.02 Registration of Transfer and Exchange of Certificates.

      (a)   The Securities Administrator shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Securities
Administrator is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of
Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

      (b)   At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the
Securities Administrator shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every
Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

      (c)   (i) Except as provided in paragraph (c)(iii) below, the Book-Entry
Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:

                                     - 100 -

(A) registration of the Book-Entry Certificates may not be transferred by the
Securities Administrator except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C)
ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the
Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Securities Administrator
shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the
Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the
Depository with respect to its Depository Participants and furnished by the
Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect
Certificate Owners.

            (ii)    All transfers by Certificate Owners of Book-Entry
      Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such
      Certificate Owner. Each Depository Participant shall only transfer
      Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the
      Depository's normal procedures.

            (iii)   If the Depository advises the Securities Administrator
      in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Securities
      Administrator or the Depositor is unable to locate a qualified successor, the Securities Administrator shall notify all Certificate Owners through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates")
      to such Certificate Owners requesting the same. Upon surrender to the
      Securities Administrator of the related Class of Certificates by the
      Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the
      Depository for registration, the Securities Administrator shall issue the
      Definitive Certificates. None of the Master Servicer, the Depositor, the
      Securities Administrator or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders
      hereunder.

      (d)   No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the
Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the
Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption,

                                     - 101 -

describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which
Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such
Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sponsor, their affiliates or both. The Depositor shall provide to any Holder of a Private
Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities
Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      (e)   No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Securities Administrator either (i) a representation letter substantially in the form attached hereto as Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the
Master Servicer, or (ii) in the case of any ERISA Restricted Certificate (other than the Class 3-A-R Certificate) presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law
("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Depositor, the Securities Administrator or the
Master Servicer to any obligation in addition to those undertaken in this
Agreement, which Opinion of Counsel shall not be an expense of the Securities
Administrator, the Trustee or the Master Servicer. Any transferee of an ERISA
Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the
Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry
Certificate of the beneficial interest in any such Class of ERISA-Restricted
Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation or Opinion of Counsel acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of an
Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect.

      Neither the Securities Administrator nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository

                                     - 102 -

or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository
Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate
Owners.

      To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any
Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

      (f)   Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

            (i)     Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

            (ii)    No Person shall acquire an Ownership Interest in a
      Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii)   In connection with any proposed transfer of any
      Ownership Interest in a Residual Certificate, the Securities Administrator
      shall require delivery to it, in form and substance satisfactory to it, of an affidavit substantially in the form attached hereto as Exhibit I from the proposed transferee.

            (iv)    Notwithstanding the delivery of an affidavit by a
      proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership
      Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v)     No Ownership Interest in a Residual Certificate may be
      purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal
      Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an
      Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a
      Residual Certificate will not be disregarded for federal income tax purposes.

                                     - 103 -

            (vi)    Any attempted or purported transfer of any Ownership
      Interest in a Residual Certificate in violation of the provisions of this
      Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual
      Certificate, then the prior Holder of such Residual Certificate that is a
      Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The
      Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such
      Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The
      Securities Administrator shall be entitled to recover from any Holder of a
      Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual
      Certificate. Any such distributions so recovered by the Securities
      Administrator shall be distributed and delivered by the Securities
      Administrator to the prior Holder of such Residual Certificate that is a
      Permitted Transferee.

            (vii)   If any Person other than a Permitted Transferee acquires
      any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Securities Administrator, based on information provided to the Securities Administrator by the
      Master Servicer, will provide to the Internal Revenue Service, and to the
      Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Securities Administrator under this clause (vii) shall be reimbursable by the Trust.

            (viii)  No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

      (g)   No service charge shall be imposed for any transfer or exchange of
Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      (h)   All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

      Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any
mutilated Certificate is surrendered to the Certificate Registrar or the
Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Securities
Administrator, the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall

                                     - 104 -

authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding.
Upon the issuance of any new Certificate under this Section, the Securities
Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 6.04 Persons Deemed Owners. Prior to due presentation of a
Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Certificate Registrar and any
agent of the Depositor, the Master Servicer, the Trustee, the Securities
Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the
Securities Administrator, the Certificate Registrar or any agent of the
Depositor, the Master Servicer, the Trustee, the Securities Administrator or the
Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

      Section 7.01 Respective Liabilities of the Depositor and the Master
Servicer. The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master
Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the master servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

      Section 7.02 Merger or Consolidation of the Depositor or the Master
Servicer. The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement.

      Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided,

                                     - 105 -

however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

      In connection with the succession to the Master Servicer under this
Agreement by any Person (i) into which the Master Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master
Servicer, the Master Servicer shall notify the Depositor of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the
Securities Administrator to accurately and timely report, pursuant to Section
3.22(d), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange
Act).

      Section 7.03 Limitation on Liability of the Depositor, the Master Servicer
and Others.

      None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or of the Master Servicer shall be under any liability to the Trust Estate or the Certificateholders for any
action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such
Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master
Servicer and any director, officer, employee or agent of the Depositor or the
Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the
Certificates, other than any loss, liability or expense related to any specific
Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the
Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this
Agreement and which in its opinion may involve it in any expense or liability;
provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate (except any expenses, costs or liabilities incurred as a result of any breach of representations or warranties of the related party or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of such party hereunder or by reason of reckless disregard of obligations and duties of such party hereunder), and the Depositor and the Master Servicer shall each be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Master Servicer Custodial Account as provided by Section 3.11.

                                     - 106 -

      Section 7.04 Depositor and Master Servicer Not to Resign. Subject to the
provisions of Section 7.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the
Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Securities Administrator. No such resignation by the Master Servicer shall become effective until the Securities Administrator or a successor Master Servicer shall have assumed such Master Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

      Section 8.01 Events of Default.If any one of the following events ("Events of Default") shall occur and be continuing:

      (a)   any failure by the Master Servicer to remit amounts to the
Securities Administrator for deposit into the Certificate Account in the amount and manner provided herein so as to enable the Securities Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement which continues unremedied by
12:00 P.M. New York time on the related Distribution Date; or

      (b)   failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master
Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator, the Trustee
or the Depositor, or to the Master Servicer, the Depositor, the Securities
Administrator and the Trustee by the Holders of Certificates evidencing Voting
Rights aggregating not less than 25% of all Certificates affected thereby; or

      (c)   the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Master
Servicer, or for the winding up or liquidation of the Master Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

      (d)   the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or
the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                                     - 107 -

      (e)   failure by the Master Servicer to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 3.22;
or

      (f)   failure by the Master Servicer to make a Periodic Advance required to be made by it pursuant to Section 3.19 by 5:00 P.M. New York time on the
Business Day preceding the related Distribution Date.

then, (i) in the case of Event of Default described in clauses (a) through (e)
hereof, so long as such Event of Default is actually known by a Responsible
Officer of the Trustee or the Depositor and shall not have been remedied by the
Master Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Master Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Master Servicer under this Agreement and (ii) in the case of an Event of Default described in clause (f) hereof, so long as such event is known by a Responsible Officer of the Trustee, the Trustee shall be obligated to make such Periodic Advance and then, so long as such Event of Default shall not have been remedied by 5:00 P.M. New York time on the related Distribution Date
(including the reimbursement to the Trustee by the Master Servicer, with interest thereon at the Prime Rate (as set forth in The Wall Street Journal), for any Periodic Advance made), the Trustee may, by notice given in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice and subject to Section 8.05, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01 and Section
8.05(a), unless and until such time as the Trustee shall appoint a successor
Master Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the
Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the applicable Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the applicable Mortgage Loans to it. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Master Servicer in the Master Servicer
Custodial Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any
Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the master servicing data and information to the successor Master
Servicer and amending this Agreement to reflect such succession as Master
Servicer pursuant to this Section 8.01 shall be paid by the predecessor Master
Servicer (unless the predecessor Master Servicer is the Trustee, in which event the previous Master Servicer shall be responsible for payment of such costs and expenses so long as the transfer of servicing is not the result of an Event of
Default on the part of the Trustee in its capacity as the predecessor Master
Servicer). Notwithstanding the termination of the Master

                                     - 108 -

Servicer pursuant hereto, the Master Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination, subject to the terms and conditions of this Agreement.

      Section 8.02 Remedies of Trustee. During the continuance of any Event of
Default, so long as such Event of Default shall not have been remedied, the
Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any
Event of Default.

      Section 8.03 Directions by Certificateholders and Duties of Trustee During
Event of Default.During the continuance of any Event of Default, Holders of
Certificates evidencing Voting Rights aggregating not less than 25% (or such other percentage as may be required herein) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the
Master Servicer or any successor Master Servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the
Certificateholders, unless such Certificateholders shall have offered to the
Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an
Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

      Section 8.04 Action upon Certain Failures of the Master Servicer and upon
Event of Default. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Master Servicer specified in Section
8.01(a) or (b) which would become an Event of Default upon such Master
Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer. If a Responsible Officer of the Trustee
shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Securities Administrator and the Securities
Administrator shall give prompt written notice thereof to the Certificateholders in accordance with Section 8.01.

                                     - 109 -

      Section 8.05 Trustee to Act; Appointment of Successor.

      (a)   Within 90 days of the time the Master Servicer (and the Trustee if such notice of termination is delivered by the Depositor) receives a notice of termination pursuant to Section 8.01, the Trustee (or other named successor)
shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and thereof, as applicable, or shall appoint a successor pursuant to Section 3.07. Notwithstanding the foregoing, (i) the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make advances (including, without limitation, Advances pursuant to Section 3.19)
under this Agreement, (ii) the Trustee, in its capacity as successor Master
Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the
Trustee (a) acting in its capacity as successor to the Master Servicer in its obligation to make advances (including Advances pursuant to Section 3.19) to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable, (b) to be liable for any losses of the Master Servicer or any acts or omissions of the predecessor Master
Servicer hereunder, (c) to be obligated to make Advances if it is prohibited from doing so by applicable law, (d) to be obligated to effectuate repurchases or substitutions of the Mortgage Loans hereunder or (e) to be obligated to perform any obligation of the Master Servicer under Section 3.20, Section 3.21 or Section 3.22 with respect to any period of time during which the Trustee was not the Master Servicer. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Master
Servicer would have been entitled to hereunder if no such notice of termination had been given, except for those amounts due to the Master Servicer as reimbursement for Advances previously made or amounts previously expended and are otherwise reimbursable hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that any such institution appointed as a successor Master Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of
Certificates immediately prior to the termination of the terminated Master
Servicer. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this
Agreement prior to its termination as Master Servicer, nor shall any successor
Master Servicer be liable for any acts or omissions of the predecessor Master
Servicer or for any breach by the Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to a terminated Master Servicer hereunder, unless the
Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer (unless the predecessor Master Servicer is the
Trustee, in which event the previous Master Servicer shall be

                                     - 110 -

responsible for payment of such costs and expenses so long as the transfer of servicing is not the result of an Event of Default on the part of the Trustee in its capacity as the predecessor Master Servicer) upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor
Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the
Trust).

      (b)   In connection with the appointment of a successor Master Servicer or the assumption of the duties of the Master Servicer, as specified in Section
8.05(a), the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation shall not exceed the compensation of the Master Servicer being replaced.

      (c)   Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.03.

      Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII, the Securities Administrator shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency.

                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

      Section 9.01 Duties of Trustee and Securities Administrator.

      (a)   The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. In case an Event of
Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. In case an Event of Default has occurred of which a
Responsible Officer of the Securities Administrator shall have actual knowledge
(which has not been cured or waived), the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

      The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee

                                     - 111 -

and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the
Depositor hereunder.

      (b)   No provision of this Agreement shall be construed to relieve the
Trustee or the Securities Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i)     Prior to the occurrence of an Event of Default, and after
      the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities
      Administrator shall be determined solely by the express provisions of this
      Agreement, the Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the
      Securities Administrator and, in the absence of bad faith on the part of the Trustee and the Securities Administrator, the Trustee and the
      Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Securities
      Administrator by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii)    The Trustee shall not be personally liable for an error
      of judgment made in good faith by a Responsible Officer or Responsible
      Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii)   The Trustee and the Securities Administrator shall not
      be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of
      Certificateholders as provided in Section 8.03;

            (iv)    The Trustee shall not be charged with knowledge of any
      default or an Event of Default under Section 8.01 unless a Responsible
      Officer of the Trustee obtains actual knowledge of such default or Event of Default or any Responsible Officer of the Trustee receives written notice of such default or Event of Default at its Corporate Trust Office from the Master Servicer, the Securities Administrator, the Depositor or
      any Certificateholder. The Securities Administrator shall not be charged with knowledge of any default or an Event of Default under Section 8.01 unless a Responsible Officer of the Securities Administrator obtains actual knowledge of such failure or event or any Responsible Officer of the Securities Administrator receives written notice of such default or
      Event of Default at its Corporate Trust Office from the Master Servicer, the Trustee, the Depositor or any Certificateholder; and

            (v)     No provision in this Agreement shall require the Trustee
      or the Securities Administrator to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee or Securities Administrator

                                     - 112 -

      hereunder, or in the exercise of any of its rights or powers, if the
      Trustee or the Securities Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement.

      (c)   The Securities Administrator is hereby directed to execute and deliver, on behalf of the Trust, the Yield Maintenance Agreement on the Closing
Date and to enforce the obligations of the Counterparty under the Yield
Maintenance Agreement thereafter, including by exercising any right that the
Securities Administrator may have to designate an "early termination date" under the Yield Maintenance Agreement upon the occurrence of an "event of default" or a "termination event" thereunder. Upon the occurrence of an "early termination date" under the Yield Maintenance Agreement, and at the direction of the
Depositor the Securities Administrator shall use reasonable efforts to replace the Yield Maintenance Agreement with one that is furnished by a replacement for the Counterparty acceptable to each Rating Agency, and the Securities
Administrator shall hold in trust any amount that is paid to it by the
Counterparty in respect of any such "early termination date" and apply such amount to the purchase of the related replacement. If any portion of such amount cannot be so used (either because a replacement for the Yield Maintenance
Agreement is not available or such amount exceeds the amount necessary to purchase such replacement), the Securities Administrator shall deposit such portion in the Reserve Fund. If such amount is insufficient to purchase a replacement for the Yield Maintenance Agreement, the Securities Administrator
shall apply such amount to replace so much of the Yield Maintenance Agreement as it is possible to replace with such amount. If the Counterparty transfers its rights and obligations under the Yield Maintenance Agreement to another party in accordance therewith or the Securities Administrator replaces the Yield
Maintenance Agreement the with one that is furnished by a replacement for the
Counterparty acceptable to each Rating Agency in accordance with this Agreement, then the Securities Administrator shall execute and deliver the related replacement for or novation of the Yield Maintenance Agreement.

      In addition, upon its receipt from BANA of each "significance estimate"
of the Yield Maintenance Agreement pursuant to the Mortgage Loan Purchase
Agreement, the Securities Administrator shall, on the basis of such
"significance estimate" calculate the Yield Maintenance Agreement's
"significance percentage" of the Class Certificate Balance of the Class 1-A-20
Certificates as of the date of such "significance estimate" in accordance with
Item 1115 of Regulation AB. For the avoidance of doubt, such "significance percentage" shall be a fraction, expressed as a percentage, the numerator of which is such "significance estimate" and the denominator of which is such Class
Certificate Balance. The Securities Administrator also shall determine as of such date whether such "significance percentage" would require disclosure of financial information with respect to the Counterparty in any report required to be filed with the Commission pursuant to Section 3.22, and if it does, the
Securities Administrator shall make a written request of the Counterparty for such information in accordance with the Yield Maintenance Agreement not later than the third Business Day after it receives the related "significance estimate". Upon its receipt of such information, the Securities Administrator shall furnish such information to the Depositor and, if such information is approved by the Depositor, shall include such information in the related report as provided in Section 3.22.

                                     - 113 -

      (d)   Subject to the conditions set forth in this Section 9.01(d), the
Securities Administrator is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Securities Administrator shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each
Subcontractor utilized by the Securities Administrator, specifying (i) the identity of each such Subcontractor that is a Servicing Function Participant and
(ii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Servicing Function Participant. As a condition to the utilization by the Securities Administrator of any Servicing Function
Participant, the Securities Administrator shall cause any such Servicing
Function Participant for the benefit of the Depositor to comply with the provisions of Section 3.20 of this Agreement to the same extent as if such
Servicing Function Participant were the Securities Administrator. The Securities
Administrator shall be responsible for obtaining from each such Servicing
Function Participant and delivering to the applicable Persons any Assessment of
Compliance and related Attestation Report required to be delivered by such
Servicing Function Participant under Section 3.20, in each case as and when required to be delivered.

      Notwithstanding the foregoing, if the Securities Administrator engages a
Subcontractor in connection with the performance of any of its duties under this
Agreement, the Securities Administrator shall be responsible for determining whether such Subcontractor is an Additional Servicer.

      The Securities Administrator shall indemnify the Depositor, the Sponsor, the Trustee, the Master Servicer and any of their respective directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to a breach of the Securities
Administrator's obligation set forth in the preceding paragraph or the failure of the Securities Administrator to perform any of its obligations under Section
3.20, Section 3.21, Section 3.22 or this Section 9.01(c).

      Section 9.02 Certain Matters Affecting the Trustee and the Securities
Administrator.

      Except as otherwise provided in Section 9.01:

            (i)     The Trustee and the Securities Administrator may request
      and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the authorization of the execution thereof by
      Certificateholders shall be subject to the reasonable regulations as the
      Trustee and the Securities Administrator, as applicable, may prescribe;

            (ii)    The Trustee and the Securities Administrator may consult
      with counsel and any Opinion of Counsel shall be full and complete authorization and protection in

                                     - 114 -

      respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii)   Neither the Trustee nor the Securities Administrator
      shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the
      Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; however, subject to
      Section 9.01(b)(v), nothing contained herein shall relieve the Trustee or the Securities Administrator of the obligation, upon the occurrence of an
      Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv)    Neither the Trustee nor the Securities Administrator
      shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v)     Prior to the occurrence of an Event of Default hereunder
      and after the curing or waiving of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities
      Administrator, as applicable, not reasonably assured to the Trustee or the
      Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as the case may be, may require reasonable indemnity or security satisfactory to it against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

            (vi)    The Trustee and the Securities Administrator may each
      execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodian or independent contractor; and

            (vii)   The right of the Trustee or the Securities Administrator
      to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities
      Administrator shall be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

                                     - 115 -

      Section 9.03 Neither Trustee nor Securities Administrator Liable for
Certificates or Mortgage Loans. The recitals contained herein and in the
Certificates (other than the execution of, and the authentication on the
Certificates) shall be taken as the statements of the Depositor or the Master
Servicer, as applicable, and neither the Trustee nor the Securities
Administrator assumes responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

      Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as the successor to the Master Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee and the Securities Administrator shall remain responsible for any Trust property that it may hold in its individual capacity;
the acts or omissions of any of the Depositor, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer), or any Mortgagor; any action of the Master
Servicer (other than if the Trustee shall assume the duties of the Master
Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the Master Servicer) taken in the name of the
Trust or the Securities Administrator; the failure of the Master Servicer to act or perform any duties required of it as agent of the Trust or the Securities
Administrator hereunder; or any action by the Trustee or the Securities
Administrator taken at the instruction of the Master Servicer (other than if the
Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to the
Master Servicer); provided, however, that the foregoing shall not relieve the
Trustee or the Securities Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the
Mortgage Files pursuant to Section 2.02. The Trustee shall file any continuation statement

                                     - 116 -

with respect to any financing statement for which the Trustee is the secured party in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

      Section 9.04 Trustee and Securities Administrator May Own Certificates.
Each of the Trustee and the Securities Administrator in their individual or any other capacities may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Securities Administrator and may otherwise deal with the Master Servicer or any of its affiliates with the same right it would have if it were not the Trustee or the Securities
Administrator.

      Section 9.05 Eligibility Requirements for Trustee and the Securities
Administrator. The Trustee and the Securities Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the
FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000.00 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee or securities administrator hereunder either an institution
(i) the long-term unsecured debt obligations of which are rated at least "A" by
Fitch and S&P or (ii) whose serving as Trustee or Securities Administrator hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the
Depositor, the Master Servicer or any Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee or Securities Administrator is appointed Trustee or Securities
Administrator to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Securities
Administrator shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in
Section 9.06.

      The Securities Administrator (i) may not be an originator, the Master
Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the
Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "F1" by Fitch and "A-1" by S&P
(or such other rating acceptable to Fitch and S&P pursuant to a ratings confirmation). If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the
Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.05, then the Trustee shall perform the duties of the Securities
Administrator pursuant to this Agreement. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an institution qualified under Section 9.05 hereof as the successor to the
Securities Administrator hereunder in the assumption of all or any part of the

                                     - 117 -

responsibilities, duties or liabilities of a Securities Administrator hereunder;
provided, however, that any such institution appointed as successor Securities
Administrator shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the Securities Administrator. The
Trustee shall notify the Rating Agencies of any change of the Securities
Administrator.

      Section 9.06 Resignation and Removal of Trustee and the Securities
Administrator. The Trustee or the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicer and the Depositor and mailing a copy of such notice to all Holders of record. The Trustee or the Securities Administrator, as applicable, shall also mail a copy of such notice of resignation to each Rating
Agency. Upon receiving such notice of resignation, the Depositor shall use its best efforts to promptly appoint a mutually acceptable successor Trustee or
Securities Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or
Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or
Securities Administrator, as the case may be, shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

      If at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the
Securities Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities
Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, or if at any time the Securities
Administrator has failed to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 3.22, then the Master
Servicer may remove the Trustee or the Securities Administrator, as the case may be, and appoint a successor trustee or securities administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the
Trustee or the Securities Administrator, as applicable, so removed and one copy to the successor.

      The Holders of Certificates evidencing not less than 50% of the Voting
Rights may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Master Servicer and the
Trustee or the Securities Administrator, as applicable; the Master Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee or Securities Administrator, as the case may be, in accordance with this Section 9.06.

      Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee pursuant to any of the provisions of this
Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as the case may be, as provided in Section 9.07.

                                     - 118 -

      Section 9.07 Successor Trustee or Securities Administrator. Any successor
Trustee or successor Securities Administrator appointed as provided in Section
9.06 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee or Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective and such successor Trustee or Securities Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator, as applicable, herein. The predecessor Trustee or Securities Administrator shall duly assign, transfer, deliver and pay over to the successor Trustee or
Securities Administrator, as the case may be, the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee or Securities Administrator in the administration hereof as may be reasonably requested by the successor
Trustee or Securities Administrator, as the case may be, and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee or Securities Administrator has been removed pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee or Securities Administrator incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

      No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.07 unless at the time of such appointment such successor Trustee or Securities Administrator, as the case may be, shall be eligible under the provisions of Section 9.05.

      Upon acceptance of appointment by a successor Trustee or Securities
Administrator, as applicable, as provided in this Section 9.07, the Master
Servicer shall cooperate to mail notice of the succession of such Trustee or
Securities Administrator, as the case may be, hereunder to all Holders of
Certificates at their addresses as shown in the Certificate Register and to each
Rating Agency. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Securities
Administrator, the successor Trustee or Securities Administrator, as the case may be, shall cause such notice to be mailed at the expense of the Master
Servicer.

      Section 9.08 Merger or Consolidation of Trustee or Securities
Administrator. Any corporation or banking association into which either the
Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities
Administrator shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the
Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee or the Securities Administrator under this Agreement by any Person (i) into which the Trustee or the Securities
Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or the Securities Administrator, the Trustee

                                     - 119 -

or the Securities Administrator, as the case may be, shall notify the Depositor of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 3.22(d), the event under Item 6.02 of
Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

      Section 9.09 Appointment of Co-Trustee or Separate Trustee.
Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged
Property may at the time be located or for any other reason, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust
Estate, or any part thereof, and, subject to the other provision of this Section
9.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If one or both of the
Master Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section
9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07. The
Securities Administrator shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

      In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                                     - 120 -

      Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 9.10 Authenticating Agents. The Securities Administrator may
appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Securities Administrator in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be
Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Securities Administrator
or the Securities Administrator's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Securities Administrator by an Authenticating
Agent and a certificate of authentication or countersignature executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating
Agent must be acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United
States of America or of any State, having a place of business in New York, New
York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

      Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

      Any Authenticating Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Master Servicer. The
Securities Administrator may at any time terminate the agency of any
Authenticating Agent by giving written notice of termination to such
Authenticating Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Securities Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all
Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

      Section 9.11 Securities Administrator's Fees and Expenses and Trustee's
Fees and Expenses. The Trustee, as compensation for its services hereunder, shall be entitled to a fee in

                                     - 121 -

an amount agreed upon between the Trustee and the Securities Administrator, payable by the Securities Administrator out of its own funds and not out of any funds of the Trust Estate. The Securities Administrator shall be entitled to investment income from amounts on deposit in the Certificate Account as compensation for its services hereunder. The Trustee and the Securities
Administrator, as the case may be, and any director, officer, employee or agent of the Trustee or the Securities Administrator, as the case may be, shall be indemnified and held harmless by the Trust against any claims, damage, loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with or arising from or relating to (i) this Agreement, (ii) the
Certificates, or (iii) the performance of any of the Trustee's or Securities
Administrator's, as the case may be, duties hereunder, other than any claims, damage, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's or
Securities Administrator's, as the case may be, duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Master Servicer and (c) arising out of the transfer of any
ERISA-Restricted Certificate or the Residual Certificate not in compliance with
ERISA. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee or the Securities Administrator, and
except for any such expense, disbursement or advance as may arise from the
Trustee's or the Securities Administrator's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee and the Securities
Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii). Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the
Trustee or the Securities Administrator, as applicable, in the ordinary course of its duties as Trustee or Securities Administrator, Certificate Registrar or
Paying Agent hereunder or for any other expenses. The provisions of this Section
9.11 shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Securities Administrator, as applicable, hereunder.

      Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Master
Servicer, appoint one or more Custodians to hold all or a portion of the
Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Master Servicer. Subject to this
Article IX, the Trustee agrees to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any
Mortgage File.

      Each Custodian shall indemnify the Depositor, the Sponsor, the Trustee, the Master Servicer, the Securities Administrator and any of their respective directors, officers, employees or agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the
Custodian Administrator to perform any of its obligations under Section 3.21(a).

                                     - 122 -

      Section 9.13 Paying Agents. The Securities Administrator may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Securities Administrator in making withdrawals from the
Certificate Account and distributions to Certificateholders as provided in
Section 3.09 and Section 5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Securities Administrator,
such reference shall be deemed to include such a withdrawal on behalf of the
Securities Administrator by a Paying Agent. Initially, the Paying Agent shall be
Wells Fargo Bank, N.A. Whenever reference is made in this Agreement to a distribution by the Securities Administrator or the furnishing of a statement by the Securities Administrator, such reference shall be deemed to include such a distribution or furnishing on behalf of the Securities Administrator by a Paying
Agent. Each Paying Agent shall provide to the Securities Administrator such information concerning the Certificate Account as the Securities Administrator
shall request from time to time. Each Paying Agent must be reasonably acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee or the Securities
Administrator) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. Any fees and expenses (but not including any indemnity payments) of a Paying Agent appointed pursuant to this Agreement shall be payable by the Securities Administrator out of its own funds and not out of any funds in the Trust Estate.

      Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

      Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Securities Administrator and to the Master
Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Securities
Administrator, for all amounts it has withdrawn from the Certificate Account.
The Securities Administrator may, upon prior written approval of the Master
Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Securities
Administrator may appoint, upon prior written approval of the Master Servicer, a successor Paying Agent, shall give written notice of such appointment to the
Master Servicer and shall mail notice of such appointment to all
Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Securities Administrator shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

                                     - 123 -

      Section 9.14 Limitation of Liability. The Certificates are executed by the
Securities Administrator, not in its individual capacity but solely as
Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the
Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

      Section 9.15 Trustee or Securities Administrator May Enforce Claims
Without Possession of Certificates. All rights of action and claims under this
Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

      Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

      Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

      Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement.
The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the
Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

      Section 10.01 Termination upon Purchase or Liquidation of All Mortgage
Loans.

      Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the
Trustee created hereby (other than the obligation of the Securities
Administrator to make certain payments to Certificateholders after the Final
Distribution Date and to send certain notices as hereinafter set forth and the obligations

                                     - 124 -

of the Securities Administrator pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Securities
Administrator on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase of all the Mortgage Loans and all REO
Property remaining in the Trust Estate by the Master Servicer at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan
(other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage
Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan remaining in the Trust Estate and the disposition of all REO Property.

      The Master Servicer may not exercise its purchase option for the Mortgage
Loans until all Reimbursement Amounts for the Mortgage Loans have been paid. The
Securities Administrator shall notify the Sponsor, upon notice of Master
Servicer's intent to exercise its purchase option of any Reimbursement Amount outstanding.

      Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United
States to the Court of St. James, living on the date hereof.

      The right of the Master Servicer to purchase the Mortgage Loans is conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans being less than 1% of the aggregate Cut-off Date Principal Balance of the
Mortgage Loans. In addition, the right of the Master Servicer to purchase the
Mortgage Loans is conditioned on the sum of clause (a)(i) and (ii) of the first paragraph of this Section 10.01 being less than or equal to the aggregate fair market value of the Mortgage Loans being purchased (other than any Mortgage Loan as to which REO Property has been acquired) and the REO Properties; provided, however, that this sentence shall not apply to any purchase by the Master
Servicer if, at the time of purchase, the Master Servicer is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the
Federal Reserve or the OTS. Fair market value for the purposes of the previous sentence and the first paragraph of this Section 10.01 will be determined by the
Master Servicer exercising its purchase right as of the close of business on the third (3rd) Business Day next preceding the date upon which such notice of the exercise of any purchase right is furnished to Certificateholders pursuant to the sixth paragraph of this Section 10.01.

      If such right is exercised by the Master Servicer, the Trustee shall, promptly following payment of the purchase price, release to the Master Servicer or its respective designees, the Mortgage Files pertaining to such Mortgage
Loans being purchased. The Master Servicer's right, title and interest in and to such purchased Mortgage Loans and the related Mortgage Files shall be subject to the servicing rights of the Servicers pursuant to the related Servicing
Agreements.

                                     - 125 -

      Notice of the exercise of any purchase option by the Master Servicer and notice of any termination of the Trust or any portion of the Trust, specifying the Final Distribution Date or the applicable Distribution Date, upon which the applicable Certificateholders may surrender their Certificates to the Securities
Administrator for payment of the final distribution and for cancellation, shall be given promptly by the Securities Administrator by letter to the
Certificateholders mailed not earlier than the 10th day and not later than the
15th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date or the applicable Distribution Date, upon which final payment of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Securities
Administrator therein designated, (2) the amount of any such final payment and
(3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the applicable Certificates at the office or agency of the Securities Administrator therein specified. Upon the exercise of its purchase option, the Master Servicer shall remit to the Securities Administrator for deposit to the Certificate
Account on or before the Final Distribution Date or the applicable Distribution
Date, in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on such Final
Distribution Date or Distribution Date, as applicable, equal to the purchase price for the related assets of the Trust Estate or any portion of the Trust
Estate computed as above provided together with a statement as to the amount to be distributed on each applicable Class of Certificates pursuant to the next succeeding paragraph.

      Upon presentation and surrender of the applicable Certificates, the
Securities Administrator shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final
Distribution Date or the applicable Distribution Date, and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each such Class of Certificates, the
Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest-bearing Certificate and (b) the applicable Class PO Deferred
Amount with respect to the Class PO Components and (II) as to the Class 3-A-R
Certificate, the amounts, if any, which remain on deposit (or are deemed to remain on deposit) in the Upper-Tier Certificate Sub-Account, the Intermediate
Lower-Tier Certificate Sub-Account and the Certificate Account, respectively
(other than the amounts retained to meet claims) after application pursuant to clause (I) above. An amount shall be distributed in respect of interest and principal to the Uncertificated Lower-Tier Interests and the Uncertificated
Intermediate Lower-Tier Interests in the same manner as principal and interest are distributed to the Uncertificated Lower-Tier Interests and the
Uncertificated Intermediate Lower-Tier Interests, respectively, as provided in
Section 5.02.

      If the applicable Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the
Securities Administrator shall on such date cause all funds in the Certificate
Account not distributed in final distribution to such Certificateholders of such
Group to continue to be held by the Securities Administrator in an Eligible
Account for the benefit of such Certificateholders and the Securities
Administrator shall give a second written notice to the remaining applicable
Certificateholders to surrender their Certificates for cancellation and receive a final distribution with respect thereto. If within one (1) year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining applicable Certificateholders concerning

                                     - 126 -

surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

      Section 10.02 Additional Termination Requirements.

      (a)   If the Master Servicer exercises its purchase option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" or "prohibited contributions"
in respect of any REMIC created hereunder as defined in the REMIC Provisions, or
(ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

            (i)     The Securities Administrator shall specify the first day
      in the 90-day liquidation period in a statement attached to each REMIC's final tax return pursuant to Treasury Regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section
      860F of the Code and any regulations thereunder;

            (ii)    During such 90-day liquidation period, and at or prior to
      the time of making of the final payment on the Certificates, the
      Securities Administrator shall sell all of the assets of the Trust Estate to the Master Servicer for cash; and

            (iii)   At the time of the making of the final payment on the
      Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited to the Holder of the Residual
      Certificate all cash on hand in the Trust Estate (other than cash retained to meet claims), and the Trust shall terminate at that time.

      (b)   By its acceptance of the Residual Certificate, the Holder thereof hereby agree to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor, the Trustee or the
Securities Administrator.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the
Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC created hereunder as a
REMIC at all times that any related Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC created hereunder pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Securities Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as

                                     - 127 -

evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, Class B-1,
Class B-2, Class B-3, Class B-4, Class B-5, Class X-B-1, Class X-B-2, Class
X-B-3, Class X-B-4 or Class X-B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this
Agreement which shall not be materially inconsistent with the provisions of this
Agreement, provided that such action shall not, as evidenced by an Opinion of
Counsel, adversely affect in any material respect the interests of any
Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no
Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. Notwithstanding any contrary provision of this
Agreement, the Trustee shall not consent to any amendment to this Agreement pursuant to clause (i) through (v) above unless it shall have first received an
Opinion of Counsel to the effect that such amendment shall not cause the imposition of any tax on any REMIC created hereunder or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

      This Agreement may also be amended from time to time by the Depositor, the
Master Servicer, the Securities Administrator and the Trustee and the Holders of
Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates;
provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

      Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the
Trustee and the Securities Administrator with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of any REMIC created hereunder as a REMIC and notice of the conclusion expressed in such
Opinion of Counsel shall be included with any such solicitation.

      Promptly after the execution of any such amendment or consent the
Securities Administrator shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

      It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing

                                     - 128 -

the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Securities Administrator may prescribe.

      Prior to the execution of any amendment to this Agreement, each of the
Trustee and the Securities Administrator shall receive and be entitled to conclusively rely on any Opinion of Counsel (at the expense of the Person seeking such amendment) stating that such amendment is authorized and permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own rights, duties or immunities under this
Agreement.

      Section 11.02 Recordation of Agreement; Counterparts. This Agreement is
subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Securities Administrator at its expense at the direction of
Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon delivery to the Securities Administrator at the expense of the requesting Certificateholders of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of
Certificateholders.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the
Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such
Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and

                                     - 129 -

offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such
Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all
Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

      Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE
CONFLICTS OF LAWS PROVISIONS THEREOF (INCLUDING SECTION 5-1401 OF THE GENERAL
OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES
HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of
New York and the United States District Court located in the Borough of
Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

      Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Securities Administrator may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the
Depositor, Banc of America Funding Corporation, 214 North Tryon Street,
Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial
Officer, (b) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062
Old Annapolis Road, Columbia, Maryland 21045, Attention: BAFC 2006-1, (c) in the
case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98,
Columbia, Maryland 21046, Attention: BAFC, Series 2006-1, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: BAFC, Series 2006-1, with a copy to Wells Fargo
Bank, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota, 55479,
Attention: BAFC, Series 2006-1, (d) in the case of the Trustee, U.S. Bank
National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois
60604, Attention: Corporate Trust Services, BAFC, Series 2006-1, Attention:
Structured Finance Services, BAFC 2006-1, (e) in the case of Fitch, Fitch
Ratings, One State Street Plaza, New York, New York 10004, Attention:
Residential Mortgage Surveillance Group; and (f) in the case of Moody's, Moody's
Investors Service, Inc., 99 Church

                                     - 130 -

Street, New York, New York 10004, Attn: Residential Mortgage Surveillance
Manager or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate
Register. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 11.07 Certificates Nonassessable and Fully Paid. It is the
intention of the Securities Administrator that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the
Securities Administrator pursuant to Section 6.01 are and shall be deemed fully paid.

      Section 11.08 Access to List of Certificateholders. The Certificate
Registrar will furnish or cause to be furnished to the Trustee and the
Securities Administrator, within 15 days after the receipt of a request by the
Trustee and/or the Securities Administrator in writing, a list, in such form as the Trustee and/or the Securities Administrator may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

      If three or more Certificateholders apply in writing to the Securities
Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Securities
Administrator shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Securities Administrator. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Securities Administrator shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

      Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Securities Administrator that neither the
Certificate Registrar nor the Securities Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                                     - 131 -

      Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the
Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

      Section 11.10 Regulation AB Compliance; Intent of the Parties;
Reasonableness.

      The parties hereto acknowledge that interpretations of the requirements of
Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to use its commercially reasonable efforts to comply with requests made by the
Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the
Trust, the Master Servicer, the Securities Administrator, the Trustee and the
Custodian shall cooperate fully with the Depositor to deliver to the Depositor
(including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Securities Administrator, the
Trustee and the Custodian, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

                                     - 132 -

      IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities
Administrator and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                     BANC OF AMERICA FUNDING
                                     CORPORATION, as Depositor

                                     By:    /s/ Scott Evans
                                        ---------------------------------------
                                     Name:  Scott Evans
                                     Title: Senior Vice President

                                     WELLS FARGO BANK, N.A., as Master Servicer

                                     By:    /s/ Graham M. Oglesby
                                        ---------------------------------------
                                     Name:  Graham Oglesby
                                     Title: Assistant Vice President

                                     WELLS FARGO BANK, N.A., as Securities
                                     Administrator

                                     By:    /s/ Graham M. Oglesby
                                        ---------------------------------------
                                     Name:  Graham Oglesby
                                     Title: Assistant Vice President

                                     U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                     By:    /s/ Melissa A. Rosal
                                        ---------------------------------------
                                     Name:  Melissa A. Rosal
                                     Title: Vice President

             [Signature Page to the Pooling and Servicing Agreement]

                                     - 133 -

STATE OF NORTH CAROLINA   )
                          )     ss.:
COUNTY OF MECKLENBURG           )
                          )

      On the 31st day of January, 2006, before me, a notary public in and for the State of North Carolina, personally appeared Scott Evans, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of
Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.

                                            /s/ Billie K. Davis
                                     -------------------------------------
                                     Notary Public
[Notarial Seal]

My commission expires October 31, 2009.

              [Notary Page to the Pooling and Servicing Agreement]

                                     - 134 -

STATE OF MARYLAND      )
                       )     ss.:
COUNTY OF BALTIMORE    )
                       )

      On the 31st day of January, 2006, before me, a notary public in and for the State of Maryland, personally appeared Graham M. Oglesby, known to me who, being by me duly sworn, did depose and say that he is an Assistant Vice
President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                            /s/ Darron C. Woodus
                                     -------------------------------------
                                     Notary Public
[Notarial Seal]

My commission expires December 6, 2008.

              [Notary Page to the Pooling and Servicing Agreement]

                                     - 135 -

STATE OF MARYLAND      )
                       )     ss.:
COUNTY OF BALTIMORE    )
                       )

      On the 31st day of January, 2006, before me, a notary public in and for the State of Maryland, personally appeared Graham M. Oglesby, known to me who, being by me duly sworn, did depose and say that he is an Assistant Vice
President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

                                            /s/ Darron C. Woodus
                                     -------------------------------------
                                     Notary Public
[Notarial Seal]

My commission expires December 6, 2008.

              [Notary Page to the Pooling and Servicing Agreement]

                                     - 136 -

STATE OF ILLINOIS      )
                       )     ss.:
COUNTY OF COOK         )
                       )

      On the 31st day of January, 2006, before me, a notary public in and for the State of Illinois, personally appeared Melissa A. Rosal, known to me who, being by me duly sworn, did depose and say that he/she is a Vice President of
U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of such association.

                                            /s/ Patricia M. Child
                                     -------------------------------------
                                     Notary Public
[Notarial Seal]

My commission expires October 20, 2007.

              [Notary Page to the Pooling and Servicing Agreement]

                                     - 137 -